             AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

                                JANUARY 28, 1999

                              REGISTRATION NO. 333-71367


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         CALIFORNIA WATER SERVICE GROUP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  CALIFORNIA                             4941
        (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL
        INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)


                                   77-0448994
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)


                             1720 NORTH FIRST STREET
                             SAN JOSE, CA 95112-4598
                                 (408) 367-8200
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 PETER C. NELSON
                             1720 NORTH FIRST STREET
                             SAN JOSE, CA 95112-4598
                                 (408) 367-8200
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 WITH COPIES TO:


          STANLEY S. TAYLOR, III                     DAVID A. EBERSHOFF
  NOSSAMAN, GUTHNER, KNOX & ELLIOTT, LLP          FULBRIGHT & JAWORSKI, L.L.P.
           50 CALIFORNIA STREET                   865 SOUTH FIGUEROA STREET
                34TH FLOOR                               29TH FLOOR
         SAN FRANCISCO, CA 94111                    LOS ANGELES, CA 90017
              (415) 398-3600                           (213) 892-9200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and the satisfaction or waiver of certain other conditions under the Agreement and Plan of Reorganization described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE


EACH CLASS                             PROPOSED        PROPOSED
OF                     AMOUNT TO       MAXIMUM         MAXIMUM
SECURITIES             BE              OFFERING        AGGREGATE        AMOUNT OF
TO BE                  REGISTERED      PRICE PER       OFFERING         REGISTRATION
REGISTERED             (1)             SHARE(2)        PRICE(2)         FEE(3)

Common Stock,
No
Par Value
                       2,400,000         N/A             N/A            $13,163.53


(1) The number of California Water Service Group common shares, no par value ("CWSG Common Stock"), to be registered is based upon the number of shares of Dominguez Services Corporation common stock, one dollar ($1) par value ("DSC Common Stock") to be converted into shares of CWSG Common Stock pursuant to the Agreement and Plan of Reorganization between California Water Service Group, California Water Service Company and Dominguez Services Corporation dated as of November 13, 1998, as amended by Amendment No. 1 dated March 22, 1999 (the "Amended Merger Agreement"), (1,560,979 shares, which was the sum of the number of shares of DSC Common Stock outstanding on March 25, 1999, the number of shares reserved for issuance pursuant to stock options outstanding on that date and the number of shares otherwise expected to be issued on or before the closing date of the transaction to which this Registration Statement relates, multiplied by a maximum exchange ratio of 1.49.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended.

(3) Pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended, the registration fee is based on the average of the high and low prices of Dominguez Services Corporation as reported by NASDAQ on January 27, 1999 ($29.5625).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                             [DOMINGUEZ LETTERHEAD]


                                                                  April   , 1999


Dear Shareholder:


     You are cordially invited to attend the Special Meeting of Shareholders (the "Special Meeting") of Dominguez Services Corporation ("Dominguez"). The date, time and place of the meeting are: May 12, 1999 at 10:00, a.m., local time, at Dominguez' corporate headquarters located at 21718 South Alameda Street, Long Beach, California 90810.



     The purpose of the Special Meeting is to consider a proposal to approve an Agreement and Plan of Reorganization, dated November 13, 1998 as amended by Amendment No. 1 dated March 22, 1999 (the "Amended Merger Agreement"), among Dominguez, California Water Service Group ("Group") and a wholly owned subsidiary of Group, California Water Service Company ("Cal Water"). The Amended Merger Agreement provides for the merger of Dominguez into Cal Water (the "Merger").



     In accordance with the Merger Agreement, upon consummation of the Merger, Dominguez shareholders will receive a minimum of 1.25 and a maximum of 1.49 shares of Group common stock for each share of Dominguez common stock they own when the Merger becomes effective. The exact number of shares of Group common stock you will receive in the Merger will depend upon the average market price of Group common stock during a twenty trading day period preceding the Merger. The exact exchange ratio is designed to fluctuate between a minimum of 1.25 and a maximum of 1.49 shares of Group common stock such that, within that range, you will receive approximately $33.75 in market value of Group common stock for each share of Dominguez common stock. Shareholders will receive cash in lieu of any fractional shares. Group common stock trades on the New York Stock Exchange and Dominguez common stock trades on the Nasdaq National Market tier of The Nasdaq National Stock Market. You can obtain current stock prices for each company from newspapers, on the Internet or by calling your broker.


     You should read carefully the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement-Prospectus for details of the Merger and additional related information.


     THE DOMINGUEZ BOARD OF DIRECTORS HAS DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF DOMINGUEZ AND ITS SHAREHOLDERS, HAS UNANIMOUSLY APPROVED THE AMENDED MERGER AGREEMENT AND RECOMMENDS YOU VOTE FOR APPROVAL OF THE AMENDED MERGER AGREEMENT.


     Your participation in the Special Meeting in person or by proxy is important. Please mark, sign, date and mail your proxy card as soon as possible, whether or not you plan to attend the Special Meeting.

     The Dominguez Board of Directors is very enthusiastic about this Merger and the benefits to Dominguez shareholders. I join all the other members of the Dominguez Board in our whole hearted recommendation that you vote in favor of the Merger.

     Thank you and I look forward to seeing you at the Special Meeting.

                                          Sincerely,

                                          --------------------------------------
                                          Brian J. Brady, Chairman of the Board
                                          President and Chief Executive Officer
                                              Dominguez Services Corporation

                         DOMINGUEZ SERVICES CORPORATION
                           21718 SOUTH ALAMEDA STREET
                          LONG BEACH, CALIFORNIA 90810

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 12, 1999



     Dominguez Services Corporation ("Dominguez") will hold a Special Meeting of Shareholders at Dominguez' corporate headquarters located at 21718 South Alameda Street, Long Beach, California 90810, at 10:00 a.m., local time on May 12, 1999 to consider and vote on:



          1. The Agreement and Plan of Reorganization, dated as of November 13, 1998, as amended by Amendment No. 1 dated March 22, 1999 (the "Amended Merger Agreement"), among Dominguez, California Water Service Group, a California corporation ("Group"), and California Water Service Company, a California corporation and a wholly owned subsidiary of Group ("Cal Water"), which provides for the merger of Dominguez into Cal Water upon the terms and subject to the conditions thereof (the "Merger"). Pursuant to the Amended Merger Agreement, Cal Water will be the surviving corporation and each outstanding share of Dominguez common stock at the effective time of the Merger (other than shares of common stock as to which dissenters' rights have been perfected) will be converted into a minimum of 1.25 and a maximum of 1.49 shares of Group common stock such that, within that range, Dominguez shareholders will receive approximately $33.75 in market value of Group common stock for each share of Dominguez common stock; and



          2. Such other matters that properly come before the Special Meeting and at any adjournment or postponement thereof.



     Record holders of Dominguez common stock at the close of business on March 16, 1999, will receive notice of and may vote at the Special Meeting, including any adjournments or postponements. The affirmative vote of the holders of shares representing a majority of the outstanding voting power of the Dominguez common stock is necessary to approve the Amended Merger Agreement.


     Because of the significance of the proposed merger to Dominguez, your participation in this meeting, in person or by proxy, is especially important.

     PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES CAN BE VOTED AT THE SPECIAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. YOU CAN REVOKE THE PROXY AT ANY TIME PRIOR TO VOTING, OR VOTE YOUR SHARES PERSONALLY IF YOU ATTEND THE SPECIAL MEETING.

              YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

             YOU VOTE FOR APPROVAL OF THE AMENDED MERGER AGREEMENT.


                                          --------------------------------------
                                          BRIAN J. BRADY, CHAIRMAN OF THE BOARD
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                              DOMINGUEZ SERVICES CORPORATION

            , 1999

                                PROXY STATEMENT

                            ------------------------

                         DOMINGUEZ SERVICES CORPORATION

                        SPECIAL MEETING OF SHAREHOLDERS

                            ------------------------

                         CALIFORNIA WATER SERVICE GROUP

                                   PROSPECTUS

                            ------------------------


                        2,400,000 SHARES OF COMMON STOCK



     This Proxy Statement-Prospectus relates to the proposed merger and certain related transactions contemplated by the Agreement and Plan of Reorganization, dated as of November 13, 1998 as amended by Amendment No. 1 dated March 22, 1999, by and among Dominguez Services Corporation ("Dominguez"), California Water Service Group ("Group") and California Water Service Company ("Cal Water").



     This Proxy Statement-Prospectus is being furnished to you as a shareholder of Dominguez in connection with the solicitation of proxies by the Board of Directors of Dominguez for use at the special meeting of Dominguez shareholders to be held on May 12, 1999 at the time and place specified on the accompanying notice and any adjournments or postponement of that meeting. At this meeting, holders of Dominguez common stock will consider and vote upon a proposal to approve the merger of Dominguez with and into Cal Water with Cal Water as the surviving corporation.



     Pursuant to the terms of the amended Agreement, at the effective time of the merger, each issued and outstanding share of Dominguez common stock owned by a Dominguez shareholder at the effective time of the merger will be converted into a minimum of 1.25 and a maximum of 1.49 shares of Group common stock. The exact number of shares of Group common stock a Dominguez shareholder will receive in the merger will depend upon the average market price of Group common stock during a twenty trading day period prior to and including the fifth trading day prior to the effective time of the merger. The exchange ratio is designed to fluctuate between a minimum of 1.25 and a maximum of 1.49 shares of Group common stock such that, within that range, a Dominguez Shareholder will receive approximately $33.75 in market value of Group common stock for each share of Dominguez common stock. Group common stock trades on the New York Stock Exchange under the trading symbol "CWT". This Proxy Statement-Prospectus also constitutes a prospectus of Group filed as part of a Registration Statement with respect to up to 2,400,000 shares of Group common stock to be issued pursuant to or as contemplated by the merger. FOR A DISCUSSION OF CERTAIN MATTERS THAT SHAREHOLDERS SHOULD CONSIDER, SEE "RISK FACTORS" ON PAGE 9.



     This Proxy Statement-Prospectus and accompanying form of Proxy is first
being mailed to shareholders on or about April   , 1999.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
   COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED
     UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION
       TO THE CONTRARY IS A CRIMINAL OFFENSE.


         THE DATE OF THIS PROXY STATEMENT-PROSPECTUS IS APRIL   , 1999.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
WHERE YOU CAN FIND MORE INFORMATION.........................    1
FORWARD-LOOKING STATEMENTS..................................    2
SUMMARY.....................................................    3
  The Companies.............................................    3
  The Merger................................................    3
  Comparative Per Share Market Price Information............    4
  The Shareholders Meeting..................................    5
  Recommendation to Shareholders............................    5
  Record Dates; Voting Power................................    5
  Vote Required to Approve the Merger.......................    5
  Exchange of Certificates..................................    5
  What Needs to be Done to Complete the Merger..............    6
  Termination of the Amended Agreement and Plan of
     Reorganization.........................................    6
  Certain Payments Upon Termination of Agreement and Plan of
     Reorganization.........................................    6
  Federal Income Tax Consequences...........................    7
  Accounting Treatment......................................    7
  Opinions of Financial Adviser.............................    7
  Board of Directors, Management and Operations of Group
     Following the Merger...................................    7
  Interest of Persons Involved in the Merger that are
     Different from Yours...................................    8
  Some Differences in Rights of Shareholders................    8
  Dissenters' Right.........................................    8
  Regulatory Approvals......................................    8
  Forward-Looking Statements; Risk Factors..................    8
RISK FACTORS................................................    9
  Risks Related to Merger...................................    9
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND
  INFORMATION...............................................   11
SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA OF
  GROUP AND DOMINGUEZ.......................................   12
DOMINGUEZ SPECIAL MEETING...................................   16
  General...................................................   16
  Matters to be Considered..................................   16
  Proxies...................................................   16
  Solicitation of Proxies...................................   17
  Record Date and Voting Rights.............................   17
  Recommendation of the Dominguez Board.....................   18
THE MERGER..................................................   19
  Description of the Merger.................................   19
  Background of the Merger..................................   20
  Reasons of Dominguez for the Merger; Recommendation of
     Dominguez Board of Directors...........................   23
  Reasons of Group for the Merger...........................   24
  Opinions of Financial Advisor.............................   25
  Interests of Certain Persons in the Merger................   30
  The Effective Time........................................   31
  Exchange of Certificates..................................   31
  Representations and Warranties............................   32
  Conduct of Business Prior to the Merger and Other
     Covenants..............................................   32

                                                              PAGE
                                                              ----
  Conduct of Group Prior to the Merger and Other
     Covenants..............................................   36
  No Solicitation of Transactions...........................   37
  Payment in Event of Termination Resulting from Superior
     Proposal and Alternative Transaction...................   38
  Employee and Employee Benefit Matters.....................   38
  Conditions to the Merger..................................   39
  Termination of the Amended Merger Agreement...............   40
  Amendment; Expenses.......................................   41
  Material Federal Income Tax Consequences..................   41
  Accounting Treatment......................................   42
  Regulatory Matters........................................   42
  Rights of Dissenting Shareholders.........................   44
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION...............................................   47
INFORMATION ABOUT DOMINGUEZ.................................   53
  General...................................................   53
  Operations................................................   53
  Water Supply..............................................   53
  Water Quality.............................................   54
  Regulatory Affairs........................................   54
  Non-Utility Subsidiary Operations.........................   55
  Directors And Executive Officers of Dominguez.............   55
  Security Ownership of Certain Beneficial Owners of
     Dominguez..............................................   57
  Additional Information....................................   58
INFORMATION ABOUT GROUP AND CAL WATER.......................   59
  Group Board Of Directors, Management And Operations After
     The Merger.............................................   59
  Directors of Group........................................   59
  Board Committees of Group.................................   61
  Executive Officers of Group...............................   61
  Group Compensation of Non-Employee Directors..............   62
GROUP REINCORPORATION AS A DELAWARE CORPORATION.............   64
  Description of the Group Reincorporation Proposal.........   64
  Reasons for the Proposed Reincorporation..................   64
  Antitakeover Implications.................................   65
DESCRIPTION OF GROUP SECURITIES.............................   67
  General...................................................   67
  Common Shares.............................................   68
  Preferred Shares..........................................   68
  Preferred Share Purchase Right/Rights Agreement...........   71
COMPARISON OF SHAREHOLDER RIGHTS............................   74
  General...................................................   74
  Size of Board of Directors................................   74
  Classification of Board of Directors......................   74
  Removal of Directors......................................   75
  Filling Vacancies on the Board of Directors...............   75
  Limitations of Liability of Directors; Indemnification....   75
  Annual Meetings...........................................   77
  Special Shareholder Meetings..............................   77
  Actions by Written Consent of Shareholders................   77
  Advance Notice Requirement for Shareholder Proposal and
     Director Nominations...................................   78

                                                              PAGE
                                                              ----
  Voting Requirements; Super Majority Approval..............   78
  Amending the Bylaws.......................................   79
  Cumulative Voting.........................................   79
  "Blank Check" Preferred Stock.............................   79
  Business Combinations/Reorganizations.....................   79
  Rights of Dissenting Shareholders.........................   80
  Inspection of Stockholders List...........................   81
  Dividends.................................................   81
  Shareholder Derivative Suits..............................   81
  Preemptive Rights.........................................   81
  Dissolution...............................................   81
  Board of Directors Meetings...............................   82
  Director Voting...........................................   82
  Shareholder Rights Plan...................................   82
  Application of the General Corporation Law of California
     to Delaware Corporations...............................   82
LEGAL OPINIONS..............................................   83
EXPERTS.....................................................   83

                      WHERE YOU CAN FIND MORE INFORMATION


     Group and Dominguez file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that the companies file with the Commission at the Commission's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices of the SEC: Chicago Regional Office, Northwest Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 - 2511, and the New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Commission at "http://www.sec.gov." Reports, proxy statements and other information with respect to Group should also be available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


     Group filed a Registration Statement on Form S-4 to register with the Commission the Group Common Stock to be issued in the merger. This Proxy Statement-Prospectus is a part of the Registration Statement and constitutes a prospectus of Group. As allowed by Commission rules, this Proxy Statement-Prospectus does not contain all the information required in the Registration Statement or the exhibits to the Registration Statement. The Registration Statement and any amendments thereto, including Exhibits, are available for inspection and copying as set forth above.

     The Commission allows Group and Dominguez to incorporate by reference information into this Proxy Statement-Prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered part of this Proxy Statement-Prospectus, except for any information superseded by information contained directly in this Proxy Statement-Prospectus or in later filed documents incorporated by reference in this Proxy Statement-Prospectus.

     This Proxy Statement-Prospectus incorporates by reference the documents set forth below that Group and Dominguez have previously filed with the Commission. These documents contain important information about Group and Dominguez and their finances. Some of these filings have been amended by later filings, which are also listed.


        GROUP COMMISSION FILINGS (FILE NO. 1-13883)           PERIOD/AS OF DATE
        -------------------------------------------           -----------------
Current Report on Form 8-K..................................       3/23/99
Annual Report on Form 10-K..................................      12/31/98
Current Report on Form 8-K..................................      11/19/98
Quarterly Report on Form 10-Q...............................      09/30/98
Quarterly Report on Form 10-Q...............................      06/30/98
Quarterly Report on Form 10-Q...............................      03/31/98
Current Report on Form 8-K..................................      02/13/98
DOMINGUEZ COMMISSION FILINGS (FILE NO. 0-18677)
------------------------------------------------------------
Annual Report on Form 10-K..................................      12/31/98
Current Report on Form 8-K..................................      11/18/98
Quarterly Report on Form 10-Q...............................      09/30/98
Quarterly Report on Form 10-Q...............................      06/30/98
Quarterly Report on Form 10-Q...............................      03/31/98



     Group and Dominguez also incorporate by reference additional documents that may be filed with the Commission between the date of this Proxy Statement-Prospectus and the consummation of the merger or the termination of the amended Merger Agreement. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Dominguez has supplied all information contained or incorporated by reference in this Proxy Statement-Prospectus relating to Dominguez, and Group has supplied all such information relating to Group.

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the companies, the Commission or the Commission's Internet world wide web site as described above. Documents incorporated by reference are available from the companies without charge. Shareholders may obtain documents incorporated by reference in this Proxy Statement-Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

      California Water Service Group               Dominguez Services Corporation
      1720 North First Street                      21718 South Alameda Street
      San Jose, California 95112-4598              Long Beach, California 90810
      Attn: Chief Financial Officer                Attn: Chief Financial Officer
      Telephone: (408) 367-8200                    Telephone: (310) 834-2625


     TO ENSURE TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN APRIL 30, 1999.



     You should rely only on the information contained or incorporated by reference in this Proxy Statement-Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this
Proxy Statement-Prospectus. This Proxy Statement-Prospectus is dated April   ,
1999. You should not assume that the information contained in this Proxy Statement-Prospectus is accurate as of any date other than that date. Neither the mailing of this Proxy Statement-Prospectus to shareholders nor the issuance of Group Common Stock in the merger creates any implication to the contrary.


                           FORWARD-LOOKING STATEMENTS

     This Proxy Statement-Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify these forward-looking statements. Additionally, statements concerning future matters such as the anticipated benefits of the merger, development of new services, possible changes in legislation and other statements regarding matters that are not historical fact are forward-looking statements. The forward-looking statements reflect the judgment of the management of Group and Dominguez, as appropriate, based on factors currently known and involve risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. The matters set forth under "Risk Factors" in this Proxy Statement-Prospectus, as well as those discussed elsewhere in this Proxy Statement-Prospectus, constitute cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results or outcomes to differ materially from those in such forward-looking statements. Neither Group nor Dominguez undertakes any obligation to revise or update these forward-looking statements to reflect any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                    SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THE PROXY
STATEMENT-PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH WE REFER. FOR MORE INFORMATION ABOUT DOMINGUEZ AND GROUP, SEE "WHERE YOU CAN FIND MORE INFORMATION."


THE COMPANIES (PAGES 53 - 73)


     DOMINGUEZ SERVICES CORPORATION
     21718 South Alameda Street
     Long Beach, California 90810
     (310) 834-2625


     Dominguez is a holding company, whose wholly-owned operating subsidiaries provide water service to approximately 40,000 residential, commercial and industrial customers. Dominguez' largest system serves approximately 32,507 customers in the South Bay area of Los Angeles County and approximately 1,620 customers in Sonoma and Lake Counties in northern California. Through its smaller water systems, Dominguez also provides service to approximately 1,259 customers in northern Los Angeles County and 4,099 customers in Kern County, California. The rates and operations of these operating subsidiaries are subject to the jurisdiction of the California Public Utilities Commission. Through another wholly-owned subsidiary, Dominguez also operates water brokering activities, contract services and holds a minority interest in a company which manufactures and distributes chlorine generators used in the water and wastewater industries. These operations are not subject to the jurisdiction of the California Public Utilities Commission.


     CALIFORNIA WATER SERVICE GROUP
     1720 North First Street
     San Jose, California 95112-4598
     (408) 367-8200

     Group is a holding company whose principal operating subsidiary, California Water Service Company, is the largest investor-owned water company in California and the fourth largest in the United States. It provides water service to approximately 383,000 residential, commercial and industrial customers in 58 California cities and communities through 21 separate water systems or districts. Substantially all of the rates and operations of Cal Water are subject to the jurisdiction of the California Public Utilities Commission. Cal Water also contracts with various municipalities and private entities to operate water systems and provide billing services to approximately 30,700 other customers.


THE MERGER (PAGES 19 - 46)


GENERAL


     Dominguez proposes a transaction in which Dominguez will merge into California Water Service Company. We hope to complete the merger during the last quarter of 1999. The Agreement and Plan of Reorganization, as amended, is the document that governs the merger. We have attached this amended Agreement as Appendix "A" of this Proxy Statement-Prospectus and we encourage you to read it.


EXCHANGE RATIO


     The amended Agreement and Plan of Reorganization provides that each share of Dominguez Common Stock at the effective time of the merger will be converted into a minimum of 1.25 and a maximum of 1.49 shares of Group common stock. The exact number of shares of Group common stock which Dominguez shareholders will receive in the Merger will depend upon the average market price of Group common stock during a twenty trading day period preceding the Merger. The exchange ratio is designed to fluctuate between a minimum of 1.25 and a maximum of 1.49 shares of Group common stock such that, within such range, a Dominguez shareholder will receive approximately $33.75 in market value of Group common stock for each share of Dominguez common stock. If, prior to the effective time of the merger, Group should split or combine the Group common stock, or pay a stock dividend or other stock distribution in Group common stock, or otherwise change the Group common stock into other securities, then the exchange ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.


     THE EXCHANGE RATIO IS SUBJECT TO FLUCTUATION WITHIN A MINIMUM/MAXIMUM RANGE IN THE AMENDED AGREEMENT AND PLAN OF REORGANIZATION AND NEITHER GROUP NOR DOMINGUEZ HAS THE RIGHT TO TERMINATE THE AGREEMENT BASED ON CHANGES IN THE MARKET PRICE OF EITHER COMPANY'S STOCK. ACCORDINGLY, THE MONETARY VALUE OF THE CONSIDERATION THAT DOMINGUEZ SHAREHOLDERS WILL RECEIVE IN THE MERGER IS FIXED WITHIN THE MINIMUM/ MAXIMUM RANGE; OUTSIDE THAT RANGE, IT IS NOT FIXED AND WILL BE BASED ON THE MARKET PRICE OF GROUP COMMON STOCK AT THE EFFECTIVE TIME OF THE MERGER.



REASONS FOR THE MERGER (PAGES 23 - 25)


     The Dominguez Board of Directors approved the merger and recommends you approve it as well because, among other things, it believes that the terms of the merger are fair to and will benefit Dominguez shareholders who will receive:


     - a significant premium for their shares of Dominguez common stock (Pursuant to the amended merger agreement, Dominguez shareholders will receive, within the minimum/maximum exchange ratio range, approximately $33.75 market value of Group common stock for each share of Dominguez common stock. This would result in a premium of 44% and an exchange ratio of approximately 1.25 shares of Group common stock for each share of Dominguez common stock based on the closing price of Group's common stock on November 12, 1998, the last trading day prior to the approval of the merger by the Dominguez Board; and a premium of 11% and an exchange ratio of approximately 1.38 shares of Group common stock for each share of Dominguez common stock based upon the closing price of Group's common stock on March 25, 1999).



     - an increased annual dividend determined by the actual exchange ratio (based upon 1998 dividends paid by Dominguez and Group, and assuming the minimum exchange ratio of 1.25 and the maximum exchange ratio of 1.49, the increase in annual dividends would be between 45% and 73%),



     - an increase in book value per share determined by the actual exchange ratio (based upon comparative book value per share of Group's common stock and Dominguez' common stock at December 31, 1998 and assuming the minimum exchange ratio of 1.25 and the maximum exchange ratio of 1.49, the increase in book value would be between 59% and 89%), and


     - shares of common stock of a company (Group) that has significantly greater financial resources and earning growth prospects than Dominguez.

     In addition, Dominguez expects that the merger will be treated as a tax-free transaction under the applicable provisions of the Internal Revenue Code. Also, the Dominguez Board of Directors considered potential benefits to Dominguez customers and employees in approving the merger and recommending that you approve it as well.


COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE 11)



     Shares of Group common stock trade under the symbol "CWT" on the New York Stock Exchange. Shares of Dominguez common stock trade under the symbol "DOMZ" on the Nasdaq National Market tier of The Nasdaq National Stock Market. On November 12, 1998, the last trading day before the Agreement and Plan of Reorganization was signed, Group common stock closed at $26 15/16 per share and Dominguez common stock closed at $23 1/2 per share. On March 25, 1999, Group common stock closed at $24.50 per share and Dominguez common stock closed at $30.50 per share.



     The exchange ratio is designed to fluctuate between a minimum of 1.25 and a maximum of 1.49 shares of Group common stock such that, within that range, Dominguez shareholders will receive approximately $33.75 in market value of Group common stock for each share of Dominguez common stock. Based on the closing price of Group common stock on November 12, 1998, the exchange ratio would be 1.25. Based on the closing price of Group common stock on March 25, 1999, the exchange ratio would be 1.38. However, the actual value of shares of Group common stock received by Dominguez shareholders could be higher than $33.75 for each share of Dominguez common stock if the average closing price of Group common stock for the twenty trading days ending on the fifth trading day before the closing is higher than $27.00, and could be lower than $33.75, if the average closing price for such period is lower than $22.65. You should obtain current stock price quotations for Group common stock and Dominguez common stock. You can obtain these quotes from newspapers, the Internet or by calling your broker. Following the merger, Group common stock will continue to be traded on the New York Stock Exchange.



THE SHAREHOLDERS MEETING (PAGES 16 - 18)



     The Dominguez Special Meeting will be held at Dominguez' corporate headquarters located at 21718 South Alameda Street, Long Beach, California 90810 at 10:00 a.m. local time on May 12, 1999. At this meeting, we will ask Dominguez shareholders to approve the amended Agreement and Plan of Reorganization and to act on any other matters that may be put to a vote at the Dominguez Special Meeting.



RECOMMENDATION TO SHAREHOLDERS (PAGES 18)



     The Dominguez Board believes that the merger is fair to you and in your best interest, and unanimously recommends that you vote "FOR" the proposal to approve the amended Agreement and Plan of Reorganization.



RECORD DATES; VOTING POWER (PAGES 17 - 18)



     You may vote at the Dominguez Special Meeting if you owned Dominguez shares as of the close of business on March 16, 1999. You will have one vote for each share of Dominguez common stock you owned on that date.



VOTE REQUIRED TO APPROVE THE MERGER (PAGE 17)



     To approve the merger, Dominguez shareholders that hold a majority of the outstanding shares of Dominguez common stock entitled to vote at the Dominguez Special Meeting must vote to approve the amended Agreement and Plan of Reorganization. Directors and executive officers of Dominguez and their affiliated corporations can vote approximately 33% of the shares entitled to be voted at the Dominguez Special Meeting. Based on the unanimous recommendation of the Dominguez Board in favor of the amended Agreement, we expect that the directors and executive officers of Dominguez and certain of their affiliated corporations will vote all of their shares to approve the amended Agreement, although these affiliated corporations have not committed to do so.



     BECAUSE APPROVAL OF THE AMENDED AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE AT THE DOMINGUEZ SPECIAL MEETING, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS NEGATIVE VOTES.


       ACCORDINGLY, THE DOMINGUEZ BOARD URGES YOU TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PAID ENVELOPE.


EXCHANGE OF CERTIFICATES (PAGES 31 - 32)


     If we complete the merger, your shares of Dominguez common stock will be converted into shares of Group common stock. If you are a holder of Dominguez stock certificates or certificates are held for you in street name, you will need to exchange them for new certificates. These new certificates will represent shares of Group common stock.


     If we complete the merger, Dominguez shareholders will receive detailed instructions on how to exchange their shares. PLEASE DO NOT SEND US ANY STOCK CERTIFICATES UNTIL YOU RECEIVE THESE INSTRUCTIONS.



WHAT NEEDS TO BE DONE TO COMPLETE THE MERGER (PAGES 39 - 40)



     The completion of the merger depends on a number of conditions being met. In addition to compliance by Group and Dominguez with the terms of the amended Agreement and Plan of Reorganization, these include: (1) Dominguez shareholders must approve the amended Agreement; (2) Dominguez and Group must receive all required regulatory approvals and any waiting periods required by law must have passed; (3) there must be no actual or threatened governmental action or proceeding blocking or trying to block the merger; (4) Dominguez and Group must receive an opinion from Group's independent public accountants satisfactory to them that no gain or loss would be recognized for U.S. federal income tax purposes by Group or Dominguez as a result of the merger or by the shareholders of Dominguez who receive solely stock in the merger, which opinion has not been withdrawn or modified in any material respect; (5) the New York Stock Exchange must approve for listing the shares that Group will issue in the merger; and (6) Group must receive a letter from its independent public accountants stating that the merger will qualify for "pooling of interest" accounting treatment.


     Unless prohibited by law, either Dominguez or Group could waive any condition to the merger that has not been satisfied and complete the merger. Dominguez cannot be certain whether or when any of these conditions will be satisfied, or waived where permissible, or that the merger will be completed.


TERMINATION OF THE AMENDED AGREEMENT AND PLAN OF REORGANIZATION (PAGES 40 - 41)



     Dominguez and Group can agree at any time to terminate the amended Agreement and Plan of Reorganization without completing the merger, even if the shareholders of Dominguez have already voted to approve it.



     Either Group or Dominguez also can terminate the Agreement if, among other things: (1) any governmental body whose approval is necessary to complete the merger, including the California Public Utilities Commission, makes a final decision not to approve the merger; (2) the merger is not completed by November 13, 1999, unless that date is extended pursuant to the terms of the Agreement;
(3) the Dominguez shareholders do not approve the amended Agreement; (4) prior to the effective time of the merger, Group's independent public accountants have not delivered their opinion to Group that the merger will be accounted for as a pooling of interests; (5) the conditions to the merger have not been met by November 13, 1999 or any permitted extension; (6) the Dominguez Board takes certain actions relating to an unsolicited competing transaction that the Dominguez Board concludes is a superior proposal to the terms set forth in the amended Agreement; or (7) either Group or Dominguez materially violates any of its obligations under the Agreement. The party seeking to terminate cannot itself have materially breached the amended Agreement. Group can also terminate the amended Agreement if 5% or more of the Dominguez shares become dissenting shares.



CERTAIN PAYMENTS UPON TERMINATION OF AGREEMENT AND PLAN OF REORGANIZATION (PAGE
38)



     The amended Agreement provides that Dominguez will pay Group as liquidated damages the sum of $1.5 million if the merger is not consummated due to certain actions by Dominguez relating to alternative transactions. Furthermore, if the merger is not consummated, and within 24 months of the effective date of the termination of the amended Agreement, Dominguez consummates another merger, consolidation or similar transaction that is superior to the merger, Dominguez will pay to Group, $1.2 million in liquidated damages (in addition to the $1.5 million discussed above). If the amended Agreement is terminated by either party as the result of a material breach by the other party, then the breaching party shall pay to the non-breaching party the out-of-pocket expenses and fees incurred by the non-breaching party, not to exceed $1.5 million. If, however, prior to termination of the amended Agreement or during the twelve month period following termination of the amended Agreement, Group enters into another agreement to acquire, merge, or consolidate with another entity, which by its terms requires that the transactions contemplated by the amended Agreement shall not be completed by November 13, 1999, or any permitted extension, or which transaction any governmental entity advised Group in writing would result in the disapproval of the transactions contemplated in the amended Agreement, then Dominguez would be entitled to all other rights and remedies available to it at law or in equity, without regard to the $1.5 million limit. In addition, if the Dominguez shareholders do not approve the amended Agreement, then Dominguez must pay all of Group's out-of-pocket expenses relating to the merger, not to exceed $1.5 million. If the California Public Utilities Commission or any other regulatory authority does not approve the merger, then Group must pay all Dominguez' out-of-pocket expenses relating to the merger, not to exceed $1.5 million. See "Termination of the Amended Merger Agreement."

FEDERAL INCOME TAX CONSEQUENCES (PAGES 41 - 42)


     Dominguez expects that as a shareholder you will not recognize any gain or loss for U.S. federal income tax purposes in the merger, except in connection with any cash that you might receive instead of fractional shares. Dominguez has received an opinion from Group's independent public accountants, KPMG LLP, that this will be the case. This opinion will not bind the Internal Revenue Service, which could take a different view. This tax treatment will not apply to any Dominguez shareholder who exercises and perfects dissenters' rights under California law.

     Determining the actual tax consequences of the merger to you as an individual taxpayer can be complicated. The tax treatment will depend on your specific situation and many variables not within our control. You should consult your own tax adviser for a full understanding of the merger's tax consequences.


ACCOUNTING TREATMENT (PAGE 42)


     Dominguez and Group expect the merger to qualify as a "pooling of interests," which means that, for accounting and financial reporting purposes, the companies will be treated as if they had always been one company.


OPINIONS OF FINANCIAL ADVISOR (PAGES 25 - 30)



     The Dominguez Board has received the opinion of its financial adviser, PaineWebber Incorporated, that the exchange ratio contained in the amended Agreement and Plan of Reorganization is fair to the holders of Dominguez common
stock from a financial point of view. The opinion, dated April   , 1999 updates
PaineWebber's original opinion dated November 13, 1998 and is attached to this Proxy Statement-Prospectus as Appendix "B". PaineWebber's original opinion is attached to this Proxy Statement-Prospectus as Appendix "C."



     You should read the opinions carefully to understand the procedures followed, assumptions made, matters considered and limitations and review undertaken by PaineWebber in rendering its opinions. Dominguez has paid PaineWebber a retention fee of $50,000 and a fee of $400,000 for the rendering of its opinion. In addition, Dominguez has agreed to pay PaineWebber the balance of its fee if the merger is completed which would be approximately $350,000. Dominguez also has agreed to reimburse PaineWebber for its reasonable out-of-pocket expenses, including attorneys' fees.



BOARD OF DIRECTORS, MANAGEMENT AND OPERATIONS OF GROUP FOLLOWING THE MERGER (PAGES 59 - 63)


  THE BOARD OF DIRECTORS:


     The Board of Directors of Group currently has nine members. The amended Agreement and Plan of Reorganization provides that at the effective time of the merger, Group will add one of the then current directors of Dominguez to Group's Board, increasing the total number of Group directors to ten.


  MANAGEMENT AND OPERATIONS:


     Pursuant to the merger, Dominguez will merge into Cal Water under the terms of the amended Agreement and Plan of Reorganization. The Dominguez subsidiaries will be operated as subsidiaries of Cal Water. These operations will be managed by the management team of Group and Cal Water after the merger. Group has agreed to offer all Dominguez employees employment following the merger on terms comparable to their current employment terms with Dominguez.



INTEREST OF PERSONS INVOLVED IN THE MERGER THAT ARE DIFFERENT FROM YOURS (PAGE 30 - 31)



     Two executive officers of Dominguez have interests in the amended Agreement and Plan of Reorganization that are different from your interests. The person who serves as Chairman of the Board, President and Chief Executive Officer of Dominguez and the person who serves as Vice President, Secretary and Chief Financial Officer of Dominguez have received offers of employment from Cal Water regarding employment after the merger. In addition, the amended Agreement provides that immediately before the effective time of the merger, Group will select one Dominguez director to serve as a Group director. The Board of Directors of Dominguez was aware of these interests and took them into account in approving the amended Agreement.

SOME DIFFERENCES IN RIGHTS OF SHAREHOLDERS (PAGES 64-66; 74-82)



     The rights of Dominguez shareholders are currently governed by the California General Corporation Law, Dominguez' Articles of Incorporation and its Bylaws. The rights of Group shareholders are currently governed by the California General Corporation Law, Group's Articles of Incorporation and Group's Bylaws. Group is seeking approval by its shareholders to reincorporate in Delaware. If the merger is completed, you will become shareholders of Group and your rights will be governed by Group's Articles of Incorporation and Bylaws and, if Group reincorporates in Delaware, your rights as a shareholder would be governed by Delaware law rather than California law. See "Comparison of Shareholder Rights" and "Group Reincorporation as a Delaware Corporation." The shareholders of Group will meet on April 21, 1999 to act on a proposal to reincorporate Group as a Delaware corporation.



DISSENTERS' RIGHT (PAGES 44 - 46)



     California law permits holders of Dominguez common stock to dissent from the merger and to have the fair value of their stock appraised by a court and paid to them in cash, only if 5% or more of the shares of Dominguez common stock exercise their dissenters' rights. To do this, the holders of these shares must follow required procedures, including filing notices with Dominguez and either abstaining or voting against the merger. If you hold shares of Dominguez common stock and follow the required formalities regarding dissenting shares, at least 5% of the holders of Dominguez common stock exercise their dissenters' rights and the merger is completed, your shares will not become shares of Group common stock. Instead, your only right will be to receive the appraised value of your shares in cash. We have attached the applicable provisions of California law related to dissenters' rights to this Proxy Statement-Prospectus as Appendix "D". Group may terminate the amended Agreement and Plan of Reorganization if 5% or more of the Dominguez outstanding shares are dissenting shares.



REGULATORY APPROVALS (PAGES 42-44)



     The companies cannot complete the merger unless they obtain the approval of the California Public Utilities Commission and the consent of the Federal Trade Commission. The companies intend to file all of the required notices and applications with these regulatory authorities. As of the date of this Proxy Statement-Prospectus, the companies have not received any required approvals. The companies expect that the decision of the California Public Utilities Commission regarding approval of the merger will not be received prior to the last calendar quarter of this year. While Dominguez does not know of any reason why all regulatory approvals should not be obtained in a timely manner, it cannot be certain when or if the companies will obtain them.



FORWARD-LOOKING STATEMENTS; RISK FACTORS (PAGES 2 AND 9 - 10)


     Each company makes forward-looking statements in this document, and in the public documents to which we refer, that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of Group after the merger. Also, when we use any of the words "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of Group after the merger. This could cause actual results or performance to differ materially from those expressed in our forward-looking statements. You should consider these risks when you vote on the merger. See "Forward Looking Statements" and "Risk Factors."

                                  RISK FACTORS

     In deciding on the merger proposal in this Proxy Statement-Prospectus, you should carefully consider the risks described below, elsewhere in this Proxy Statement-Prospectus and in the documents that Group and Dominguez have incorporated into this Proxy Statement-Prospectus by reference. This Proxy Statement-Prospectus contains forward-looking statements that involve known and unknown risks and uncertainties. See "Forward-Looking Statements." The matters set forth below are cautionary statements identifying important factors with respect to such forward-looking statements, including risks and uncertainties that could cause actual results to differ materially and adversely from those in such forward-looking statements.

RISKS RELATED TO MERGER


     Difficulties of Integrating Two Companies. The merger may not achieve anticipated benefits for shareholders unless Group successfully combines its operations with those of Dominguez and integrates the two companies' services in a timely manner. Integrating Group and Dominguez could be a complex, time consuming and expensive process and may result in revenue disruption if not completed in a timely and efficient manner. Prior to the merger, Group and Dominguez will have operated independently, each with its own business, business culture, customers, employees and systems. Following the merger, Group must operate as a combined organization utilizing common information communication systems, operating procedures, financial controls and human resource practices, including benefit, training and professional development programs. There may be unforseen difficulties, costs and delays involved in integrating Group and Dominguez. The failure to integrate Group and Dominguez may have a material adverse effect on the business, financial condition and results of operations of Group after the merger.



     Risks Associated with Exchange Ratio. As of the time of the merger, each outstanding share of Dominguez common stock will be converted into a minimum of
1.25 and a maximum of 1.49 shares of Group common stock. The exact exchange ratio will depend upon the actual market price of Group common stock for a twenty trading day period preceding the consummation of the Merger. Because the exchange ratio is subject to a maximum and a minimum, it will have limited ability to increase or decrease due to fluctuations in the market price of Group common stock. The specific value of the consideration to be received by Dominguez shareholders in the merger will depend on the market price of Group common stock at the effective time of the merger. We anticipate that the merger will not occur prior to the last calendar quarter of 1999. The market prices of Group common stock and Dominguez common stock as of a recent date are set forth in this Proxy Statement-Prospectus under "Comparative per Share Market Price and Dividend Information." We advise you to obtain recent market quotations for Group common stock and Dominguez common stock as the Dominguez Special Meeting approaches. Group common stock and Dominguez common stock historically have been subject to price volatility. We cannot assure you as to the market prices of Group common stock or Dominguez common stock at any time before the time of the merger or as to the market price of Group common stock at any time after the merger.


     Substantial Expenses Resulting from the Merger. Group and Dominguez estimate that the negotiation and implementation of the merger will result in substantial aggregate pre-tax expenses to Group and Dominguez, primarily relating to costs associated with combining the operations of the two companies and the fees of financial advisors, attorneys and accountants. There can be no assurance that unanticipated contingencies will not substantially increase the costs of combining the operations of the two companies.

     Rights of Holders of Dominguez Common Stock Following the Merger. As of the effective time of the merger, Dominguez shareholders will become Group shareholders. There are important differences between the rights of shareholders of Dominguez and shareholders of Group. For a description of these differences, see "Comparison of Shareholders' Rights." Also, Group is considering reincorporating in Delaware. If this occurs, your rights as a Group shareholder after the merger would be governed by Delaware law. See "Group Reincorporation as a Delaware Corporation."

     California Public Utilities Commission. Group's principal operating subsidiary, California Water Service Company, and Dominguez' principal operating subsidiary, Dominguez Water Corporation, are both subject to the jurisdiction of the California Public Utilities Commission, which must approve the merger and certain related matters. Accordingly, Cal Water and Dominguez Water Corporation have filed a joint application with the Commission seeking its approval of the merger and certain related matters. As of the date of this Proxy Statement-Prospectus, two protests to the application have been filed. Both protests raise issues related to the benefits accruing to rate payers as a result of the merger. The merger cannot be completed without the Commission's approval and it can proceed only on the terms and subject to any conditions and restrictions imposed by the Commission. To approve the merger, the Commission must conclude that the merger is in the public interest, including the interest of the ratepayers served by the companies. The Commission may attach such terms, conditions and restrictions to its approval of the merger as it deems appropriate or necessary. The law requires that the Commission rule on the application within 18 months of its filing (approximately, August 1, 2000). Dominguez can give no assurance when or how the Commission will rule on the application, and what terms, conditions or restrictions, if any, the Commission might impose on any approval by it of the merger. If any such terms, conditions or restrictions are not acceptable to both Dominguez and Group, the merger might not proceed. Furthermore, any such terms, conditions or restrictions could materially and adversely affect the anticipated future revenues of Group following the merger.

                       COMPARATIVE PER SHARE MARKET PRICE
                            AND DIVIDEND INFORMATION


     Group common stock is listed on the New York Stock Exchange ("NYSE") under the trading symbol "CWT." As of March 25, 1999, Group common stock was held of record by approximately 11,000 persons. Dominguez common stock is listed on the Nasdaq National Market tier of the Nasdaq Stock Market under the trading symbol "DOMZ." As of March 1, 1999, Dominguez common stock was held of record by approximately 309 persons.


     The following table sets forth the high and low sale prices for Group common stock as reported by the NYSE Composite Transactions and Dominguez common stock as reported by the Nasdaq National Market tier of The Nasdaq Stock Market (the "Nasdaq") and the dividends paid by each company.


                                       CALIFORNIA WATER SERVICE           DOMINGUEZ SERVICES
                                             GROUP(1)(2)                  CORPORATION(3)(4)
                                     ----------------------------    ----------------------------
                                     PRICE PER COMMON                PRICE PER COMMON
                                     ----------------    DIVIDEND    ----------------    DIVIDEND
                                      HIGH      LOW        PAID       HIGH      LOW        PAID
                                     ------    ------    --------    ------    ------    --------
YEAR ENDED DECEMBER 31, 1996
First Quarter......................  $18.63    $16.25     $0.260     $12.67    $11.50    $0.2075
Second Quarter.....................   17.81     16.75      0.260      15.17     12.00     0.2075
Third Quarter......................   19.13     16.25      0.260      15.67     13.67     0.2075
Fourth Quarter.....................   21.88     17.94      0.260      15.67     14.83     0.2075
YEAR ENDED DECEMBER 31, 1997
First Quarter......................   22.63     19.50      0.264      16.33     15.00     0.2175
Second Quarter.....................   23.88     18.63      0.264      17.33     15.67     0.2175
Third Quarter......................   25.22     21.13      0.264      17.67     15.33     0.2175
Fourth Quarter.....................   29.59     23.44      0.264      21.50     17.00     0.2175
YEAR ENDED DECEMBER 31, 1998
First Quarter......................   33.75     24.31     0.2675      23.13     18.50      0.230
Second Quarter.....................   30.19     21.50     0.2675      19.50     17.00      0.230
Third Quarter......................   27.69     20.75     0.2675      23.50     17.50      0.230
Fourth Quarter.....................   33.13     21.25     0.2675      31.25     21.25      0.230
YEAR ENDED DECEMBER 31, 1999
First Quarter [March 25, 1999].....   31.75     23.38    0.27125      31.50     26.25      0.240


---------------
(1) Group was organized in 1997 as the holding company of California Water Service Company, a regulated utility, and CWS Utility Services, a new entity which provides non-regulated water utility services. The stock prices, for periods prior to the first quarter of 1998, reflect the prices for the common stock of California Water Service Company.


(2) The stock prices and dividends of Group have been restated to reflect the effective 2-for-1 stock split on December 31, 1997.



(3) The stock prices and dividends of Dominguez have been restated to reflect the 3-for-2 stock split on January 2, 1998.



(4) If the merger is consummated and the Group and Dominguez quarterly dividends for the first quarter of 1999 were to remain unchanged following the merger, Dominguez shareholders would receive an increase in quarterly dividends. The increase will be determined based on the exact exchange ratio of Dominguez common stock into Group common stock. The exchange ratio can range from 1.25 to 1.49 shares of Group common stock for each outstanding share of Dominguez common stock depending upon the market value of Group common stock during a twenty trading day period prior to and including the day which is five trading days prior to the effective time of the merger. See "Description of the Merger" for a detailed explanation of the exchange ratio provisions and application. The timing and amount of future Group dividends after the merger will depend upon earnings, cash requirements, the financial condition of Group, applicable government regulations and other factors deemed relevant to the Board of Directors of Group.

           SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA
                             OF GROUP AND DOMINGUEZ


     The selected historical financial data set forth below with respect to Group's consolidated income statements for each of the five years in the period ended December 31, 1998, and with respect to Group's consolidated balance sheets at December 31, 1998, 1997, 1996, 1995 and 1994, are derived from the audited consolidated financial statements of Group, as of and for each of the years in the three year period ended December 31, 1998 and as of December 31, 1998 and 1997, which are incorporated by reference into this Proxy Statement-Prospectus, and are qualified by reference to such financial statements and the notes thereto. The summary financial information presented below for 1995 and 1994 have been derived from audited consolidated financial statements previously filed with the Securities and Exchange Commission but not incorporated by reference in this Proxy Statement-Prospectus. The selected historical financial data set forth below with respect to the consolidated income statements of Dominguez for each of the five years in the period ended December 31, 1998 and with respect to Dominguez consolidated balance sheets at December 31, 1998, 1997, 1996, 1995 and 1994 are derived from the audited consolidated financial statements of Dominguez, as of and for each of the years in the three year period ended December 31, 1998 and as of December 31, 1998 and 1997, which are incorporated by reference into this Proxy Statement-Prospectus, and are qualified by reference to such financial statements and the notes thereto. The summary financial information presented below for 1995 and 1994 have been derived from audited consolidated financial statements previously filed with the Securities and Exchange Commission but not incorporated by reference in this Proxy Statement-Prospectus.



     The selected unaudited pro forma combined financial data represent the combination of Group and Dominguez for each of the years in the five years ended December 31, 1998 on a "pooling-of-interest" basis. See "Unaudited Pro Forma Condensed Combined Financial Information."


     The data set forth below are qualified by reference to, and should be read in conjunction with, the related consolidated financial statements and the notes thereto which are incorporated by reference into this Proxy
Statement-Prospectus.

                         CALIFORNIA WATER SERVICE GROUP

                       SELECTED HISTORICAL FINANCIAL DATA

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                        FOR THE YEAR ENDED DECEMBER 31,
                                              ----------------------------------------------------
                                                1998       1997       1996       1995       1994
                                              --------   --------   --------   --------   --------
INCOME STATEMENT DATA:
  Operating revenue.........................  $186,273   $195,324   $182,764   $165,086   $157,271
  Net income................................    18,395     23,305     19,067     14,698     14,408
  Net income available to common stock......    18,242     23,152     18,914     14,545     14,255
PER COMMON SHARE DATA:(1)
  Basic/diluted earnings per share..........  $   1.45   $   1.83   $   1.50   $   1.16   $   1.22
  Cash dividends declared and paid per
     common share...........................      1.07      1.055       1.04       1.02       0.99
  Book value per common share...............     13.38      13.00      12.22      11.72      11.56
BALANCE SHEET DATA:
  Total assets..............................  $548,499   $531,297   $512,390   $497,626   $462,794
  Capitalization:
     Common shareholders' equity............   168,804    164,065    154,226    146,949    144,447
     Preferred stock........................     3,475      3,475      3,475      3,475      3,475
     Long-term debt, including current
       portion..............................   138,585    139,205    142,153    145,540    128,944
                                              --------   --------   --------   --------   --------
  Total capitalization......................  $310,864   $306,745   $299,854   $295,964   $276,866
                                              ========   ========   ========   ========   ========


---------------
(1) All Group information has been restated to reflect the effective 2-for-1 stock split on December 31, 1997.

                         DOMINGUEZ SERVICES CORPORATION

                       SELECTED HISTORICAL FINANCIAL DATA

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                           FOR THE YEAR ENDED DECEMBER 31,
                                                   -----------------------------------------------
                                                    1998      1997      1996      1995      1994
                                                   -------   -------   -------   -------   -------
INCOME STATEMENT DATA:
  Operating revenue..............................  $25,267   $26,818   $24,705   $25,486   $23,569
  Net income before extraordinary item...........    1,423     2,021     1,981     1,953     1,932
  Extraordinary item, net of $315 of income
     taxes.......................................     (499)       --        --        --        --
                                                   -------   -------   -------   -------   -------
  Net income.....................................      924     2,021     1,981     1,953     1,932
                                                   =======   =======   =======   =======   =======
  Net income available to common stock...........      924     2,021     1,981     1,953     1,932
PER COMMON SHARE DATA:(1)
  Earnings per share before extraordinary item...  $  0.94   $  1.34   $  1.31   $  1.29   $  1.28
  Basic/diluted earnings per share...............  $  0.61   $  1.34   $  1.31   $  1.29   $  1.28
  Cash dividends declared and paid per common
     share.......................................     0.92      0.87      0.83      0.77      0.73
  Book value per common share....................    10.54     10.85     10.37      9.89      9.35
BALANCE SHEET DATA:
  Total assets...................................  $52,635   $51,661   $46,875   $45,295   $44,652
  Capitalization:
     Common shareholders' equity.................   15,879    16,341    15,626    14,896    14,092
     Preferred stock.............................       --        --        --        98        98
     Long-term debt, including current portion...   11,273    11,258     7,885     7,354     7,645
                                                   -------   -------   -------   -------   -------
  Total capitalization...........................  $27,152   $27,599   $23,511   $22,348   $21,835
                                                   =======   =======   =======   =======   =======


---------------
(1) All Dominguez information has been restated to reflect the 3-for-2 stock split on January 2, 1998.

                 SELECTED PRO FORMA COMBINED FINANCIAL DATA OF
       CALIFORNIA WATER SERVICE GROUP AND DOMINGUEZ SERVICES CORPORATION

            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)


                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                        ----------------------------------------------------
                                                          1998       1997       1996       1995       1994
                                                        --------   --------   --------   --------   --------
INCOME STATEMENT DATA:
  Operating revenue...................................  $211,540   $222,142   $207,469   $190,572   $180,840
  Net income..........................................    19,319     25,326     21,048     16,651     16,340
  Net income available to common stock................    19,166     25,173     20,895     16,498     16,187
PER COMMON SHARE DATA:(1) Basic/diluted earnings per
  share...............................................  $   1.30   $   1.71   $   1.43   $   1.13   $   1.11
  Cash dividends declared and paid per common share...      1.05       1.03       1.01       0.99       0.96
  Book value per common share.........................     12.57      12.29      11.60      11.08      10.89
BALANCE SHEET DATA:
  Total assets........................................  $601,134   $582,958   $559,265   $542,921   $507,446
  Capitalization:
     Common shareholders' equity......................   184,683    180,406    169,852    161,845    158,539
     Preferred stock..................................     3,475      3,475      3,475      3,573      3,573
     Long-term debt, including current portion........   149,858    150,463    150,038    152,894    136,589
                                                        --------   --------   --------   --------   --------
  Total capitalization................................  $338,016   $334,344   $323,365   $318,312   $298,701
                                                        ========   ========   ========   ========   ========


---------------

(1) All Group Pro Forma information has been restated to give effect to the effective Group 2-for-1 stock split on December 31, 1997, the Dominguez 3-for-2 stock split on January 2, 1998 and a 1.37 exchange ratio equal to about 2,065,000 shares of Group common stock. 1.37 is the midpoint in the exchange ratio range which can vary from 1.25 to 1.49 shares of Group common stock for each outstanding share of Dominguez common stock depending upon the market value of Group common stock during a twenty trading day period prior to and including the day which is five trading days prior to the effective time of the merger. See "Description of the Merger" for a detailed explanation of the exchange ratio provisions and application.



(2) For the year ended December 31, 1998, Dominguez reported an extraordinary item related to merger expenses of $499, net of $315 of income taxes. The Pro Forma Combined Financial Data does not show this as an extraordinary item.

                           DOMINGUEZ SPECIAL MEETING

GENERAL


     Dominguez is first mailing this Proxy Statement-Prospectus to the holders ("Dominguez Shareholders") of its $1.00 par value common stock (the "Dominguez
Common Stock") on or about April   , 1999. It is accompanied by the Notice of
the Dominguez Special Meeting and a form of proxy card that the Board of Directors of Dominguez (the "Dominguez Board") is soliciting for use at the special meeting of Dominguez Shareholders (the "Dominguez Special Meeting") to be held on May 12, 1999, at 10:00 a.m., local time, at Dominguez' corporate headquarters located at 21718 South Alameda Street, Long Beach, California 90810, and at any adjournments or postponements thereof.


MATTERS TO BE CONSIDERED


     At the Dominguez Special Meeting, the Dominguez Shareholders will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Reorganization, dated as of November 13, 1998, as amended by Amendment No. 1 dated March 22, 1999 (the "Amended Merger Agreement"), among Dominguez Services Corporation, a California corporation ("Dominguez"), California Water Service Group, a California corporation ("Group") and California Water Service Company, a California corporation and wholly-owned subsidiary of Group ("Cal Water"), and the transactions contemplated by that document. These transactions will include, among other things, (a) the merger of Dominguez with and into Cal Water, so that Cal Water is the surviving corporation in the merger (the "Merger") and (b) the conversion of all outstanding shares of Dominguez Common Stock at the effective time of the Merger (the "Effective Time"). The conversion ratio of Dominguez common stock into Group no par value common stock (the "Group Common Stock") (the "Exchange Ratio") will be equal to $33.75 divided by either (i) the market price (defined as the average closing price per share of Common Stock on the New York Stock Exchange ("NYSE") for each of the twenty consecutive trading days prior to and including the fifth trading day prior to the Effective Time) of Group Common Stock if the market price of Group Common Stock is not greater than $27.00 and not less than $22.65, (ii) $27.00 if the market price of Group Common Stock is greater than $27.00, in which case the Exchange Ratio shall equal 1.25, or (iii) $22.65 if the market price of Group Common Stock is less than $22.65, in which case the Exchange Ratio shall equal 1.49. The Dominguez Shareholders may also be asked to vote upon a proposal to adjourn or postpone the Dominguez Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time to solicit additional votes to approve the Amended Merger Agreement.


PROXIES


     If you are a Dominguez Shareholder, you may use the accompanying proxy card to vote your shares of Dominguez Common Stock at the Dominguez Special Meeting if you are unable to attend in person or if you wish to have your shares voted by proxy even if you do attend the Dominguez Special Meeting. Your proxy may be revoked by you at any time before it is exercised by submitting to the Secretary of Dominguez written notice of revocation or a properly executed proxy of a later date or by attending the Dominguez Special Meeting and electing to vote in person. Written notices of revocation and other communications with respect to the Dominguez proxies should be addressed to: Dominguez Services Corporation, 21718 South Alameda Street, Long Beach, California 90810, Attention: John S. Tootle, Secretary. All shares of Dominguez Common Stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no vote is specified, the proxies will be voted for approval of the Amended Merger Agreement and the transactions contemplated thereby. The Dominguez Board is unaware of any other matters that may be presented for action at the Dominguez Special Meeting. If other matters do properly come before the Dominguez Special Meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies in their discretion, provided that no proxy that is voted against approval of the Amended Merger Agreement will be voted in favor of any adjournment or postponement of the Dominguez Special Meeting for the purpose of soliciting additional proxies.

SOLICITATION OF PROXIES

     Dominguez will bear the entire cost of soliciting proxies from the Dominguez Shareholders. In addition to the solicitation of the proxies by mail, Dominguez will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of the stock and secure their voting instructions, if necessary. Dominguez will reimburse such record holders for their reasonable expenses in so doing. If necessary, Dominguez may also use several of its regular employees, who will not be specially compensated, to solicit proxies from Dominguez Shareholders, either personally or by telephone, telegram, facsimile or special delivery letter.

RECORD DATE AND VOTING RIGHTS


     Record Date. In accordance with the provisions of the California General Corporation Law (the "CGCL"), Dominguez has fixed March 16, 1999 as the record date for determining the Dominguez Shareholders entitled to notice of and to vote at the Dominguez Special Meeting (the "Dominguez Record Date"). Accordingly, only Dominguez Shareholders of record at the close of business on the Dominguez Record Date will be entitled to notice of and to vote at the Dominguez Special Meeting. The number of outstanding shares of Dominguez Common Stock entitled to vote at the Dominguez Special Meeting is approximately 1,560,709, held by approximately 309 holders of record.


     Quorum Requirement. The presence, in person or by proxy, of Dominguez Common Stock representing a majority of the total voting power of such shares entitled to vote on the Dominguez Record Date is necessary to constitute a quorum at the Dominguez Special Meeting.

     Voting Rights. Each share of Dominguez Common Stock entitles its holder to one vote.


     Votes Required. Under the CGCL, the affirmative vote of a majority of the shares entitled to be voted at the Dominguez Special Meeting is required to approve the Amended Merger Agreement and the transactions contemplated thereby.



     Abstentions and Broker Non-Votes. In accordance with California law, for purposes of determining the presence or absence of a quorum, Dominguez intends to count Dominguez Common Stock held by Dominguez Shareholders who are present at the Dominguez Special Meeting but not voting, and Dominguez Common Stock for which it has received proxies but with respect to which holders of such shares have abstained, as present at the Dominguez Special Meeting. In addition, under applicable rules of the National Association of Securities Dealers, brokers who hold Dominguez Common Stock in "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the Amended Merger Agreement without specific instructions from such customers. Dominguez Common Stock represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("broker non-votes"). Although such proxies will be counted for purposes of determining a quorum, abstentions from voting and broker non-votes will not be deemed to have been cast either "for" or "against" the Amended Merger Agreement at the Dominguez Special Meeting.



     NONETHELESS, BECAUSE APPROVAL OF THE AMENDED MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE AT THE DOMINGUEZ SPECIAL MEETING, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS NEGATIVE VOTES. ACCORDINGLY, THE DOMINGUEZ BOARD URGES THE DOMINGUEZ SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PAID ENVELOPE.



     As of the Dominguez Record Date, directors and executive officers of Dominguez and certain affiliated corporations of certain of these directors beneficially owned approximately 505,252 shares of Dominguez Common Stock, entitling them to exercise approximately 32% of the voting power of the Dominguez Common Stock entitled to vote at the Dominguez Special Meeting. As stated above, the affirmative vote of the majority of the shares entitled to be voted at the Dominguez Special Meeting is required to approve the Amended Merger Agreement and the transactions contemplated thereby. Based on the unanimous recommendation of the Dominguez Board, it is currently expected that each such director and executive officer of Dominguez and their affiliated corporations will vote their shares of Dominguez Common Stock for approval of the Amended Merger Agreement and the transactions contemplated thereby, although these affiliated corporations have not committed to do so.


     Additional information with respect to beneficial ownership of Dominguez Common Stock by persons and entities owning more than 5% of such stock and more detailed information with respect to beneficial ownership of Dominguez Common Stock by directors and executive officers of Dominguez is set forth in "Information about Dominguez-Security Ownership of Certain Beneficial Owners of Dominguez."

     A representative of Arthur Andersen, LLP, independent auditors of Dominguez, will be present at the Dominguez Special Meeting and will have an opportunity to make a statement if such representative so desires, and to respond to appropriate questions raised at the Dominguez Special Meeting.

RECOMMENDATION OF THE DOMINGUEZ BOARD


     THE DOMINGUEZ BOARD HAS UNANIMOUSLY APPROVED THE AMENDED MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE DOMINGUEZ BOARD BELIEVES THAT THE AMENDED MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO AND IN THE BEST INTERESTS OF DOMINGUEZ AND THE DOMINGUEZ SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE DOMINGUEZ SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDED MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. SEE "THE MERGER-REASONS OF DOMINGUEZ FOR THE MERGER."

                                   THE MERGER


     THE FOLLOWING SUMMARY OF THE MATERIAL TERMS AND PROVISIONS OF THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AMENDED MERGER AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE AND IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT-PROSPECTUS. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS WITH RESPECT TO GROUP HAS BEEN SUPPLIED BY GROUP FOR INCLUSION HEREIN AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY DOMINGUEZ. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS WITH RESPECT TO DOMINGUEZ, HAS BEEN SUPPLIED BY DOMINGUEZ FOR INCLUSION HEREIN AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY GROUP. UNLESS OTHERWISE EXPRESSLY PROVIDED, CAPITALIZED TERMS IN THE FOLLOWING DISCUSSION HAVE THE MEANINGS ATTRIBUTED TO SUCH TERMS IN THE AMENDED MERGER AGREEMENT.


DESCRIPTION OF THE MERGER

     At the Effective Time, Dominguez will merge with and into Cal Water pursuant to the Merger, so that (i) Cal Water is the surviving corporation in the Merger ("Surviving Corporation") and (ii) Group continues as the ultimate parent holding company for Cal Water after the Merger. The Merger will have the effects prescribed under the CGCL. The Articles of Incorporation (the "Surviving Company Articles") and Bylaws (the "Surviving Company Bylaws") will be those of Cal Water, as in effect immediately prior to the Effective Time. However, Dominguez Shareholders will become holders of Group Common Stock as a result of the Merger, and Dominguez Shareholders should be aware that although Group is a California corporation, it intends to seek approval of its shareholders to reincorporate in Delaware. If this approval is obtained and Group becomes a Delaware corporation, the rights of Dominguez Shareholders who become Group shareholders as a result of the Merger will be governed by Delaware law, not California law. See "Comparison of Shareholder Rights" and "Group Reincorporation as a Delaware Corporation."


     At the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or any Dominguez Shareholder, each share of Dominguez Common Stock issued and outstanding (excluding (i) shares of Dominguez Common Stock held directly or indirectly, by Group or any of its wholly-owned subsidiaries, or (ii) DSC Perfected Dissenting Shares) will be converted into the right to receive a minimum of 1.25 shares and a maximum of 1.49 shares of Group Common Stock.


     All holders of options to purchase shares of Dominguez Common Stock prior to the Merger will have their option exercise rights accelerated by Dominguez so that they may exercise all outstanding options held by them immediately prior to the Merger. At the Effective Time, each option granted by Dominguez to purchase shares of Dominguez Common Stock that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Dominguez Common Stock. Currently, there are outstanding options to acquire 40,740 shares of Dominguez Common Stock.


     It is expected that the market price of Group Common Stock will fluctuate between the date of this Proxy Statement-Prospectus and the date on which the Merger is consummated, and thereafter. Upon consummation of the Merger, Dominguez shareholders will receive a minimum of 1.25 and a maximum of 1.49 shares of Group Common Stock for each share of Dominguez Common Stock they own. The exact Exchange Ratio will be determined based on a formula, with $33.75 as the numerator, and a denominator which is the average closing price for the twenty consecutive trading days through the fifth trading day preceding the Effective Time, with a cap of $27.00 and a floor of $22.65. Based on the closing price of Group Common Stock on November 12, 1998 ($26 15/16), the Exchange Ratio would be 1.25 and the value of Group Common Stock received in exchange for each share of Dominguez Common Stock would be $33.75. Based on the closing price of Group common stock on March 25, 1999 ($24 1/2), the Exchange Ratio would be
1.38 and the value of Group Common Stock received in exchange for each share of Dominguez common stock would be $33.75.

     However, the actual value of shares of Group common stock received by Dominguez shareholders could be higher than $33.75 per Dominguez share if the average closing price of Group common stock for the twenty trading days ending on the fifth trading day before the closing is higher than $27.00, and could be lower than $33.75, if the average closing price for such period is lower than $22.65. For further information concerning the historical market prices of Group Common Stock and Dominguez Common Stock, see "Comparative Per Share Market Price and Dividend Information." No assurances can be given concerning the market value of Group Common Stock or Dominguez Common Stock before or after the Effective Time of the Merger.



BACKGROUND OF THE MERGER


     On April 29, 1998, prior to an industry association meeting, Mr. Robert W. Foy, Chairman of the Board of Directors of Group, and Mr. Peter C. Nelson, President and Chief Executive Officer of Group, met with Mr. Brian J. Brady, Chairman of the Board of Directors, President and Chief Executive Officer of Dominguez, and Mr. John S. Tootle, Vice President, Secretary and Chief Financial Officer of Dominguez, at Dominguez' corporate headquarters. The Group representatives pointed out similarities in the two companies' histories and cultures and expressed their interest in forming a long-term relationship between the companies. The Dominguez representatives acknowledged the similarities and informed Group that in the past Dominguez had informally received similar inquiries from other water companies. After consideration of such inquiries, the Dominguez Board had consistently decided that remaining independent was in the best interest of Dominguez and its shareholders. The Dominguez representatives also explained that the Dominguez Board was not interested in spending the company's resources evaluating informal unsolicited inquiries.

     The Dominguez representatives followed up the April 29, 1998 meeting with a letter to Group restating the Dominguez Board's decision to remain independent and its policy of not spending company resources to explore every informal inquiry.

     In May 1998, Mr. Nelson contacted Mr. Brady to inform Dominguez that Group had retained financial and legal advisors to advise Group on the possibility of a merger with Dominguez. During the month of May, the Dominguez representatives reported Group's interest to the Dominguez Board. On June 5, 1998, an ad hoc committee of the Dominguez Board was convened to discuss unsolicited inquiries in general and steps to take if a formal inquiry were received.

     On July 1, 1998, Mr. Nelson informed Mr. Brady that Group was interested in pursuing a merger with Dominguez and to expect a formal proposal from Group. On July 6, 1998, Mr. Brady received a written expression of interest from Mr. Nelson setting forth the general terms of a proposed merger between Group and Dominguez (the "Proposal").


     At its July 15, 1998 meeting, the Dominguez Board reviewed the Proposal and the preliminary financial evaluation of the proposed transaction outlined in the Proposal that had been prepared by the Chief Financial Officer of Dominguez. In addition, Dominguez' outside general counsel outlined for the Dominguez Board its legal obligations in considering the Proposal and the transaction contemplated thereby. The Dominguez Board authorized management of Dominguez to explore the Proposal with representatives of Group and to recommend to the Dominguez Board a proposed financial advisor to evaluate the Proposal. On July 16, 1998, Mr. Brady and Mr. Tootle met with representatives of PaineWebber Incorporated ("PaineWebber") to discuss the retention of PaineWebber as Dominguez' financial advisor with respect to the Proposal.


     On July 30, 1998, the Dominguez Board held a special meeting to consider retaining PaineWebber as financial advisor in connection with the transaction proposed by Group. PaineWebber representatives presented to the Dominguez Board the services that it would provide and a listing of the firm's experience involving utility mergers and acquisitions. The Dominguez Board then approved the retention of PaineWebber as financial advisor for Dominguez in connection with the Proposal. The Dominguez Board also instructed management to develop a time schedule for evaluating the transaction described in the Proposal.

     Over the course of the next two and a half weeks, representatives of the companies had several telephone conversations to discuss further the possible advantages and the terms of a proposed merger between the companies.

     On August 18, 1998, the Dominguez Board held another special meeting to discuss and review the proposed transaction with Group. Representatives of PaineWebber described valuation ranges for Dominguez and presented an earnings accretion and dilution analysis relating to a potential merger of Dominguez with Group based on such valuation ranges. PaineWebber also analyzed the internal information prepared by Dominguez regarding the projected earnings growth of Dominguez over the next several years. Following this presentation, the Board concluded that based upon the valuation range of Dominguez developed by PaineWebber, management, assisted by PaineWebber, should continue to evaluate and hold preliminary discussions with Group representatives and cause to be prepared a confidentiality and exclusivity agreement with Group to permit each company to begin its due diligence review of the other party.


     Prior to the next Dominguez Board meeting, which was held on August 31, 1998, further discussions took place between the management of the two companies. Their respective financial representatives also sought to confirm that the proposed merger would be accretive to earnings for Group's shareholders.

     At its August 31, 1998 Board meeting, the Dominguez Board reviewed with management and PaineWebber representatives the discussions held with Group representatives on these points. The Dominguez Board reviewed and authorized the execution of the Confidentiality and Exclusivity Agreement with Group (which provided, among other things, for Group to have a 60 day exclusivity period to negotiate a definitive merger agreement with Dominguez), the commencement of mutual due diligence between the companies, and for management and PaineWebber to determine the essential terms and conditions of the proposed merger beyond those that were contained in the Proposal and to report back to the Dominguez Board.

     During the following week, the two companies and their respective legal and financial advisors began their mutual due diligence review. During the same period, senior management of the two companies, their financial advisors and their legal representatives discussed the terms of a proposed merger agreement.

     On September 28 and 29, 1998, Dominguez senior management, together with Dominguez' financial and legal advisors, met in San Jose, California with senior management of Group and its financial and legal advisors to conduct reciprocal due diligence regarding Group and Dominguez.

     During the next few weeks, discussions between management and representatives of the companies continued, the mutual due diligence was substantially concluded and a draft of a proposed merger agreement was delivered to Dominguez and its representatives on or about October 19, 1998.

     On October 20, 1998, the Dominguez Board held a special meeting at which senior management of Group made presentations to the Dominguez Board regarding the history and current operations of Group and the benefits of combining the two companies. At this meeting, PaineWebber representatives also updated for the Board the status of their ongoing negotiations with Group representatives and gave their preliminary comments to the first draft of a proposed merger agreement prepared by Group's legal counsel. PaineWebber representatives also reviewed with the Dominguez Board an updated financial analysis of the proposed transaction based on the discussions to date with Group's financial representatives.

     On October 26, 1998, senior management and the legal and financial advisors of the two companies met in San Francisco to negotiate further the terms of a merger agreement. The parties made significant progress in these negotiations, but certain issues remained unresolved, including the purchase price for Dominguez.

     At Dominguez' October 27, 1998 Board of Directors meeting, PaineWebber representatives reviewed with the Dominguez Board the material terms of the proposed merger with Group that had been negotiated to date and that would be contained in the next draft of a merger agreement. The Dominguez Board authorized management to continue negotiations with Group and provided additional guidance in connection with its position on the unresolved issues relating to the proposed merger.


     On November 11, 1998, Group communicated to Dominguez' financial advisors the proposed exchange ratio of 1.18 and the reasons therefor, to be submitted to the Dominguez Board for its consideration at its November 13, 1998 board meeting.


     On November 13, 1998, the Dominguez Board met to review the final terms of the proposed merger as set forth in the draft merger agreement and to receive a fairness opinion from PaineWebber. Eight of

Dominguez' nine directors participated in the meeting. Prior to the meeting, materials regarding the proposed merger had been distributed to the Dominguez Board including the then most recent draft of the merger agreement and certain exhibits thereto. At the meeting, counsel for Dominguez reviewed with the Dominguez Board the terms of the proposed final form of the merger agreement and representatives of PaineWebber reviewed the negotiations that led up to the proposed exchange ratio of 1.18 shares contained in the merger agreement. PaineWebber presented its report to the Dominguez Board, including an in-depth discussion of the analysis performed in the engagement. PaineWebber delivered its written opinion, dated as of November 13, 1998, that the proposed exchange ratio to be received by the holders of Dominguez Common Stock in the proposed merger was fair from a financial point of view to such holders. See "Opinion of Financial Advisor." The Dominguez Board then unanimously approved the Merger as originally contemplated in the Agreement and Plan of Reorganization dated November 13, 1998 (the "Original Merger Agreement"), subject to certain final changes to the Original Merger Agreement and clarification of the employment offers made by Group to Dominguez' Chief Executive Officer and Chief Financial Officer following the Merger. These changes to the Original Merger Agreement were agreed to by Group following the meeting and final terms of the proposed employment offers to the Dominguez officers were finalized on Sunday, November 15, 1998.



     The Original Merger Agreement was executed and delivered on behalf of both companies on Sunday, November 15, 1998, and an announcement thereof was released to the public on that date.



     Dominguez received several letters from American States Water Company ("American States") both before and after the execution of the Original Merger Agreement expressing an interest in a possible merger transaction with Dominguez. Dominguez received the first of these letters shortly before the Dominguez Board approved the Original Merger Agreement. The Dominguez Board and its financial advisor reviewed and evaluated this expression of interest. The Dominguez Board concluded that the expression of interest did not contemplate a transaction that would be superior to the Merger.



     Dominguez received another written expression of interest from American States on December 3, 1998. The Dominguez Board and its financial advisor reviewed and evaluated this expression of interest. The Dominguez Board concluded that the December 3, 1998 expression of interest did not contemplate a transaction that would be superior to the Merger.



     Dominguez received a third written expression of interest from American States on December 21, 1998, and subsequently received another letter from it dated January 21, 1999, reconfirming the interest expressed in its December 21, 1998 letter. The Dominguez Board and its financial advisor reviewed and evaluated the December 21, 1998 expression of interest. The Dominguez Board concluded that it could not determine if this expression of interest contemplated a transaction that would be superior to the Merger due to the very preliminary nature of the expression of interest and certain assumptions and numerous contingencies contained therein. Accordingly, as required by the terms of the Original Merger Agreement, Dominguez did not pursue any discussions or negotiations with American States.



     On February 9, 1999, Dominguez received an unsolicited proposal from American States to acquire all Dominguez Common Stock. This proposal contemplated a stock-for-stock merger pursuant to which each outstanding share of Dominguez Common Stock would be exchanged for 1.23 shares of American States common stock.



     On February 12, 1999, the Dominguez Board, based upon the advice of PaineWebber, determined that this proposal, with a contemplated exchange ratio of 1.23 shares of American States common stock for each share of Dominguez Common Stock outstanding, was an unsolicited Competing Transaction and may be a Superior Proposal, as those terms were defined in the Original Merger Agreement. Based on the direction of the Dominguez Board, in accordance with the terms of the Original Merger Agreement, Dominguez management provided Group with written notice that it had received an unsolicited Competing Proposal from American States that may be a Superior Proposal.



     Subsequent to this notice and as permitted under the Original Merger Agreement, Dominguez and American States executed a mutual confidentiality agreement and, over a three week period, conducted negotiations and mutual due diligence reviews, and met with their respective financial advisors and legal representatives.



     After further negotiations, on March 12, 1999, American States notified Dominguez that it had revised its proposal to provide that each outstanding share of Dominguez Common Stock would be exchanged for a minimum of 1.11 and a maximum of 1.35 shares of common stock of American States, with the intent to deliver to Dominguez shareholders approximately $32.50 in market value of American States Common Stock for each outstanding share of Dominguez Common Stock. The exact number of such shares that would be delivered would be determined based on the market price of American States common stock during a ten day period preceding the effective time of the proposed merger. Based on the closing price of American States common stock on March 12, 1999, an exchange ratio of 1.23 shares (the midpoint between the minimum exchange ratio of 1.11 and the maximum exchange ratio of 1.35) would have resulted in a market value in shares of American States common stock equal to $32.50 for each share of outstanding Dominguez Common Stock. American States representatives then prepared and negotiated with Dominguez representatives a merger agreement which contained substantially identical terms to the terms of the Original Merger Agreement, except for the exchange ratio described above and the agreement of American States to pay all termination fees that Dominguez would be obligated to pay Group under the Original Merger Agreement. These termination fees could have ranged from $1.5 to $2.7 million.



     On March 16, 1999, the Dominguez Board determined, based upon the advice of PaineWebber, that the terms of the proposed merger agreement with American States were more favorable to Dominguez shareholders than the terms of the Original Merger Agreement, and therefore constituted a Superior Proposal as defined in the Original Merger Agreement. In accordance with the terms of the Original Merger Agreement, the Dominguez Board notified Group in writing of this determination on March 16, 1999.



     On March 19, 1999, Group representatives informed Dominguez representatives that Group was willing to amend the Original Merger Agreement to provide for the revised Exchange Ratio. On March 22, 1999, the Group Board met and approved a proposed amendment to the Original Merger Agreement incorporating this revised Exchange Ratio. Later that day, the Dominguez Board met to review the proposed amendment to the Original Merger Agreement. PaineWebber advised the Dominguez Board that the revised Exchange Ratio was more favorable to Dominguez shareholders than the terms of the American States proposal. The Dominguez Board then approved the amendment to the Merger Agreement which was executed by Dominguez and Group on March 22, 1999.



     On March 26, 1999 American States announced that it was terminating its pending proposal to acquire Dominquez.



     As of the date of this Proxy Statement-Prospectus, PaineWebber also has delivered its opinion to Dominguez that as of the date of this Proxy Statement-Prospectus the revised Exchange Ratio to be used in the Merger is fair to the holders of Dominguez Common Stock from a financial point of view.


REASONS OF DOMINGUEZ FOR THE MERGER; RECOMMENDATION OF DOMINGUEZ BOARD OF DIRECTORS


     In reaching its determination to approve the Amended Merger Agreement and the related transactions, the Dominguez Board consulted with management as well as its financial and legal advisors, and considered a number of factors, including the following:


     - An analysis of the historical and projected financial performance, business, operations, financial condition, earnings and prospects of Dominguez and Group and the historical stock price performance of the Group Common Stock.

     - The current and prospective economic environment facing investor-owned water utilities, and Dominguez in particular, including the continued consolidation in the industry and the increasing importance of financial resources in maintaining efficient water systems that comply with applicable federal and state water quality requirements.

     - A review of the pro forma internal projections for Group following the Merger prepared by Group's management and reviewed by Dominguez management and Dominguez' financial advisor, and other internal evaluations prepared by Dominguez management.


     - The terms of the Merger Agreement, including the fact that the Exchange Ratio reflected a premium of approximately 44% to Dominguez Shareholders based on the closing prices of Group Common Stock and Dominguez Common Stock on November 12, 1998 (the last trading date prior to the approval of the Merger by the Dominguez Board) and a premium of 11% based on closing prices as of March 25, 1999, an expected increase in dividends to Dominguez Shareholders following the Merger (59% based upon 1998 dividends paid by Dominguez and Group), and an expected increase in the book value per share for Dominguez Shareholders as a result of a favorable Exchange Ratio in the Merger (20% based on the comparative book values of Dominguez Common Stock and Group Common Stock at December 31,
       1998). The terms of the Amended Merger Agreement would result in an expected increase in dividends to Dominguez shareholders following the Merger of between 45% and 73% (depending upon the exact Exchange Ratio based upon 1998 dividends paid by Dominguez and Group, and an expected increase in the book value per share for Dominguez shareholders of between 59% to 89% (depending upon the exact Exchange Ratio) based upon the comparable book values of Dominguez common stock and Group common stock at December 31, 1998.



     - The presentations of PaineWebber and the opinions of PaineWebber, as financial advisor to Dominguez, that as of the date of such opinions, the Exchange Ratio to be used in the Merger was fair to the holders of Dominguez Common Stock from a financial point of view. See "Opinions of Financial Advisor".


     - The effects of the proposed transaction on Dominguez Shareholders, employees, and customers, including the opportunity of Dominguez Shareholders to share in the anticipated benefits of ownership of Group Common Stock following the Effective Time of the Merger.

     - The belief of Dominguez senior management and of the Dominguez Board that Group and Dominguez have compatible corporate cultures and that Dominguez employees will have excellent career opportunities with Group, which has agreed to offer equivalent employment to all Dominguez employees following the Merger. See "Employee and Employee Benefit Matters."

     - The expectation that the Merger would be considered a tax-free "reorganization" under Section 368(a) of the Internal Revenue Code (the "Code") and that the Merger would be accounted for as a "pooling of interests" for accounting and financial reporting purposes. See "Material Federal Income Tax Consequences" and "Accounting Treatment."


     Additional factors considered by the Dominguez Board relating to the benefits to its customers are described in the Joint Application for Approval of the Merger, dated January 27, 1999, submitted by Group and Dominguez with the California Public Utilities Commission (the "CPUC") seeking the CPUC's approval of the Merger. This document is available for inspection at the CPUC's headquarters located at 505 Van Ness Avenue, San Francisco, California 94102.


     The foregoing discussion of the information and factors considered by the Dominguez Board is not intended to be exhaustive but is believed to include all material factors considered by it. In reaching its determination to approve the Merger, the Dominguez Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to differing factors.

     BASED ON THE FOREGOING, THE DOMINGUEZ BOARD UNANIMOUSLY RECOMMENDS THAT DOMINGUEZ SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

REASONS OF GROUP FOR THE MERGER

     The Group Board believes that the Merger is in the best interests of Group and its shareholders for the following reasons:

     - The Merger can provide improved opportunities to realize significant benefits for the shareholders, customers and employees of both companies than could be realized if each company continued to operate independently.

     - There will be continued consolidation in the water industry. In the United States, there are currently over 50,000 separate water purveyors. About 85% of the water systems are publicly owned and only 15% are investor owned systems. Based on the large number of water systems, it is obvious that both public and private smaller systems would benefit from consolidation. The need for increased capital expenditures to comply with new water quality requirements and the replacement of aging infrastructure is beyond the resources of many systems with a limited number of customers.

     - Group shareholders will realize increased value since the transaction, excluding any one-time transaction expenses, is projected to be accretive to earnings in the first full calendar year of operations.

     - The Merger will provide Group with a larger presence in the South Bay area of the Los Angeles Basin. New service territories will also be gained in the Kern River Valley to the east of Group's existing Bakersfield district, in the Antelope Valley area of Southern California and in the Russian River area of Northern California. These new systems will expand Group's customer base by about 40,000 accounts. The increased presence in the South Bay will provide more future growth opportunities. New systems in other areas of California will expand growth opportunities into areas where Group currently does not have a presence.

     - Significant operational synergies are expected to be realized from the Merger, especially in the South Bay area of the Los Angeles Basin. Dominguez' existing 33,000 account system is adjacent to Group's Hermosa-Redondo district and close to Group's Palos Verdes and Hawthorne districts. Combined, the four operations will serve about 87,000 customers.

     - Combining Group and Dominguez will allow the varied expertise of the two companies to be spread over a larger customer base. This will allow benefit to all customers through improved operational efficiencies.

     - Dominguez has a profitable and established water rights brokerage business. The merged company will work to maintain and expand this function which expands the non-regulated water related business.

     There can be no assurance, however, that any of the results, efficiencies or opportunities described in this section will be achieved as a result of the Merger. See "Forward Looking Statements" and "Risk Factors."


OPINIONS OF FINANCIAL ADVISOR



     Dominguez retained PaineWebber as its exclusive financial advisor in connection with the Merger. In connection with such engagement, Dominguez requested PaineWebber to render an opinion as to whether or not the initial exchange ratio of 1.18 and subsequently the Exchange Ratio, is fair, from a financial point of view, to the shareholders of Dominguez. PaineWebber was not requested to, and did not determine the initial exchange ratio or the Exchange Ratio to be provided in the Merger, which were determined through arms-length negotiations between Dominguez and Group.



     In connection with the Dominguez Board's consideration of the Merger, PaineWebber delivered its opinion (the "November 13, 1998 PaineWebber Opinion") to the effect that, as of November 13, 1998, and based on its review and assumptions and subject to the limitations summarized below, the exchange ratio of 1.18 is fair, from a financial point of view, to the Dominguez shareholders. At that time, the Original Merger Agreement provided for a fixed exchange ratio of 1.18 shares of Group Common Stock to be exchanged for each outstanding share of Dominguez Common Stock. Subsequent to delivery of the November 13, 1998 PaineWebber Opinion, Dominguez and Group amended the Original Merger Agreement to replace this fixed exchange ratio with the Exchange Ratio. At the March 22, 1999 meeting of the Dominguez Board, PaineWebber performed analyses which incorporated the Exchange Ratio in order to determine the subsequent potential pro forma effect of the Merger on Group's earnings per share for the fiscal years ending December 31, 2000 through 2003. A summary of this analysis is listed under "Additional Pro Forma Merger Analysis." As of the date of this Proxy Statement-Prospectus, PaineWebber performed certain procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors
considered in connection therewith and delivered its opinion (the "April   ,
1999 PaineWebber Opinion") to the effect that, as of April   , 1999 and based on
its review and assumptions and subject to the limitations summarized below, the revised Exchange Ratio is fair, from a financial point of view, to the Dominguez shareholders. The summary analyses below, with the exception of the "Additional Pro Forma Merger Analysis," reference the November 13, 1998 PaineWebber Opinion.


     The PaineWebber Opinion was prepared at the request and for the information of the Dominguez Board and does not constitute a recommendation to any shareholder of Dominguez as to how any such shareholder should vote with respect to the Merger. The PaineWebber Opinion does not address the relative merits of the Merger and any other transactions or business strategies discussed by the Dominguez Board as alternatives to the Merger or the decision of the Dominguez Board to proceed with the Merger. PaineWebber was not requested or authorized to solicit, and did not solicit, potential purchasers of Dominguez. Dominguez did not place any limitations upon PaineWebber with respect to the procedures followed or factors considered in rendering the PaineWebber Opinion.

     In arriving at its opinion, PaineWebber, among other things: (i) reviewed, among other public information, Dominguez' Annual Reports, Forms 10-K and related financial information for the four fiscal years ended December 31, 1997 and Dominguez' Form 10-Q and the related unaudited financial information for the nine months ended September 30, 1998; (ii) reviewed, among other public information, Group's Annual Reports, Forms 10-K and related financial information for the four fiscal years ended December 31, 1997 and Group's Form 10-Q and the related unaudited financial information for the nine months ended September 30, 1998; (iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flows, assets and prospects of Dominguez and Group, furnished to PaineWebber by Dominguez and Group, respectively; (iv) conducted discussions with members of senior management of Dominguez and Group concerning their respective businesses and prospects; (v) compared the historical market prices and trading activity for Dominguez Common Stock and Group Common Stock with those of certain publicly traded companies which PaineWebber deemed to be relevant; (vi) compared the financial position and results of operations of Dominguez and Group with those of certain publicly traded companies which PaineWebber deemed to be relevant; (vii) compared the financial terms of the Merger with the financial terms of certain other mergers and acquisitions which PaineWebber deemed to be relevant; (viii) considered the potential pro forma effects of the Merger on Group; (ix) reviewed a draft of the Merger Agreement in the form presented to Dominguez' Board of Directors; and (x) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as PaineWebber deemed necessary including PaineWebber's assessment of regulatory, general economic, market and monetary conditions.

     In preparing the PaineWebber Opinion, PaineWebber relied on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to PaineWebber by or on behalf of Dominguez and Group, and PaineWebber has not assumed any responsibility to independently verify such information. PaineWebber has assumed, with Dominguez' consent, that the financial forecasts examined by it were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of Dominguez and Group as to the future performance of Dominguez and Group, respectively. PaineWebber has also relied upon assurances of the managements of Dominguez and Group that they were unaware of any facts that would make the information or financial forecasts provided to PaineWebber incomplete or misleading. PaineWebber has also assumed, with Dominguez' consent, that (i) the Merger will be accounted for under the pooling-of-interests method of accounting; (ii) the Merger will be a tax-free reorganization; and (iii) any material liabilities (contingent or otherwise, known or unknown) of Dominguez or Group are as set forth in the consolidated financial statements of Dominguez and Group, respectively. PaineWebber did not make an independent evaluation or appraisal of the assets or liabilities

(contingent or otherwise) of Dominguez or Group, nor was PaineWebber furnished with any such evaluations or appraisals. The PaineWebber Opinion is based upon regulatory, general economic, market and monetary conditions existing on the date thereof. Furthermore, PaineWebber expressed no opinion as to the price at which Group Common Stock may trade at any time subsequent to the Merger.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, PaineWebber believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the PaineWebber Opinion. In its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Dominguez and Group. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and neither Dominguez nor PaineWebber assumes responsibility for the accuracy of such analyses and estimates.

     The following paragraphs summarize the significant analyses performed by PaineWebber in arriving at the PaineWebber Opinion.

     Stock Trading History: PaineWebber reviewed the history of the trading prices and volume for the Dominguez Common Stock and the Group Common Stock, both separately and in relation to market and comparable company indices. The market index represented the Standard & Poor's 40 Utilities Index. The comparable company indices represented (i) an index of eight water utility companies: American States Water Company, Aquarion Company, Connecticut Water Service, Inc., E'town Corporation, Middlesex Water Company, SJW Corp., Southwest Water Company and United Water Resources Inc. (collectively, "Water Composite I"); and (ii) an index of ten water utility companies including all the companies in Water Composite I plus American Water Works Company, Inc. and Philadelphia Suburban Corporation (collectively, the "Comparable Companies"). In addition, PaineWebber reviewed the historical implied exchange ratio between Dominguez Common Stock and Group Common Stock and compared this to the Exchange Ratio. PaineWebber noted that the Exchange Ratio consistently fell above the historical implied exchange ratio.

     Selected Comparable Public Company Analysis: Using publicly available information, PaineWebber compared selected historical and projected financial, operating and stock market performance data of Dominguez and Group to the corresponding data of the Comparable Companies. PaineWebber noted there are no directly comparable companies to Dominguez and Group.

     With respect to Dominguez and the Comparable Companies, PaineWebber compared multiples of total enterprise value (market value, as hereinafter defined, plus preferred stock and debt less cash and cash equivalents) to latest twelve month ("LTM") earnings before interest, taxes and depreciation and amortization ("EBITDA"). PaineWebber also compared multiples of market value (share price multiplied by shares outstanding including in-the-money options and warrants) to LTM net income, book value of equity, estimated 1998 and 1999 net income (as estimated by First Call or I/B/E/S research earnings estimates) and compared indicated dividend yield. Dominguez' LTM ended June 30, 1998 multiples of LTM EBITDA, LTM net income, book value of equity, estimated 1998 and 1999 net income and Dominguez' indicated dividend yield as of November 9, 1998 were 8.8x, 18.9x, 2.2x, 16.8x, 16.8x and 4.0%, respectively. As of November 9, 1998 the Comparable Companies' median multiples of LTM EBITDA, LTM net income, book value of equity, estimated 1998 and 1999 net income and the Comparable Companies' median indicated dividend yield were 10.3x, 17.7x, 1.9x, 17.4x, 16.5x and 4.6%, respectively. PaineWebber applied the Comparable Companies' median multiples to Dominguez' LTM EBITDA, LTM net income, book value of equity, estimated 1998 and 1999 net income (as estimated by Dominguez management) and applied the

Comparable Companies' median indicated dividend yield to Dominguez' indicated dividend and derived a range of fully diluted equity values of $21.00 to $25.00 per share. Based on Group's closing stock price of $26.875 on November 11, 1998, this implied an exchange ratio of 0.78x to 0.93x. PaineWebber noted that the Exchange Ratio fell above this range.

     With respect to Group and the Comparable Companies, PaineWebber compared multiples of total enterprise value to LTM EBITDA. PaineWebber also compared multiples of market value to LTM net income, book value of equity, estimated 1998 and 1999 net income (as estimated by First Call or I/B/E/S research earnings estimates) and compared indicated dividend yield. Group's LTM ended June 30, 1998 multiples of LTM EBITDA, LTM net income, book value of equity, estimated 1998 and 1999 net income and Group's indicated dividend yield as of November 9, 1998 were 9.7x, 20.3x, 2.1x, 18.3x, 17.6x and 4.0%, respectively. As of November 9, 1998 the Comparable Companies' median multiples of LTM EBITDA, LTM net income, book value of equity, estimated 1998 and 1999 net income and median indicated dividend yield were 10.3x, 17.7x, 1.9x, 17.4x, 16.5x, and 4.6%, respectively. PaineWebber applied the Comparable Companies' median multiples to Group's LTM EBITDA, LTM net income, book value of equity, estimated 1998 and 1999 net income (both as estimated by Group management) and applied the Comparable Companies' median indicated dividend yield to Group's indicated dividend and that derived a range of fully diluted equity values of $23.00 to $27.00 per share. The Group Common Stock closing price of $26.875 on November 11, 1998, fell within this range.

     Selected Comparable Mergers and Acquisitions Analysis: PaineWebber reviewed publicly available financial information for selected mergers and acquisitions involving target companies in the water utility and gas distribution utility businesses. The selected mergers and acquisitions PaineWebber analyzed included (acquiror/target): American Water Works Company, Inc./National Enterprises Inc., Philadelphia Suburban Corporation/Consumers Water Company, Eastern Enterprises/Essex County Gas Company, NIPSCO Industries/IWC Resources, TECO Energy, Inc./Lykes Energy Inc., Atmos Energy Corporation/United Cities Gas Company, American Water Works Company, Inc./Pennsylvania Gas and Water Company, United Water Resources Inc./GWC Corporation (collectively, the "Comparable Transactions"). PaineWebber noted that there are no directly comparable transactions to the Merger.

     PaineWebber reviewed the consideration paid (for stock deals, based on the acquirer's stock price on the day prior to the announcement of the transaction) in the Comparable Transactions and compared multiples of total enterprise value to the target's LTM (latest twelve months prior to the announcement of the transaction) EBITDA and earnings before interest and taxes ("EBIT"). PaineWebber also reviewed multiples of market value to the target's LTM net income, book value of equity and LTM cash flow from operations (net income plus depreciation and amortization) ("CFFO"). PaineWebber calculated the Comparable Transactions' multiples of LTM EBITDA, LTM EBIT, LTM net income, book value of equity and LTM CFFO to be 9.0x, 13.3x, 22.1x, 2.4x and 10.2x, respectively. PaineWebber applied the Comparable Transactions' median multiples to Dominguez' LTM EBITDA, LTM EBIT, LTM net income, book value of equity and LTM CFFO and derived a range of fully diluted equity values of $23.00 to $27.00 per share. Based on Group's closing stock price of $26.875 on November 11, 1998, this implied an exchange ratio range of 0.86x to 1.00x. PaineWebber noted that the Exchange Ratio fell above this range.

     Contribution Analysis: PaineWebber noted that based on the Exchange Ratio, holders of Dominguez Common Stock will own approximately 12.5% of the combined company's equity, on a fully-diluted basis. PaineWebber analyzed Dominguez' and Group's relative contribution to the combined entity with respect to LTM revenue, EBITDA, EBIT and net income. Dominguez would have contributed to the combined entity's LTM revenue, LTM EBITDA, LTM EBIT and net income 12.6%, 9.4%, 9.3% and 10.1%, respectively. PaineWebber also analyzed the relative contribution of Dominguez' and Group's net utility plant, total assets and regulated customers as of June 30, 1998. Dominguez would have contributed to the combined entity's net utility plant, total assets and regulated customers, 7.7%, 8.8% and 9.0%, respectively. The results of this contribution analysis are not necessarily indicative of the contributions that the respective businesses may have in the future.

     Discounted Cash Flow Analysis: PaineWebber analyzed Dominguez based on an unleveraged discounted cash flow analysis of the projected financial performance of Dominguez. Such projected financial performance was based upon a five-year forecast for Dominguez provided by Dominguez management. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flows generated over the five-year period and then added a terminal value based upon a range of EBITDA multiples from 8.0x to 9.5x. The unleveraged after-tax cash flows and terminal value were discounted using a range of discount rates from 9.0% to 10.5%. Based on this analysis, PaineWebber derived fully diluted equity values of $22.00 to $25.00 per share for Dominguez. Based on Group Common Stock closing price of $26.875 on November 11, 1998, this implied an exchange ratio range of 0.82x to 0.93x. PaineWebber noted that the Exchange Ratio fell above this range.

     PaineWebber analyzed Group based on an unleveraged discounted cash flow analysis of the projected financial performance of Group. Such projected financial performance was based upon a five-year forecast for Group provided by Group management. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flows generated over the five-year period and then added a terminal value based upon a range of EBITDA multiples from 8.5x to 10.0x. The unleveraged after-tax cash flows and terminal value were discounted using a range of discount rates from 9.0% to 10.5%. Based on this analysis, PaineWebber derived fully diluted equity values of $25.00 to $28.00 per share. PaineWebber noted that the Group Common Stock closing price of $26.875 on November 11, 1998, fell within this range.

     Premiums Paid Analysis: PaineWebber analyzed purchase price per share premiums paid in selected publicly-disclosed transactions in all industries with transaction values between $30 million and $100 million announced since January 1, 1996. This analysis indicated mean premiums to the target's closing stock price one day, one week and four weeks prior to the announcement of the transaction of 22.6%, 29.0% and 36.5%, respectively. This analysis also indicated median premiums to the target's closing stock price one day, one week and four weeks prior to the announcement of the transaction of 18.1%, 23.5% and 31.7%, respectively. Based on Dominguez' closing stock prices one day, one week and four weeks prior to its closing stock price on November 11, 1998, applying the mean and median premiums to the appropriate Dominguez Common Stock closing prices yielded fully diluted equity values of $28.00 to $30.00 per share. Based on Dominguez' Common Stock closing price of $26.875 on November 11, 1998, this implied an exchange ratio range of 1.04x to 1.12x. PaineWebber noted that the Exchange Ratio fell above this range.

     Pro Forma Merger Analysis: PaineWebber performed an analysis of the potential pro forma effect of the Merger on Group's earnings per share ("EPS")for the fiscal years ending December 31, 2000 through 2003. In performing this analysis, PaineWebber assumed (i) the Exchange Ratio; (ii) the Merger would be accounted for under the pooling-of-interests method of accounting; and (iii) certain estimated annual cost savings due to the Merger as estimated by the managements of Dominguez and Group. PaineWebber combined the projected operating results of Dominguez (provided by Dominguez management) with the corresponding projected operating results of Group (provided by Group management) to arrive at the combined company projected pro forma net income. PaineWebber divided the combined company projected pro forma net income by the pro forma shares outstanding to arrive at the combined company projected pro forma EPS. PaineWebber then compared the combined company projected pro forma EPS to Group's projected stand-alone EPS (provided by Group management) to determine the projected pro forma impact on Group's EPS. This analysis suggested that the Merger should result in accretion to Group's EPS for the fiscal years ended December 31, 2000 through 2003.


     Additional Pro Forma Merger Analysis: On March 22, 1999, PaineWebber performed an analysis of the potential pro forma effect of the Merger on Group's EPS for the fiscal years ending December 31, 2000 through 2003. In performing this analysis, PaineWebber assumed (i) the Exchange Ratio; (ii) the Merger would be accounted for under the pooling-of-interests method of accounting; and (iii) certain estimated annual cost savings due to the Merger as estimated by the managements of Dominguez and Group. PaineWebber combined the projected operating results of Dominguez (provided by Dominguez management) with the corresponding projected operating results of Group (provided by Group management) to arrive at the combined company projected pro forma net income. PaineWebber divided the combined company projected pro forma net income by the pro forma shares outstanding to arrive at the combined company projected pro forma EPS. PaineWebber then compared the combined company projected pro forma EPS to Group's projected stand-alone EPS (provided by Group management) to determine the projected pro forma impact on Group's EPS. This analysis suggested that the Merger should result in accretion to Group's EPS for the fiscal years ended December 31, 2000 through 2003.


     Dominguez selected PaineWebber to be its financial advisor in connection with the Merger because PaineWebber is a prominent investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes, with experience in utility mergers and acquisitions.


     Pursuant to an engagement letter between Dominguez and PaineWebber dated August 10, 1998, PaineWebber has earned and been paid a retention fee of $50,000 and a fee of $400,000 for rendering of the PaineWebber Opinion. In addition, PaineWebber will receive a fee, payable upon completion of the Merger, equal to approximately $350,000 and will be reimbursed for certain of its related expenses. PaineWebber will not be entitled to any additional fees or compensation in the event the Merger is not approved or otherwise consummated. Dominguez also agreed, under separate agreement, to indemnify PaineWebber, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling PaineWebber or any of its affiliates against certain liabilities, including liabilities under federal securities laws.


     In the past, PaineWebber and its affiliates have provided investment banking services to Dominguez and have received fees for the rendering of these services. In addition, a representative of PaineWebber is a member of the Dominguez Board. This representative has had no involvement in the Merger on behalf of PaineWebber. PaineWebber may provide financial advisory services to, and may act as underwriter or placement agent for, the combined company in the future. In the ordinary course of PaineWebber's business, PaineWebber may actively trade the securities of Dominguez and Group for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.


     THE FULL TEXTS OF THE APRIL   , 1999 PAINEWEBBER OPINION AND THE NOVEMBER
13, 1998 PAINEWEBBER OPINION WHICH SET FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, ARE ATTACHED AS APPENDIX "B" AND APPENDIX "C" TO THIS PROXY STATEMENT-PROSPECTUS AND ARE INCORPORATED HEREIN BY REFERENCE. DOMINGUEZ SHAREHOLDERS ARE URGED TO READ THESE OPINIONS CAREFULLY IN THEIR ENTIRETY. THE OPINIONS ARE ADDRESSED TO THE DOMINGUEZ BOARD AND RELATE ONLY TO THE FAIRNESS OF THE ORIGINAL EXCHANGE RATIO AND THE REVISED EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DO NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DO NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER
SHOULD VOTE AT THE DOMINGUEZ SPECIAL MEETING. THE SUMMARIES OF THE APRIL   ,
1999 PAINEWEBBER OPINION AND THE NOVEMBER 13, 1998 PAINEWEBBER OPINION SET FORTH IN THIS PROXY STATEMENT-PROSPECTUS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINIONS.


INTERESTS OF CERTAIN PERSONS IN THE MERGER


     General. In connection with their approval of the Original Merger Agreement and the Amended Merger Agreement and the transactions contemplated thereby, the Dominguez Board and the Group Board considered the proposed post-Merger participation by certain members of Dominguez management and of the Dominguez Board in the operations of Group.


     Senior Management. Group has offered Brian J. Brady, President and Chief Executive Officer of Dominguez, and John S. Tootle, Vice President, Secretary and Chief Financial Officer of Dominguez, positions with Group following the Merger. Group has offered Mr. Brady the position of Vice President, Regulated Acquisitions. His principal responsibilities would be with respect to regulatory acquisitions and mergers for Group. Group has offered Mr. Tootle employment with Group in a capacity and with responsibilities and duties in legal and regulatory matters involving the CPUC and financial matters. The term of employment for both Mr. Brady and Mr. Tootle would be for three years, subject to earlier termination by either Group or Mr. Brady or Mr. Tootle, as the case may be, with or without cause. Except in the event that employment is terminated by Group for cause, if employment were terminated prior to the expiration of the employment term, Mr. Brady or Mr. Tootle, as the case may be, would be entitled to receive a payment equal to the lesser of the remaining balance of base salary he would be entitled to receive for the remainder of the term of his employment, or two years' base salary from Group in exchange for his agreement not to solicit Group employees or compete with Group. Mr. Brady and Mr. Tootle would each be entitled to a base salary from Group calculated with reference to their respective salaries with Dominguez at the Effective Time and the average of certain past bonuses. In 1998, Mr. Brady received a salary of $156,613 and a bonus of $26,402 (for services rendered during 1997), and Mr. Tootle received a salary of $113,475 and a bonus of $15,295 (for services rendered during 1997). Mr. Brady and Mr. Tootle each would be entitled to the same package of benefits available to other executives of Group at their same levels.


     Option Holders. The Amended Merger Agreement contemplates that immediately prior to the Merger, Dominguez will accelerate the exercise rights of all then outstanding options to purchase Dominguez Common Stock so that the holders of these options may exercise them immediately prior to the Merger.



     Group Board. The Amended Merger Agreement provides that immediately prior to the Effective Time, Group will select one member of the Dominguez Board to serve on the Group Board. See "Board of Directors, Management and Operations after the Merger."



     Directors and Officers Insurance. The Amended Merger Agreement provides that, prior to the Effective Time, Dominguez will obtain a policy of insurance ("D&O Insurance") that will be effective for up to a four year period following the Effective Time insuring its directors and officers and those of the Dominguez Subsidiaries, and those persons who become directors and officers of Dominguez or Dominguez Subsidiaries between the date of the Amended Merger Agreement and the Effective Time. This insurance shall be no less protective in terms of policy limits, coverage or limitations than the insurance for officers and directors maintained by Dominguez at the date of the Amended Merger Agreement. Dominguez' current D&O Insurance insures those persons covered by it for an aggregate coverage of $22 million, consisting of $3 million of primary coverage and $19 million of excess "umbrella" coverage. The new D&O Insurance to be obtained by Dominguez (the "New Policy") will provide for coverage that will cover acts and omissions occurring prior to the Effective Time and acts and omission relating to the Amended Merger Agreement and the actions contemplated thereby to the extent such insurance is commercially available. The Amended Merger Agreement further provides, however, that Dominguez may not obtain or pay for any coverage under the New Policy that requires an annual premium that exceeds 150% of the annual premium that Dominguez pays for its D&O Insurance at the date of the Amended Merger Agreement, plus any general increases in the cost of D&O Insurance between the date of the Amended Merger Agreement and the periods covered by the New Policy.


THE EFFECTIVE TIME


     Subject to the satisfaction or waiver of certain conditions contained in the Amended Merger Agreement, the parties will cause the Effective Time to occur on the fifth business day after the last to occur of (i) the approval of the Amended Merger Agreement and the transactions contemplated thereby by the Dominguez Shareholders, (ii) the receipt of all permits, authorizations, approvals and consents required by law and the Amended Merger Agreement, (iii) the expiration of all applicable waiting periods under the law, and (iv) the expiration of the 30 day period following the mailing by Dominguez to its shareholders of a Notice of Approval of the Merger by the outstanding shares pursuant to Section 1301 of the CGCL; provided, however, that the Effective Time shall not be later than November 13, 1999 and any permitted extension thereto under the Amended Merger Agreement, unless otherwise agreed to by a majority of the respective Boards of Directors of Dominguez and Group.


     At the Effective Time, the Dominguez Shareholders will cease to be Dominguez Shareholders, and will have no rights as Dominguez Shareholders, other than the right to receive (i) the number of shares of Group Common Stock and cash in lieu of fractional shares, if any, to which they may be entitled pursuant to the Exchange Ratio; and (ii) any dividend or other distribution with respect to Dominguez Common Stock, with a record date occurring prior to the Effective Time. After the Effective Time, there will be no transfers on the stock transfer books of Dominguez or of shares of Dominguez Common Stock.

EXCHANGE OF CERTIFICATES

     At or prior to the Effective Time, Group will deposit, or will cause to be deposited, with Boston EquiServe, (the "Exchange Agent"), certificates representing the shares of Group Common Stock ("Group Certificates"), and an estimated amount of cash to be paid in lieu of fractional shares, to which a holder of record of certificates for shares formerly representing Dominguez Common Stock ("Dominguez Certificates") would otherwise be entitled based on the Exchange Ratio.

     As soon as practicable after the Effective Time, the Exchange Agent will mail to each holder of record of Dominguez Common Stock shares at the Effective Time transmittal materials for use in exchanging the Dominguez Certificates for the Group Certificates. At the Effective Time, each Dominguez Shareholder's shares of Dominguez Common Stock will be converted into the right to receive (i) Group Certificates into which Dominguez Shareholder's shares of Dominguez Common Stock are converted pursuant to the Exchange Ratio, and (ii) a check in respect of any fractional share interests or dividends or distributions. The Group Certificates and any check will be delivered to the Dominguez Shareholder upon delivery to the Exchange Agent of his/her Dominguez Certificates (or indemnity reasonably satisfactory to Group and the Exchange Agent if any of such Dominguez Certificates have been lost, stolen or destroyed). No interest will be paid on any cash to be paid upon such delivery.

     DOMINGUEZ SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL MATERIALS AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

     No fractional shares of Group Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Group will pay to each Dominguez Shareholder who would otherwise be entitled to a fractional share of Group Common Stock (after taking into account all Dominguez shares owned by such shareholder) an amount in cash to be paid in lieu of fractional shares (without interest) determined by multiplying the fraction of the share of Group Common Stock to which such holder would otherwise be entitled by the average of the daily closing price of a share of Group Common Stock reported on the NYSE during the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time (calculated to the nearest hundredth).


     Notwithstanding the foregoing, neither the Exchange Agent nor any party to the Amended Merger Agreement will be liable to any holder of Dominguez Common Stock (or, if after the Effective Time, former Dominguez Shareholder) for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.



     No dividends or other distributions with respect to Group Common Stock with a record date occurring after the Effective Time will be paid to the holder of any unsurrendered Dominguez Certificate, and such holder will not have voting rights with respect to such Group Common Stock, until the holder surrenders such Certificate in accordance with the terms of the Amended Merger Agreement. After the proper surrender of a Dominguez Certificate and subject to the effect of applicable laws, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest thereon, which had previously become payable with respect to shares of Group Common Stock.


REPRESENTATIONS AND WARRANTIES


     The Amended Merger Agreement contains customary representations and warranties by each of Group and Dominguez relating to, among other things, (a) their respective organization, the organization of their respective subsidiaries and similar corporate matters; (b) their respective capital structure; (c) authorization, execution, delivery, performance and enforceability of the Amended Merger Agreement and related matters; (d) regulatory approvals; (e) compliance with applicable laws and agreements; (f) reports and financial statements filed with the Securities and Exchange Commission (the "SEC") and the accuracy of information contained therein; (g) absence of material adverse changes and undisclosed liabilities; (h) litigation; (i) the accuracy of information supplied by each of Group and Dominguez for use in the Registration Statement, of which this Proxy Statement-Prospectus forms a part, that Group has filed in connection with the issuance and registration of Group Common Stock to be issued in the Merger; (j) tax matters;
(k) retirement and other employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (l) labor issues; and (m) environmental matters. The representations and warranties of each of the parties to the Amended Merger Agreement will expire immediately after the Effective Time.


CONDUCT OF BUSINESS PRIOR TO THE MERGER AND OTHER COVENANTS


     Limitation on Dominguez' Conduct Prior to Effective Time of the Merger. The Amended Merger Agreement provides that between the date of the Amended Merger Agreement and the Effective Time, except as permitted by the Amended Merger Agreement and subject to requirements of laws and regulations generally applicable to California corporations, or unless Group shall otherwise provide its written consent, Dominguez and each wholly-owned subsidiary of Dominguez (the "Dominguez Subsidiaries") will conduct its business in the ordinary course in substantially the manner previously conducted and in accordance with sound business practices and without the prior written consent of Group, it will not, among other things:



          (a) issue capital stock, rights, warrants, options or convertible or similar securities or issue long term debt, other than pursuant to the exercise of certain stock options outstanding as of the date of the Amended Merger Agreement (the "Dominguez Options") or in connection with certain pending and future acquisitions of small water companies consummated prior to the Effective Time;


          (b) declare or pay any dividends on or make other distributions in respect of or split, combine or reclassify any of its capital stock other than the payment of its regular quarterly cash dividend to its shareholders in amounts consistent with past practice;

          (c) affect certain other changes in its capitalization;

          (d) purchase, redeem or otherwise acquire any of its capital stock or other securities or any rights, options, or securities to acquire such capital stock or other securities;

          (e) grant any general or uniform increase in the rate of pay of employees or employee benefits except in the ordinary course of business consistent with past practice or enter into any new employment agreement or adopt any employee benefit plan or amend or modify any existing employment agreement or employee benefit plan or arrangement, except for those amendments that are required by law;


          (f) grant any increase in salary, incentive compensation or employee benefits or pay any bonus or voluntarily accelerate the vesting of any employee benefits (other than the acceleration and vesting of Dominguez Options outstanding on the date of the Amended Merger Agreement), except for annual salary increases of not more than 3.5% in the aggregate which may not be in the form of stock options and shall only be granted in the ordinary course of business consistent with past practice or as required by an existing written employment agreement or pursuant to the 1996 Dominguez bonus plan, as amended;


          (g) make any capital expenditure or commitments with respect thereto that exceed $50,000 in the aggregate, except for (i) ordinary repairs, renewals and replacements, (ii) any agreement or commitment under any Dominguez approved planned capital budget program, and (iii) developer funded projects in accordance with applicable CPUC Rules;

          (h) change its tax or accounting policies and procedures or any method or period of accounting unless required by generally accepted accounting principles or a Governmental Entity;

          (i) invest funds in any entity other than by way of certain short term obligations of the United States Treasury, or investment grade municipal bonds, in the ordinary course of business consistent with past practice;

          (j) amend or modify any material contract or enter into any material contract other than (i) amendments or modifications entered into in the ordinary course of business consistent with past practice, (ii) any agreement or commitment under any Dominguez approved planned capital budget program, and (iii) developer funded projects in accordance with applicable CPUC Rules;

          (k) sell, transfer, mortgage, encumber, amend its indenture to encumber or otherwise dispose of any assets of Dominguez or the Dominguez Subsidiaries or release or waive any claim, except in the ordinary course of business and consistent with past practice;


          (l) knowingly take any action which would or is reasonably likely to
     (i) adversely affect the ability of Group or Dominguez to obtain any necessary approval of any Governmental Entity required for the transactions contemplated by the Amended Merger Agreement; (ii) adversely affect Dominguez' ability to perform its covenants and agreements under the Amended Merger Agreement; or (iii) result in any of the conditions to the performance of Group or Dominguez' obligations under the Amended Merger Agreement not being satisfied;


          (m) knowingly take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code or prevent Group from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

          (n) settle any claim, action or proceeding involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

          (o) incur any indebtedness for borrowed money, excluding extensions of existing bank lines of credit, or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, except for short-term borrowings made at prevailing market rates and terms;


          (p) amend its Articles of Incorporation or Bylaws, except as may be required to effect the transactions contemplated by the Amended Merger Agreement;


          (q) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

          (r) close any offices at which business is conducted or open any new offices except for those opened in connection with any pending acquisition;


          (s) initiate, solicit or encourage any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any competing transaction, as defined in the Amended Merger Agreement ("Competing Transaction"), or, subject to the Dominguez Board exercising its fiduciary duties and subject to certain exceptions, negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its affiliates to take any such action (see "No Solicitation of Transactions" for more information);


          (t) change any of its basic policies and practices with respect to operations, cash flow planning, marketing, budgeting, profit and tax planning, personnel practices or any other material aspect of its business or operations, except such changes as may be required by any Governmental Entity;

          (u) grant any person a power of attorney or similar authority;

          (v) reverse, other than in accordance with generally accepted accounting principles, any reserves for contingent tax liabilities for income tax on services;

          (w) sell any security other than in the ordinary course of business, or engage in gains trading; or

          (x) agree or commit to take any of the prohibited actions described above.

     Affirmative Conduct of Dominguez and Dominguez Subsidiaries Prior to Effective Time of the Merger. The Amended Merger Agreement provides that between the date of the Amended Merger Agreement and the Effective Time, Dominguez shall, and shall cause each of the Dominguez Subsidiaries, among other things, to:


          (a) use commercially reasonable efforts to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with customers, employees and others having business relationships with Dominguez or any of the Dominguez Subsidiaries;

          (b) use its commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of Dominguez and each of the Dominguez Subsidiaries;

          (c) use its commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties for which it is responsible and on its business operations;

          (d) perform its material contractual obligations and not become in material default on any such obligations;

          (e) duly observe and conform in all material respects to all lawful requirements applicable to the business of Dominguez or any of the Dominguez Subsidiaries;

          (f) maintain its assets and properties in good condition and repair, normal wear and tear excepted;

          (g) promptly advise Group if any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control of 5% or more of the outstanding Dominguez Common Stock prior to the Effective Time;

          (h) promptly notify Group regarding any notification of potential adjustments to the tax liabilities of Dominguez arising from actions or threatened actions of any taxing authority, or any actual or threatened collection enforcement activity by any tax authority with respect to its tax liabilities;

          (i) make available to Group Dominguez SEC filings at the time of filing, press releases at the time of release, and monthly unaudited balance sheets and income statements of Dominguez within 25 days after the close of each calendar month;

          (j) use its commercially reasonable efforts to obtain any required third party consent to the Merger with respect to any material contract, agreement, lease, license, arrangement, release or permit of Dominguez or the Dominguez Subsidiaries that is contemplated by the Agreement as being required in connection with the Merger;


          (k) furnish to Group in a timely manner a copy of any communication submitted to the Dominguez Board or any committee thereof, including notice of the relevant terms of any Competing Transaction presented to Dominguez, subject to exceptions relating to communications regarding Dominguez' rights and obligations under the Amended Merger Agreement or the transactions contemplated thereby, including any Competing Transaction, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product;


          (l) provide Group and its representatives continuing access to the books and records and other information relevant to the operations of Dominguez and the Dominguez Subsidiaries;

          (m) cause to be accurate all its filings with any Governmental Entity and make available to Group copies of all such filings;


          (n) promptly notify Group of any event of which Dominguez obtains knowledge which has or may have a materially adverse affect on Dominguez or of the determination by Dominguez that it is unable to meet any of the conditions set forth in the Amended Merger Agreement that are conditions precedent to the performance of Group and Cal Water's obligations thereunder;



          (o) promptly deliver copies of all communications and reports sent to Dominguez Shareholders, all reports that Dominguez files with the SEC and copies of all reports submitted to the Dominguez Board, subject to exceptions to reports relating to the Amended Merger Agreement, the transactions contem-plated thereby, any Competing Transaction, attorney-client privileged matters or which are attorneys' work product and, subject to certain exceptions, copies of all minutes of the Dominguez Board and any committee thereof;

          (p) prepare and file all applications and documents required to be filed by Dominguez or any Dominguez Subsidiary in connection with the Merger and provide to Group all information regarding Dominguez and the Dominguez Subsidiaries required by Group in connection with any applications to be filed by Group in connection with the Merger or the transactions contemplated thereby; and

          (q) obtain a letter from all affiliates and 5% shareholders of Dominguez pursuant to which they agree to certain restrictions relating to the sale of shares of Dominguez Common Stock owned by them and shares of Group Common Stock to be received in connection with the Merger. See "Restriction on Resale by Affiliates".

CONDUCT OF GROUP PRIOR TO THE MERGER AND OTHER COVENANTS


     Limitation on Group's Conduct Prior to Effective Time of the Merger. The Amended Merger Agreement provides that between the date of the Amended Merger Agreement and the Effective Time, except as permitted by the Amended Merger Agreement and subject to the requirements of laws and regulations generally applicable to California corporations, or unless Dominguez shall otherwise provide its written consent, Group and the wholly-owned subsidiaries of Group ("Group Subsidiaries") will not, among other things:



          (a) take any action which would or is reasonably likely to (i) adversely affect the ability of Group or Cal Water to obtain any necessary approvals of any Governmental Entity required for the Merger or the transactions contemplated by the Amended Merger Agreement; (ii) adversely affect Group's or Cal Water's ability to perform their covenants and agreements under the Amended Merger Agreement; (iii) result in any of the conditions to the performance of Group's or Cal Water's obligations under the Amended Merger Agreement not being satisfied; or (iv) prevent listing on the NYSE of the shares of Group Common Stock to be issued to Dominguez Shareholders;


          (b) take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code or prevent Group from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

          (c) amend its articles of incorporation in any respect which would materially and adversely affect the rights and privileges attendant to the Group Common Stock, other than in connection with Group's anticipated reincorporation as a Delaware corporation (See "Group Reincorporation as a Delaware Corporation");

          (d) enter into any transaction or agreement which would result in its debt rating being reduced below investment grade;


          (e) enter into any transaction or series of transactions which would result in it engaging in operations or lines of business other than those conducted by Group as of the date of the Amended Merger Agreement;



          (f) reduce its common stock dividend below its payment level at the date of the Amended Merger Agreement;


          (g) enter into any transaction which would result in the acquisition in any manner, directly or indirectly, of an equity interest in Group representing more than 50% of the Group Common Stock then outstanding, or the acquisition of more than 50% of the assets of Group, nor shall the Group Board nor any committee thereof approve or recommend, or propose to approve or recommend, any such transaction; or

          (h) agree or commit to take any of the prohibited actions described above.

     Affirmative Conduct of Group and Group Subsidiaries Prior to Effective Time. The Amended Merger Agreement provides that between the date of the Amended Merger Agreement and the Effective Time, Group shall, and shall cause the Group Subsidiaries to, among other things:



          (a) use commercially reasonable efforts consistent with the Amended Merger Agreement to maintain and preserve intact their respective present business organizations and to maintain and preserve the relationships and goodwill with customers, employees and others having business relationships with Group or any of the Group Subsidiaries;


          (b) duly observe and conform in all material respects to all lawful requirements applicable to the business of Group and each of the Group Subsidiaries;

          (c) make available to Dominguez Group SEC filings at the time of filing, press releases at the time of release, and monthly unaudited balance sheets and income statements of Group within 25 days after the close of each calendar month;


          (d) use its commercially reasonable efforts to obtain any required third party consent to the Merger with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of Group on a consolidated basis or that is contemplated by the Amended Merger Agreement as being required in connection with the Merger;



          (e) furnish to Dominguez in a timely manner, and in any event within 15 days after it is prepared, a copy of any communication submitted to the Group Board or any committee thereof, provided, however, that Group need not furnish to Dominguez communications regarding Group's rights and obligations under the Amended Merger Agreement or the transactions contemplated thereby, or the relevant details of certain transactions proposed to Group, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product;


          (f) cause to be accurate all Group or Group Subsidiaries filings with any Governmental Entity;


          (g) promptly notify Dominguez of any event of which Group obtains knowledge which has or may have a materially adverse affect on Group or the determination by Group that it is unable to meet any of the conditions set forth in the Amended Merger Agreement that are conditions precedent to the performance of Dominguez' obligations thereunder;



          (h) promptly deliver copies of all communications and reports sent to Group Shareholders, all reports that Group files with the Commission and copies of all reports submitted to the Group Board, subject to exceptions to reports relating to the Amended Merger Agreement, the transactions contemplated thereby, certain other transactions, attorney-client privileged matters or attorneys' work product;



          (i) prepare and file all applications required to be filed by Group or any Group Subsidiary in connection with the Merger and provide to Dominguez all information relating to Group and the Group Subsidiaries required by Dominguez in connection with any applications to be filed by Dominguez in connection with the Merger or the transactions contemplated by the Amended Merger Agreement;


          (j) qualify or register for offer and sale the shares of Group stock to be issued in connection with the Merger, to the extent required, under the Securities Act of 1933 (the "Securities Act") and the securities laws of each jurisdiction in which Dominguez Shareholders reside;

          (k) use its reasonable best efforts to publish as promptly as reasonably practical, but in no event later than 45 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations, combined sales and net income figures that are contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135; and

          (l) make all filings with the SEC described in Section (c) of Rule 144 under the Act for a two year period following the Effective Time.

NO SOLICITATION OF TRANSACTIONS


     The Amended Merger Agreement provides that Dominguez and the Dominguez Subsidiaries will not authorize or permit any of their respective officers, directors, employees, accountants, investment bankers, financial advisors or other representatives retained by them or their affiliates (collectively, "Representatives"), to initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction; provided, however, that, notwithstanding any other provision of the Amended Merger Agreement, the obligations of Dominguez in the Amended Merger Agreement are subject to the continuing fiduciary duties of the Dominguez Board to the Dominguez Shareholders, and Dominguez may engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the party or its authorized representatives) seeks to initiate such discussions or negotiations and furnish such third party information concerning itself and its business, properties and assets, and Dominguez may accept a Competing Transaction proposal from such third party if such third party shall first have made an unsolicited Competing Transaction proposal to Dominguez that the Dominguez Board reasonably believes in good faith may be a Superior Proposal (as defined below). Dominguez shall promptly notify Group (orally and in writing) of all relevant details relating to all inquiries and proposals which it receives relating to any such matters. Furthermore, nothing shall prohibit Dominguez from taking and disclosing to its shareholders a position on any Competing Transaction takeover proposal contemplated by Rule 14e-2(a) of the Securities Exchange Act of 1934.



     The Amended Merger Agreement defines "Competing Transaction" to mean any of the following involving Dominguez: (i) any merger, consolidation, share exchange involving 50% or more of the voting power of Dominguez or other business combination; (ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets representing 30% or more of the assets of Dominguez; (iii) a sale by Dominguez of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing 30% or more of the voting power of Dominguez; (iv) a tender offer or exchange offer for at least 50% of the outstanding shares of Dominguez; (v) a solicitation of proxies in opposition to approval of the Merger by Dominguez' Shareholders; or (vi) a public announcement of an unsolicited bona fide proposal, plan, or intention to do any of the foregoing.



     The Amended Merger Agreement defines "Superior Proposal" as a Competing Transaction for consideration consisting of cash and/or securities and otherwise on terms and conditions which a majority of the members of the Dominguez Board determines in its good faith and reasonable judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Dominguez Shareholders than the terms of the Merger contained in the Amended Merger Agreement.


PAYMENT IN EVENT OF TERMINATION RESULTING FROM SUPERIOR PROPOSAL AND ALTERNATIVE TRANSACTION


     The Amended Merger Agreement provides that Dominguez shall pay to Group as liquidated damages, the sum of $1.5 million if the Merger is not consummated by reason of one of the following events and Group has not failed to any material extent to perform its obligations under the Amended Merger Agreement: (i) the Dominguez Board or any committee thereof shall have withdrawn or modified in a manner adverse to Group its approval or recommendation of the Merger or the Amended Merger Agreement or shall have recommended a Superior Proposal; (ii) Dominguez shall have entered into any agreement (other than a confidentiality agreement) with respect to a Superior Proposal; (iii) the Dominguez Board shall have resolved to any of the foregoing; or (iv) those four members of the Dominguez Board who are affiliates, directors, shareholders or officers of the two largest shareholders of Dominguez as of the date of the Amended Merger Agreement all shall have withdrawn or modified in a manner adverse to Group their approval or recommendation of the Merger or the Amended Merger Agreement, or shall have recommended a Superior Proposal. Furthermore, if the Merger is not consummated and, within 24 months after the effective date of the termination of the Amended Merger Agreement, Dominguez shall have consummated a Superior Proposal with the person whose Superior Proposal was recommended by the Dominguez Board, and Group had not failed to any material extent to perform its obligations under the Merger Agreement, Dominguez shall pay Group, as additional liquidated damages, the sum of $1.2 million in addition to the $1.5 million payable to Group following termination of the Amended Merger Agreement, as described above. These liquidated payments shall be made within 30 days after Group notifies Dominguez in writing that the triggering event for the liquidated damages has occurred.


EMPLOYEE AND EMPLOYEE BENEFIT MATTERS


     The Amended Merger Agreement provides that Group shall offer equivalent employment to all persons who are employed by Dominguez and the Dominguez Subsidiaries immediately prior to the Effective Time. Those Dominguez employees who are offered employment requiring a transfer of more than 50 miles and who decide not to accept employment with Group shall receive severance packages consistent with Dominguez' past practices and acceptable to Group. The Amended Merger Agreement provides that Group will merge the Dominguez 401(k) plan with and into Group's 401(k) plan as soon as administratively feasible after the Effective Time; provided, however, that this merger of plans shall not occur unless Group determines, in its sole discretion, that the Dominguez plan is a qualified plan under Section 401(a) of the Code and there are no facts that would be reasonably likely to adversely effect the qualified status of that plan. If it is determined that the Dominguez plan is not a qualified plan, Dominguez will use its best effort to have that plan qualified prior to the Effective Time.


     As soon as practicable after the Effective Time, all other Dominguez employee benefits plans will be discontinued or merged into Group's plans, in the discretion of Group, and employees of Dominguez shall become eligible for the employee benefit plans of Group on the same terms as such plans and benefits are generally offered from time to time to employees of Group and the Group's Subsidiaries in comparable positions. Group shall recognize Dominguez employees years of service with Dominguez for purposes of determining employment eligibility and vesting under the Group employee benefit plans.

CONDITIONS TO THE MERGER


     The obligation of each of the parties to consummate the Merger is conditioned upon the satisfaction at or prior to the Effective Time of, among other things, each of the following: (i) the approval of the Amended Merger Agreement and the transactions contemplated by the Amended Merger Agreement by the required vote of the Dominguez Shareholders; (ii) the receipt of all regulatory approvals required to consummate the transactions contemplated by the Amended Merger Agreement and the expiration of all applicable waiting periods;
(iii) no judgment, order, decree, injunction or proceeding shall be outstanding or threatened by any Governmental Entity that prohibits or restricts consummation of any of the transactions contemplated by the Amended Merger Agreement unless an opinion of counsel is received that such judgment, order, decree, injunction or proceeding is without merit; (iv) the representations and warranties of each party contained in the Amended Merger Agreement shall have been true and correct at the date of the Amended Merger Agreement and at the Closing Date except for any such representations and warranties made as to changes expressly contemplated by the Amended Merger Agreement or as of a specified earlier date, which shall be true and correct as of such date, and other than any inaccuracies which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the party by whom such representations and warranties were made (and the covenants of the other party will have been performed or complied with in all material respects); (v) no stop order suspending the effectiveness of the Registration Statement, of which this Proxy-Prospectus is a part, will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC; (vi) Group and Dominguez shall have received from Group's independent public accountants, KPMG LLP ("KPMG"), an opinion, dated in each case prior to the date hereof, as described under "Material Federal Income Tax Consequences" (this opinion has been delivered and is dated January 12, 1999), which opinion has not been materially modified or withdrawn prior to the Effective Time; (vii) the shares of Group Common Stock issuable pursuant to the Amended Merger Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance; (viii) Group shall have received from KPMG, its opinion that the Merger will qualify for "pooling of interests" accounting treatment under generally accepted accounting principles ("GAAP"); (ix) between the date of the Amended Merger

Agreement and the Effective Time, there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect on the parties; (x) holders of 5% or more of the Dominguez Common Stock shall not have exercised their appraisal rights as dissenting shareholders and demanded cash payment for the fair market value of their Dominguez shares in accordance with
Section 1301 of the CGCL; (xi) the delivery of certain opinion letters from the respective legal firms representing Group and Dominguez to the other party;
(xii) the delivery of certain officers' certificates executed by the Chief Executive Officer and Chief Financial Officer of each company to the other company certifying compliance with certain provisions of the Amended Merger Agreement; (xiii) Group shall have received satisfactory evidence that the Dominguez 1997 Stock Option Plan has been terminated prior to the Effective Time; and (xiv) all consents from third parties to Dominguez' material mortgages, notes, leases, franchise agreements, licenses and permits that are necessary to permit the Merger and the transactions contemplated by the Amended Merger Agreement to be consummated shall have been obtained by Dominguez, except where the failure to obtain a consent would not have a Material Adverse Effect on Dominguez or on Group following the Merger.


     No assurance can be provided as to if or when the regulatory approvals necessary to consummate the Merger will be obtained or whether all of the other conditions precedent to the Merger will be satisfied or waived by the party permitted to do so.


TERMINATION OF THE AMENDED MERGER AGREEMENT



     The Amended Merger Agreement shall terminate if the Merger has not closed by November 13, 1999 (the "Drop Dead Date") unless extended in writing by Group and Dominguez. If CPUC approval of the Merger is pending when all of the following events have occurred: (i) the approval of the Amended Merger Agreement and the transactions contemplated thereby by the Dominguez Shareholders, (ii) the receipt of all permits, authorizations, approvals (with the exception of CPUC approval) and consents specified in Section 9.3 of the Amended Merger Agreement, (iii) the expiration of all applicable waiting periods under the law, and (iv) the expiration of the thirty-day period following the mailing by Dominguez of a notice of approval of the Merger by the outstanding shares pursuant to Section 1301 of the CGCL, then the Drop Dead Date will be August 13, 2000.



     The Amended Merger Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time, (i) by the mutual written consent of the Boards of Directors of the parties; (ii) by either party in the event of a material breach by the other party of any of its covenants or agreements contained in the Amended Merger Agreement, which breach has not been cured within 90 days after the giving of written notice to the breaching party of such breach or if such cure has not occurred by the Drop Dead Date and which breach results in an Material Adverse Effect on the non-breaching party; (iii) by either party, if required shareholder approval of the Merger is not obtained at the Dominguez Special Meeting; (iv) by either party upon the expiration of 30 days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by the Amended Merger Agreement unless, within that 30 day period, the parties agree to resubmit the application to that Governmental Entity; (v) by either party if any conditions to its performance have not been met by the other party prior to the Drop Dead Date, or such earlier time as it becomes apparent that such condition shall not be met; (vi) by either party if KPMG withdraws its opinion that it previously delivered to the parties or fails to deliver its opinion to the effect that the Merger shall not result in the recognition of gain or loss for federal income tax purposes to the parties, nor shall the issuance of the Group Common Stock result in recognition of gain or loss by the Dominguez Shareholders who receive such stock in connection with the Merger; (vii) by Group if KPMG shall fail to deliver a written opinion to Group, that, to the best of its knowledge, the Merger will qualify for pooling of interests accounting treatment; (viii) by Dominguez or Group if any conditions set forth in Article IX of the Amended Merger Agreement shall not have been met by the Drop Dead Date; (ix) by Dominguez if any of the conditions set forth in
Article X of the Amended Merger Agreement shall not have been met or by Group if any of the conditions set forth in Article XI of the Amended Merger Agreement shall not have been met by the Drop Dead Date, or such earlier time as it becomes apparent that such conditions shall not be met; and (x) by Group if Dominguez shall have violated its obligations contained in the Amended Merger Agreement that prohibit Dominguez and its representatives from initiating, soliciting or encouraging any Competing Transaction. In addition, if the Dominguez Board receives a bona fide proposal for a Competing Transaction which it has determined to be a Superior Proposal, the Dominguez Board may withdraw or modify its approval or recommendation of the Amended Merger Agreement or the Merger and may terminate the Amended Merger Agreement, in each case at any time after the fifth business day following Group's receipt of written notice advising Group that the Dominguez Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal.



     If the Amended Merger Agreement is terminated because the Merger shall not have closed by the Drop Dead Date, unless extended in writing by the parties, or is terminated for any of the reasons set forth in clause (i) (mutual agreement to terminate), (v) (conditions to performance not met), (vi) (withdrawal of tax opinion) or (vii) (failure to obtain pooling opinion), of the preceding paragraph, no party to the Amended Merger Agreement will have any liability or further obligations to any other party except for (1) the breach of certain representations, warranties, covenants and agreements that survive termination of the Amended Merger Agreement and (2) to the extent such termination results from a party's willful and material breach of the warranties and representations made by it or its willful and material failure to perform any of its covenants, agreements or obligations under the Amended Merger Agreement. If the Amended Merger Agreement is terminated pursuant to clause (ii) of the preceding paragraph (material breach of Merger Agreement), then the breaching party shall promptly pay to the non-breaching party an amount equal to all out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial representatives and other professional advisors) in connection with or related to the Merger or the transactions contemplated by the Amended Merger Agreement, not to exceed $1.5 million in the aggregate ("Out of Pocket Expenses"). If, however, Dominguez terminates the Amended Merger Agreement as a result of Group agreeing to acquire, merge, or consolidate with another entity, which agreement by its terms requires that the transactions contemplated by the Amended Merger Agreement shall not be completed by the Drop Dead Date, or which transaction any governmental entity advised Group in writing would result in the disapproval of the transactions contemplated in the Amended Merger Agreement, then, provided such transaction is consummated prior to termination of the Amended Merger Agreement or during the 12 month period following termination of the Amended Merger Agreement, Dominguez would be entitled, in addition to the Out of Pocket Expenses otherwise provided for, to all other rights and remedies available to it at law or in equity, without regard to the $1.5 million maximum. If the Amended Merger Agreement is terminated pursuant to clause (iii) (failure to obtain approval of Merger Agreement by Dominguez Shareholders) or (x) (Dominguez violation of prohibitions against initiating, soliciting or encouraging any Competing Transaction) of the preceding paragraph, then Dominguez shall pay to Group, Group's Out of Pocket Expenses, not to exceed $1.5 million in the aggregate. If the Amended Merger Agreement is terminated pursuant to clause (iv) (failure to obtain required regulatory approvals for Merger) of the preceding paragraph, Group shall pay to Dominguez its Out of Pocket Expenses, not to exceed $1.5 million in the aggregate.



     In addition, the Amended Merger Agreement provides that Dominguez shall pay to Group as liquidated damages the sum of $1.5 million (less any Out of Pocket Expenses paid to Group) if the Amended Merger Agreement is terminated as a result of certain actions by Dominguez in connection with any Superior Proposal that it may receive for a Competing Transaction and an additional $1.2 million if a transaction is consummated with the party proposing the Superior Proposal. See "Payment in Event of Termination Resulting from Superior Proposal and Alternative Transaction".


AMENDMENT; EXPENSES


     Subject to compliance with applicable law, any provision of the Amended Merger Agreement may be amended or modified at any time, by an agreement in writing among the parties approved by their respective Boards of Directors, provided, however, that, after Dominguez Shareholder approval, no such amendment that under applicable law requires further Dominguez Shareholder approval shall be made without such shareholder approval.

     Each party to the Amended Merger Agreement will bear all expenses incurred by it in connection with the Amended Merger Agreement and the transactions contemplated thereby, except for those certain situations described above relating to the termination of the Amended Merger Agreement.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the Merger to holders of Dominguez Common Stock who hold such stock as a capital asset. This summary is based on the Code, Treasury regulations thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the consequences of the Merger and, in particular, may not address U.S. federal income tax considerations applicable to Dominguez Shareholders subject to special treatment under U.S. federal income tax law (including, for example, non-U.S. persons, financial institutions, dealers in securities, insurance companies or tax-exempt entities, holders who acquired Dominguez Common Stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and dissenting Dominguez Shareholders). In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws.

     HOLDERS OF DOMINGUEZ COMMON STOCK ARE URGED TO CONSULT WITH THEIR TAX ADVISOR REGARDING TAX CONSEQUENCES OF THE MERGER PARTICULAR TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS.

     In connection with the filing of the Registration Statement, Group and Dominguez have received an opinion of KPMG, dated January 12, 1999 and based upon certain customary assumptions and factual representations (including representations of Group and Dominguez), that for U.S. federal income tax purposes:


          (i) the Merger will constitute a reorganization under Section 368(a) of the Code and that the parties to the Amended Merger Agreement will be parties to the reorganization;


          (ii) no gain or loss will be recognized by Dominguez, Group or Cal Water as a result of the Merger; and

          (iii) no gain or loss will be recognized by Dominguez Shareholders who exchange all of their Dominguez Common Stock solely for Group Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Group Common Stock).

     The obligations of the parties to consummate the Merger are conditioned upon this tax opinion not being withdrawn or modified in any material respect. The tax opinion is not binding on the Internal Revenue Service (the "IRS") or on the courts, and the parties do not intend to request a ruling from the IRS with respect to the Merger. Accordingly, there can be no assurance that the IRS will not challenge such conclusions or that a court will not sustain any such challenge.

     Cash received by a Dominguez Shareholder in lieu of a fractional share interest in Group Common Stock will be treated as received in redemption of such fractional share interest, and a Dominguez Shareholder should generally recognize capital gain or loss for U.S. federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the share of Dominguez Common Stock allocable to such fractional share interest. Such capital gain or loss will be a long-term capital gain or loss if the holding period for such share of Dominguez Common Stock is greater than one year at the Effective Time.

     The tax basis of the Group Common Stock received by a Dominguez Shareholder in the Merger will be the same as such shareholder's tax basis in the Dominguez Common Stock surrendered in exchange therefor, decreased by the tax basis allocated to any fractional share interest exchanged for cash. The holding period of a share of Group Common Stock received in the Merger (including fractional share interests deemed received and redeemed as described above) by Dominguez Shareholders, will include such shareholder's holding period in the Dominguez Common Stock surrendered in exchange therefor.

ACCOUNTING TREATMENT

     Group and Dominguez intend that the Merger will be accounted for as a "pooling of interests" under GAAP and the receipt by each party of an opinion from KPMG, that the Merger will qualify for such accounting treatment is a condition to the parties' obligations to consummate the Merger. The unaudited pro forma financial information included in this Proxy Statement-Prospectus reflects the Merger using the "pooling of interests" method of accounting. See "Unaudited Pro Forma Condensed Combined Financial Information"; "Summary Historical and Unaudited Pro Forma Financial Data of Group and Dominguez."

REGULATORY MATTERS

     State Approvals and Related Matters. Both Group's principal operating subsidiary, Cal Water, and Dominguez' principal operating subsidiary, Dominguez Water Corporation ("Dominguez Water"), are subject to the jurisdiction of the CPUC. Group and Dominguez filed a joint application with the CPUC on January 27, 1999, seeking the necessary approvals of the Merger and certain related matters. To approve the Merger under applicable law, the CPUC must, in general, find that the Merger is in the public interest, including, but not limited to, the interest of the ratepayers served by the utilities that are involved in the Merger. The CPUC may attach such conditions to its approval as it determines to be appropriate or necessary. Under applicable law, the CPUC is mandated to rule on the application within 18 months after its filing.

     Dominguez cannot predict what action the CPUC will take with respect to approval of the Merger or whether any such approval may be subject to conditions or restrictions. Dominguez can not predict when the necessary CPUC approval will be obtained.

     Antitrust Considerations. The Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the rules and regulations promulgated thereunder provide that certain transactions (including the Merger) may not be consummated until certain information has been submitted to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified HSR Act waiting period requirements have been satisfied. The expiration or earlier termination of the HSR Act waiting period would not preclude the Antitrust Division or the FTC from challenging the Merger on antitrust grounds. Group and Dominguez do not believe that the Merger will violate federal antitrust laws. If the Merger is not consummated within 12 months after the expiration or earlier termination of the initial HSR Act waiting period, Dominguez and Group would be required to submit new information to the Antitrust Division and the FTC, and a new HSR Act waiting period would have to expire or be earlier terminated before the Merger could be consummated. Dominguez and Group intend to file their pre-merger notifications pursuant to the HSR Act such that the Effective Time will occur within 12 months after expiration or earlier termination of the waiting period.


     The Amended Merger Agreement provides that the obligation of each of Group and Dominguez to consummate the Merger is conditioned upon the receipt of all requisite regulatory approvals, including the approval of the CPUC. There can be no assurance that any governmental agency will approve or take any required action with respect to the Merger, and, if approval is received or action is taken, there can be no assurance as to the date of such approval or action, that such approval or action will not be conditioned upon matters that would cause the parties to mutually consent to abandon the Merger or that no action will be brought challenging such approval or action, or, if such a challenge is made, the result thereof. The Amended Merger Agreement provides that if the Amended Merger Agreement is terminated by either party because of the failure to obtain necessary regulatory approvals for the Merger, Group shall pay Dominguez its Out of Pocket Expenses up to $1.5 million.


     Group and Dominguez are not aware of any governmental approvals or actions that may be required for consummation of the Merger other than as described above. Should any other approval or action be required, Group and Dominguez currently contemplate that such approval or action would be sought.

     THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCE EITHER THAT THE REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE DATES OF ANY SUCH APPROVALS.


     See "The Effective Time," "Conditions to the Merger" and "Termination of the Amended Merger Agreement."


     Necessity of Receiving Third Party Consents. As a result of the Merger, all contractual and other obligations and rights of Dominguez will be assumed by or transferred to the Surviving Corporation by operation of law. Notwithstanding such assumption or transfer by operation of law, certain of Dominguez' agreements or arrangements and those of its principal subsidiary, Dominguez Water (such as those relating to environmental permits, sales agreements, loan agreements, indenture agreements, franchise agreements, easements and rights of way and similar instruments), may by their terms require the consent of the other party.

     Other. Dominguez has environmental permits and licenses that may need to be renewed or replaced as a result of the Merger. Dominguez does not currently anticipate any difficulties in obtaining such renewals or replacements.

     Restrictions on Resales by Affiliates. The shares of Group Common Stock issuable to Dominguez Shareholders in the Merger have been registered under the Securities Act. Such securities may be traded freely without restriction by those Dominguez Shareholders who are not deemed to be "affiliates" of Group or Dominguez. An "affiliate" of an entity, as defined by the rules promulgated pursuant to the Securities Act, is a person who directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such entity.

     Shares of Group Common Stock received by those Dominguez Shareholders who are deemed to be "affiliates" of Dominguez at the time of the Dominguez Special Meeting may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted under that Act. Shares of Group Common Stock received by persons who are deemed to be "affiliates" of Group following the Merger may be sold by them only in transactions permitted under the provisions of Rule 144 under the Securities Act, or as otherwise permitted under that Act. Stop transfer instructions will be given by Group to the transfer agent with respect to the Group Common Stock to be received by persons subject to the restrictions described above, and the certificates for such stock will be appropriately legended.

     SEC guidelines regarding qualifying for the "pooling of interests" method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. SEC guidelines also indicate that the pooling of interests method of accounting generally will not be challenged on the basis of sales by affiliates of the acquiring or acquired company if such affiliates do not dispose of any of the shares of the corporation they own, or shares of a corporation they receive in connection with a merger, during the period beginning 30 days before the merger is consummated and ending when financial results covering at least 30 days of post-merger operations of the combined companies have been published.

     Dominguez has agreed to cause each person who is an "affiliate" of Dominguez (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for pooling of interests accounting treatment) to deliver to Group, and Group has received from each such affiliate, a written agreement intended to ensure compliance with the Securities Act and to preserve the ability of the Merger to be accounted for as a pooling of interests.

RIGHTS OF DISSENTING SHAREHOLDERS

     Shareholders of a California corporation, the shares of which are listed on a national securities exchange or on the over the counter margin stock list, do not have dissenters' rights unless the holders of at least 5% of the class of outstanding shares assert their dissenters' rights. Dominguez Common Stock is traded on the Nasdaq. Accordingly, unless holders of at least 5% of the Dominguez Common Stock assert their dissenters' rights (the "5% Requirement"), no Dominguez Shareholder will be entitled to dissenters' rights in connection with the Merger.

     The following is a summary of the principal steps a Dominguez Shareholder must take to perfect dissenters' rights under the CGCL, if they are available. The summary does not purport to be complete and is qualified in its entirety by reference to Section 1300 through Section 1312 of the CGCL, a copy of which is attached as Appendix "D" to this Proxy Statement-Prospectus. Any Dominguez Shareholder who is considering exercising dissenters' rights is urged to review carefully these provisions and to consult an attorney, since dissenters' rights will be lost if the procedural requirements under the CGCL are not fully and precisely satisfied. To perfect dissenters' rights, subject to the 5% Requirement, a Dominguez Shareholder must satisfy each of the following conditions:



     (i) No Vote in Favor of the Amended Merger Agreement. Shares of Dominguez Common Stock ("Dissenter's Shares") held by the dissenting Dominguez Shareholder (the "Dissenting Shareholder") must not be voted at the Dominguez Special Meeting in favor of the Amended Merger Agreement. See "Dominguez Special
Meeting -- Matters to Be Considered." This requirement will be satisfied if a proxy is signed and returned with instructions to vote against the Amended Merger Agreement or to abstain from such vote, if no proxy is returned and no vote is cast at the Dominguez Special Meeting in favor of the Amended Merger Agreement, or if the Dissenting Shareholder revokes a proxy, and thereafter abstains from voting with respect to the Amended Merger Agreement or votes against the Amended Merger Agreement at the Dominguez Special Meeting. A vote in favor of the Amended Merger Agreement at the Dominguez Special Meeting constitutes a waiver of dissenters' rights. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of the Amended Merger Agreement and will constitute a waiver of dissenters' rights. A Dissenting Shareholder may revoke such shareholder's proxy at any time before its exercise by filing with Dominguez an instrument revoking it or a duly executed proxy bearing a later date, or by attending and giving notice of the revocation of the proxy in open meeting (although attendance at the Dominguez Special Meeting will not in and of itself constitute revocation of a proxy). See "Dominguez Special Meeting -- Proxies."



     (ii) Filing Written Demand. Not later than 30 days after the Dissenting Shareholder is notified by Dominguez of the approval of the Merger by the Dominguez Shareholders (the "Approval Notice"), the Dissenting Shareholder must deliver to Group a written demand (the "Demand") for payment in cash of the fair market value of the Dissenter's Shares. The Demand should be delivered to Dominguez at 21718 South Alameda Street, Long Beach, CA 90810, Attention:
Corporate Secretary. It is recommended, although not required, that the Demand be sent by registered or certified mail, return receipt requested. Voting against the Amended Merger Agreement will not itself constitute a Demand. Group will not send any further notice to Dominguez Shareholders as to the date on which such Demand period expires.


     The Demand must identify the name and address of the holder of record of the Dissenter's Shares, the number of Dissenter's Shares and the amount claimed as the fair cash value thereof. A beneficial owner must, in all cases, have the record holder submit the Demand in respect of the Dissenter's Shares. The Demand must be signed by the shareholder of record (or by the duly authorized representative of the shareholder) exactly as the shareholder's name appears on the shareholder records of Dominguez. A Demand with respect to Dissenter's Shares owned jointly by more than one person must identify and be signed by all of the shareholders of record. Any person signing a Demand on behalf of a partnership or corporation or in any other representative capacity (such as an attorney-in-fact, executor, administrator, trustee or guardian) must indicate the nature of the representative capacity and, if requested, must furnish written proof of this capacity and such person's authority to sign the demand.

     Because only shareholders of record on the Dominguez Record Date may exercise dissenters' rights, any person who beneficially owns shares that are held of record by a broker, fiduciary, nominee or other holder and who wishes to exercise dissenters' rights must instruct the record holder of the Dominguez shares to satisfy the conditions outlined above. If a record holder does not satisfy, in timely manner, all of the conditions outlined in this section, "Rights of Dissenting Shareholders," the dissenters rights for all of the shares held by that Dominguez Shareholder will be lost.

     From the time the Demand is given until either the termination of the rights and obligations arising from such Demand or the purchase of the Dissenter's Shares related thereto by Group, all rights accruing to the holder of the Dissenter's Shares, including voting and dividend or distribution rights, will be suspended. If any dividend or distribution is paid on Group Common Stock during the suspension, an amount equal to the dividend or distribution which would have been payable on the Dissenter's Shares, but for such suspension, shall be paid to the holder of record of the Dissenter's Shares as a credit upon the fair cash value of the Dissenter's Shares. If the right to receive the fair market value is terminated otherwise than by the purchase of the Dissenter's Shares by Group, all rights will be restored to the Dissenting Shareholder and any distribution that would have been made to the holder of record of the Dissenter's Shares, but for the suspension, will be made at the time of the termination.

     (iii) Petitions to Be Filed in Court. Within six months after the service of the Approval Notice, if Group and the Dissenting Shareholder do not reach an agreement on the fair market value of the Dissenter's Shares, the Dissenting Shareholder or Group may file a complaint in superior court (the "Superior Court"), or join or be joined in an action similarly brought by another Dissenting Shareholder, for a judicial determination of the fair market value (as defined below) of the Dissenter's Shares. Group does not intend to file any complaint for a judicial determination of the fair cash value of any Dissenter's Shares.

     Upon motion of the complainant, the Superior Court will hold a hearing to determine whether the Dissenting Shareholder is entitled to be paid the fair cash value of the Dissenter's Shares. If the Superior Court finds that the Dissenting Shareholder is so entitled, it may appoint one or more appraisers to receive evidence by which to recommend a decision on the amount of such value. The Superior Court is required to make a finding as to the fair cash value of the Dissenter's Shares and to render a judgment against Group for the payment thereof, with interest at such rate and from such date as the Superior Court considers equitable. Costs of the proceedings, including reasonable compensation to the appraiser or appraisers to be fixed by the Superior Court, are to be apportioned or assessed as the Superior Court considers equitable. Payment of the fair market value of the Dissenter's Shares is required to be made within 30 days after the date of final determination of such value or the Effective Time, whichever is later, only upon surrender to Group of the certificates representing the Dissenter's Shares for which payment is made.

     "Fair market value" is the amount which a willing seller, under no compulsion to sell, would be willing to accept, and which a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event may the fair cash value exceed the amount specified in the Demand. The fair market value shall be determined as of a certain date, which will be on or about November 13, 1998, the last trading day before the first announcement of the terms of the Merger. In computing this value, any appreciation or depreciation in the fair market value of the Dissenter's Shares resulting from the Merger is excluded.

     The dissenters' rights of any Dissenting Shareholder will terminate if, among other things, (i) the Dissenting Shareholder has not complied with the applicable provisions of the CGCL (unless the Group Board waives compliance),
(ii) the Merger is abandoned or otherwise not carried out or such Dissenting Shareholder withdraws its Demand with the consent of the Group Board, or (iii) no agreement has been reached between Group and the Dissenting Shareholder with respect to the fair cash value of the Dissenter's Shares and no complaint has been timely filed in the Superior Court.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited Pro Forma Condensed Combined Financial Information and accompanying notes are presented to show the impact on the historical financial position and the results of operations of Group, assuming the Merger had been consummated as of the beginning of each period presented, and should be read in conjunction with the consolidated financial statements, including the notes thereto, of Group and Dominguez which are incorporated by reference in this filing. The unaudited Pro Forma Condensed Combined Financial Information is presented for illustration purposes only in accordance with the assumptions set forth below, and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated nor is it necessarily indicative of the future operating results or financial position of Group if the Merger is consummated.


     In accordance with the terms of the Amended Merger Agreement, each share of Dominguez Common Stock outstanding immediately prior to the Effective Time will be converted into between 1.25 and 1.49 shares of Group Common Stock depending upon the market value of Group Common Stock for the twenty trading days prior to and including the date which is five trading days prior to the Effective Time. See "Description of the Merger" for a detailed explanation of the Exchange Ratio provisions and application.



     The unaudited Pro Forma Condensed Combined Statements of Income for the years ended December 31, 1998, 1997 and 1996 present the combined results of operations of Group and Dominguez as if the Merger had been effective at the beginning of each period presented, after the effect of certain adjustments described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Information. The unaudited Pro Forma Condensed Combined Balance Sheet at December 31, 1998 presents the combined balance sheet of Group and Dominguez as if the Merger had been completed as of said date.


     Group and Dominguez expect that, subsequent to the Merger, Group will achieve substantial benefits from the Merger, including operating cost savings and revenue enhancements. The pro forma earnings do not reflect any potential savings or revenue enhancements which are expected to result from the Merger, and are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings and revenue enhancements to be realized.

                         CALIFORNIA WATER SERVICE GROUP

               PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                          PRO FORMA     PRO FORMA
                                                 GROUP      DOMINGUEZ    ADJUSTMENTS    COMBINED
                                                --------    ---------    -----------    ---------
Operating revenue.............................  $186,273     $25,267                    $211,540
Operating expenses:
  Operations and maintenance..................   123,284      20,689      $    814       144,787
  Depreciation and amortization...............    14,563       1,439                      16,002
  Income taxes................................    10,550         932          (315)       11,167
  Property and other taxes....................     7,802         566                       8,368
                                                --------     -------      --------      --------
          Total operating expenses............   156,199      23,626           499       180,324
                                                --------     -------      --------      --------

Net operating income..........................    30,074       1,641          (499)       31,216
Interest expense..............................    12,446         870                      13,316
Other income and expenses, net................       767         652                       1,419
                                                --------     -------      --------      --------
Net income before extraordinary item..........  $ 18,395     $ 1,423          (499)     $ 19,319
                                                ========     =======                    ========
Extraordinary item net of $315 of income
  taxes.......................................        --        (499)          499            --
                                                --------     -------      --------      --------
Net income....................................  $ 18,395     $   924                    $ 19,319
                                                ========     =======                    ========

Earnings per share before extraordinary
  item........................................  $   1.45     $  0.94
Basic/dilutive earnings per share.............      1.45        0.61                    $   1.30
Average number of common shares outstanding --
  basic/diluted...............................    12,619       1,507                      14,683


   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                         CALIFORNIA WATER SERVICE GROUP

               PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                          PRO FORMA     PRO FORMA
                                                 GROUP      DOMINGUEZ    ADJUSTMENTS    COMBINED
                                                --------    ---------    -----------    ---------
Operating revenue.............................  $195,324     $26,818                    $222,142
Operating expenses:
  Operations and maintenance..................   125,778      21,311                     147,089
  Depreciation and amortization...............    13,670       1,341                      15,011
  Income taxes................................    13,950       1,385                      15,335
  Property and other taxes....................     7,577         552                       8,129
                                                --------     -------     -----------    --------
          Total operating expenses............   160,975      24,589                     185,564
                                                --------     -------     -----------    --------

Net operating income..........................    34,349       2,229                      36,578
Interest expense..............................    11,902         758                      12,660
Other income and expenses, net................       858         550                       1,408
                                                --------     -------     -----------    --------
Net income....................................  $ 23,305     $ 2,021                    $ 25,326
                                                ========     =======     ===========    ========

Earnings per share -- basic/diluted...........  $   1.83     $  1.34                    $   1.71
Average number of common shares outstanding --
  basic/diluted...............................    12,619       1,507                      14,683


   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                         CALIFORNIA WATER SERVICE GROUP

               PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                          PRO FORMA     PRO FORMA
                                                 GROUP      DOMINGUEZ    ADJUSTMENTS    COMBINED
                                                --------    ---------    -----------    ---------
Operating revenue.............................  $182,764     $24,705                    $207,469
Operating expenses:
  Operations and maintenance..................   120,323      19,438                     139,761
  Depreciation and amortization...............    12,665       1,307                      13,972
  Income taxes................................    12,150       1,314                      13,464
  Property and other taxes....................     7,259         448                       7,707
                                                --------     -------      --------      --------
          Total operating expenses............   152,397      22,507                     174,904
                                                --------     -------      --------      --------

Net operating income..........................    30,367       2,198                      32,565
Interest expense..............................    11,907         659                      12,566
Other income and expenses, net................       607         442                       1,049
                                                --------     -------      --------      --------
Net income....................................  $ 19,067     $ 1,981                    $ 21,048
                                                ========     =======      ========      ========

Earnings per share -- basic/diluted...........  $   1.50     $  1.31                    $   1.43
Average number of common shares outstanding --
  basic/diluted...............................    12,580       1,507                      14,644


   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                         CALIFORNIA WATER SERVICE GROUP

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                            AS OF DECEMBER 31, 1998

                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)


                                                                             PRO FORMA    PRO FORMA
                                                      GROUP     DOMINGUEZ   ADJUSTMENTS   COMBINED
                                                    ---------   ---------   -----------   ---------
ASSETS
  Utility plant...................................    680,690   $ 68,802                  $ 749,492
  Less depreciation and amortization..............    202,385     23,949                    226,334
                                                    ---------   --------      -------     ---------
     Net utility plant............................    478,305     44,853                    523,158
  Current assets:
     Cash and cash equivalents....................        591        709                      1,300
     Receivables..................................     19,406      2,519                     21,925
     Materials and supplies.......................      2,107         30                      2,137
     Taxes and other prepaid expenses.............      4,491      1,735                      6,226
                                                    ---------   --------      -------     ---------
          Total current assets....................     26,595      4,993                     31,588

  Regulatory assets...............................     39,538        809                     40,347
  Other assets....................................      4,061      1,980                      6,041
                                                    ---------   --------      -------     ---------
                                                      548,499   $ 52,635                  $ 601,134
                                                    =========   ========      =======     =========
CAPITALIZATION AND LIABILITIES
  Capitalization:
     Common stock.................................     44,941   $  1,506      $ 2,006     $  48,453
     Paid-in capital..............................         --      2,006       (2,006)           --
     Retained earnings............................    123,863     12,367                    136,230
                                                    ---------   --------      -------     ---------
          Total common shareholders' equity.......    168,804     15,879                    184,683

     Preferred stock..............................      3,475         --                      3,475
     Long-term debt including current portion.....    138,585     11,273                    149,858
                                                    ---------   --------      -------     ---------
          Total capitalization....................    310,864     27,152                    338,016
  Current liabilities:
     Short-term borrowings........................     22,500        450                     22,950
     Accounts payable.............................     15,881      3,115                     18,996
     Other accrued liabilities....................     14,907      1,536                     16,443
                                                    ---------   --------      -------     ---------
          Total current liabilities...............     53,288      5,101                     58,389

  Deferred income taxes and investment tax
     credits......................................     30,849      4,319                     35,168
  Advances for construction.......................     95,701      5,487                    101,188
  Contributions in aid of construction............     45,100      6,220                     51,320
  Regulatory liabilities..........................     12,697      4,356                     17,053
                                                    ---------   --------      -------     ---------
                                                      548,499   $ 52,635                  $ 601,134
                                                    =========   ========      =======     =========


   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS


(1) No material intercompany transactions took place between Group, including its subsidiaries, and Dominguez, including its subsidiaries, during the periods presented.


(2) All Group per share data has been restated to reflect the effective 2-for-1 stock split on December 31, 1997.

(3) All Dominguez per share data has been restated to reflect the 3-for-2 stock split on January 2, 1998.


(4) Pro forma condensed combined per share data reflects the conversion of each share of Dominguez Common Stock into 1.37 shares of Group Common Stock, the midpoint between 1.25 shares of Group Common Stock and 1.49 shares of Group Common Stock (the range within which the actual Exchange Ratio must fall pursuant to the terms of the Amended Merger Agreement). The exact Exchange Ratio will be dependent upon the average closing price of Group Common Stock during a twenty trading day period preceding the Effective Time. See "Description of the Merger" for a detailed explanation of the Exchange Ratio provisions and application.


(5) The pro forma condensed combined financial statements are presented as if the two companies were combined during all periods presented.


(6) For the year ended December 31, 1998, Dominguez reported an extraordinary item related to merger expenses of $499,000, net of $315,000 of income taxes. The extraordinary item has been reclassified in the pro forma adjustment column of the 1998 Condensed Combined Statements of Income. The pro forma combined column reflects financial presentation of the merged companies.



(7) As noted in the section entitled "Group's Reasons for the Merger", certain cost synergies are anticipated to be realized by the combined company. The pro forma condensed combined financial statements do not reflect any of the cost savings estimated to be achieved from the Merger, nor do they reflect any substantial costs that will be incurred to complete the Merger.



(8) The adjustments shown in the Balance Sheets Pro Forma Adjustments column are to reclassify the Dominguez Paid in Capital to Common Stock in accordance with Group's financial statement presentation.



(9) The pro forma information is based on 1,507,000 outstanding shares of Dominguez common stock. In January 1999, Dominguez issued an additional 54,000 shares to complete the acquisition of three water companies. After the acquisitions, there were 1,561,000 shares of Dominguez common stock outstanding.

                          INFORMATION ABOUT DOMINGUEZ

GENERAL

     Dominguez is a holding company created in 1990. Dominguez' principal business is the ownership of all the common stock of Dominguez Water. The holding company structure provides operational and financial flexibility and allows Dominguez to engage in non-utility activities. Dominguez has two wholly-owned subsidiaries: Dominguez Water, which is involved in water supply and distribution, and DSC Investments, which is involved in non-regulated, water-related services and investments.


     Dominguez Water and its operating subsidiaries (collectively referred to as "Dominguez Water") are regulated by the CPUC. Dominguez Water produces and supplies water for residential, commercial, public authority, business and industrial customers. Dominguez Water is comprised of its principal division (the South Bay division) and its operating subsidiaries, the Redwood Valley Water Company, the Kern River Valley Water Company and the Antelope Valley Water Company.



     The South Bay division has been providing water service for more than 87 years and is Dominguez Water's largest service area. The South Bay division encompasses most of the City of Carson, one-quarter of Torrance, parts of Compton, Long Beach, Harbor City and Los Angeles County, and serves approximately 32,524 customer connections. Antelope Valley Water Company, with 1,259 customers, has four distinct service areas in northern Los Angeles County. Kern River Valley Water Company, located in Kern County around Isabella Lake, has nine distinct service areas and 4,099 customers. Dominguez Water's newest division, the Redwood Valley Water Company division, was formed January 1, 1999, has three service districts and serves about 1,620 customers in Sonoma and Lake Counties in Northern California.



     DSC Investments' primary sources of income are from the transfer of water rights between third parties and contract services. Income from the transfers of water rights may significantly vary from year to year due to demands for groundwater by major pumpers in the West and Central Groundwater Basins. DSC Investments also holds a 20% ownership in Chemical Services Company ("CSC") with an option to acquire an additional 40% interest through the year 2001. CSC manufactures and distributes chlorine generators used in the water and wastewater industry to produce safe on-site chlorine.


OPERATIONS


     In 1998, Dominguez Water supplied 11,569 million gallons of water to 37,882 customers, compared to 12,362 million gallons of water to 37,636 customers in 1997. The South Bay division produced 10,856 million gallons of water in 1998 and 11,702 million gallons in 1997. Although Dominguez Water has a diversified customer base, a substantial portion, 50% in 1998 and 49% in 1997, of sales were derived from business and industrial usage. Furthermore, a single customer, a refinery, accounted for 34% of these business and industrial sales in 1998, and for 33% in 1997.


WATER SUPPLY

     The water supplies for Dominguez Water come from its own groundwater wells plus two water wholesalers of imported water.

     All service areas obtain either a portion of or all of their supply from groundwater wells. The quantity that the South Bay division is allowed to pump annually is fixed by court adjudication. The adjudication established distinct groundwater basins, which are managed by a court-appointed watermaster. The groundwater management fixes the safe yield of the basins and ensures the replenishment of the basins by utilizing impounded storm water, treated recycled water and purchased water when necessary. Groundwater basins have not been adjudicated in the areas served by the subsidiaries of Dominguez Water.

     The South Bay division and Leona Valley service area of Antelope Valley also purchase water from wholesalers to supplement groundwater. The South Bay division purchases imported water from the Metropolitan Water District ("MWD") of Southern California. The Leona Valley service area purchases its imported water from Antelope Valley -- East Kern River Agency. Both of these wholesale suppliers obtain water from the California State Water Project, and MWD also obtains water from the Colorado River.

     Long-term imported water supplies are dependent upon several factors. Dominguez Water's future dependency on imported water will be subject to the availability and usage of recycled water in the region as well as customers' long-term water conservation efforts.


     In December 1997, Dominguez Water entered into an agreement with West Basin Municipal Water District ("West Basin") and ARCO Los Angeles Refinery in Carson ("ARCO"). Under the terms of the agreement, Dominguez Water will sell ARCO recycled water purchased from West Basin for the same cost of water margin that Dominguez Water would otherwise have received providing ARCO with potable water.



     Dominguez Water expects to commit funds up to $2,000,000 by December 1999 to construct recycled water facilities in its South Bay service area. At that time, Dominguez Water will offer the recycled water to its customers. The availability of recycled water will reduce Dominguez Water's demand for imported water, the availability of which may be uncertain in the future. Reduced imported water supplies and annual population growth could create future drought conditions in Southern California; however, Dominguez Water believes that the availability of recycled water will significantly mitigate the impact of future droughts in the Dominguez Water service area.


WATER QUALITY

     Dominguez Water is subject to water quality regulations promulgated by the United States Environmental Protection Agency and the California Department of Health Services. Both groundwater and purchased water are subject to extensive analysis. With occasional minor exceptions, Dominguez Water meets all current primary water standards.

REGULATORY AFFAIRS


     In accordance with its usual procedures, Dominguez filed in February, 1999 general rate case applications for its South Bay Division and its operating subsidiaries with respect to all of its operating divisions and subsidiaries with the exception of its Redwood Valley division. The applications request a cumulative rate increase of $5,872,000, based on a requested return on equity of 10.66% for test year 2000, 10.73% for year 2001, and an attrition allowance for the year 2002. Dominguez and its subsidiaries anticipate that the new rates will be effective January 1, 2000. There can be no assurance, however, as to the amount of any rate increases that the CPUC will approve. The processing of these applications will not be affected by the pendency or completion of the Merger. Dominguez rate increases were last filed in 1992.



     Cal Water and Dominguez Water Corporation have filed a joint application with the CPUC seeking its approval of the Merger and certain related matters. As of the date of the Proxy Statement-Prospectus, two protests to the application have been filed. Both protests raise issues related to the benefits accruing to rate payers as a result of the Merger. The Merger cannot be completed without the CPUC's approval and it can proceed only on the terms and subject to any conditions and restrictions imposed by the CPUC. To approve the Merger, the CPUC must conclude that the Merger is in the public interest, including the interest of the ratepayers served by the companies. The CPUC may attach such terms, conditions and restrictions to its approval of the Merger as it deems appropriate or necessary. The law requires that the CPUC rule on the application within 18 months of its filing (approximately, August 1, 2000). Dominguez can give no assurance when or how the CPUC will rule on the application, and what terms, conditions or restrictions, if any, the CPUC might impose on any approval by it of the Merger. If any such terms, conditions or restrictions are not acceptable to both Dominguez and Group, the Merger might not proceed. Furthermore, any such terms, conditions or restrictions could materially and adversely affect the anticipated future revenues of Group following the Merger.

NON-UTILITY SUBSIDIARY OPERATIONS

     DSC Investments invested $350,000 in CSC on December 20, 1996 and acquired a 20% equity ownership with the option to acquire an additional 40% through the year 2001. At December 31, 1998, $100,000 remained outstanding from CSC to Dominguez pursuant to a promissory note. Dominguez has no further obligation to lend funds to CSC, but it continues to hold the option to acquire an additional 40% interest in CSC.


     During 1998, DSC Investments facilitated transfers of water right leases between third parties adding $549,000 to DSC's revenues. The future income from the transfer of water right leases will depend upon the need to pump groundwater by major industrial users and water purveyors.


DIRECTORS AND EXECUTIVE OFFICERS OF DOMINGUEZ

     The following table sets forth the names and ages of all directors and executive officers of Dominguez, indicating the positions and offices presently held by each.


                   NAME                     AGE               POSITION AND OFFICE
                   ----                     ---               -------------------
Dwight C. Baum............................  86     Director
Richard M. Cannon.........................  57     Director
Terrill M. Gloege.........................  63     Director
Thomas W. Huston..........................  37     Director
C. Bradley Olson..........................  58     Director
Langdon W. Owen...........................  68     Director
Charles W. Porter.........................  68     Director
Debra L. Reed.............................  42     Director
Brian J. Brady............................  50     Chief Executive Officer, President and
                                                   Director, Chairman of the Board
John S. Tootle............................  45     Chief Financial Officer, Vice President of
                                                     Finance, Treasurer and Secretary


     Mr. Baum has been a director of Dominguez since 1962. Mr. Baum also has been Senior Vice President of PaineWebber Incorporated (and predecessors), an investment banking firm, since prior to 1993; prior to 1993, Mr. Baum was an advisory director of Blythe Eastman PaineWebber Incorporated.

     Mr. Cannon has been a director of Dominguez since 1991. Mr. Cannon also has been Chief Executive Officer and President of Watson Land Company, a privately held developer and owner of industrial centers and buildings, since 1994; prior to that time, he served as President of Watson Land Company since 1989.

     Mr. Gloege has been a director of Dominguez since 1991. Mr. Gloege also has been Senior Vice President and Chief Financial Officer of Carson Estate Company and affiliated entities, a privately held investment company, since 1989.

     Mr. Huston has been a director of Dominguez since 1995. Since prior to 1993, Mr. Huston also has been Director of Leasing and Asset Management for Watson Land Company; prior to that time, he served as Assistant Director of Leasing and Asset Management and Leasing Agent for Watson Land Company.

     Mr. Olson has been a director of Dominguez since 1993. Mr. Olson also has been President of Carson Estate Company and affiliates since 1993; prior to that time, he served as Division President and Corporate Vice President of The Irvine Company since 1984.

     Mr. Owen has been a director of Dominguez since 1994. Mr. Owen also has been President of Don Owen & Associates, Consulting Engineer and Financial Advisor, since 1973.

     Mr. Porter has been a director of Dominguez since 1977. Mr. Porter also has been a Business Consultant since January 1996; prior to that time, Mr. Porter served as President and Chief Executive Officer of the Company since 1980.

     Ms. Reed has been a director of Dominguez since 1995. Ms. Reed has been President of Energy Distribution Services, a division of Southern California Gas Company, since 1998 and was Senior Vice President of Southern California Gas Company from 1995 to 1998. Prior to that time, she served as Vice President of Southern California Gas Company since 1988.

     Mr. Brady has been President, Chief Executive Officer, and Chairman of the Board of Dominguez since November 1995; prior to that time, he served as Assistant General Manager Public Utilities, City of Anaheim, since 1992; and prior to that time, he served as Vice President and General Manager, Energy Services, Inc., a subsidiary of Southern California Edison, since 1988.

     Mr. Tootle has been Chief Financial Officer of Dominguez since 1987.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF DOMINGUEZ


     The following table sets forth information as of March 25, 1999, with respect to the beneficial ownership of Dominguez' common stock by (i) each person known by Dominguez to own beneficially 5% or more of any class of outstanding Dominguez Common Stock, (ii) each director and named executive officer, and (iii) all directors and executive officers as a group. Each shareholder has sole voting and investment power with respect to such shares unless otherwise indicated.



                                                              NUMBER OF SHARES AND NATURE
            NAME AND ADDRESS OF BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP
            ------------------------------------              ---------------------------
Carson Estate Company.......................................            307,657
  18710 South Wilmington, Suite 200
  Rancho Dominguez, CA 90220
Watson Land Company.........................................            132,894
  515 South Figueroa Street, Suite 1910
  Los Angeles, CA 90071
Dwight C. Baum..............................................             33,750(1)
  200 South Los Robles Avenue, Suite 645
  Pasadena, CA 91101-2431
Richard M. Cannon...........................................            132,894(2)
  22010 South Wilmington Avenue, Suite 400
  Carson, CA 90745
Terrill M. Gloege...........................................              1,500
  18710 South Wilmington Avenue, Suite 200
  Rancho Dominguez, CA 90220
Thomas W. Huston............................................                750
  22010 South Wilmington Avenue, Suite 400
  Carson, CA 90745
C. Bradley Olson............................................            308,157(3)
  18710 South Wilmington Avenue, Suite 200
  Rancho Dominguez, CA 90220
Langdon W. Owen.............................................              9,950
  1300 Bristol North, Suite 290
  Newport Beach, CA 92660
Charles W. Porter...........................................              8,491
  400 Paseo Dorado
  Long Beach, CA 90803
Debra L. Reed...............................................                239
  555 West 5th Street
  Los Angeles, CA 90013
Brian J. Brady..............................................              4,380(4)
  21718 South Alameda Street
  Long Beach, CA 90810
John S. Tootle..............................................              5,141(5)
  21718 South Alameda Street
  Long Beach, CA 90810
All Directors and Officers as a group (10 persons)..........            505,252(6)


---------------
(1) All such shares are owned by Mr. and Mrs. Baum as trustees of the Dwight C. Baum and Hildagarde E. Baum Trust. Mr. and Mrs. Baum share voting and investment powers with respect to such shares.

(2) All such shares are owned by Watson Land Company, of which Mr. Cannon is President, Chief Executive Officer, and a director. Mr. Cannon shares voting and investing powers with respect to such shares with the other directors of Watson Land Company.

(3) 307,657 of such shares are owned by the Carson Estate Company, of which Mr. Olson is President and a director. Mr. Olson shares voting and investment powers with respect to such shares with the other directors of Carson Estate Company. The remaining 500 shares are owned by Mr. Olson individually.


(4) Includes 2,250 currently exercisable options held by Mr. Brady.

(5) Includes 1,350 currently exercisable options held by Mr. Tootle.



(6) Includes shares described in footnotes (2) and (3) above, and includes 2,250 currently exercisable options held by Mr. Brady and 1,350 currently exercisable options held by Mr. Tootle.


ADDITIONAL INFORMATION


     Certain additional information relating to executive compensation and various benefit plans (including stock option plans) is incorporated by reference into, or set forth in, Dominguez' Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference into this Proxy Statement-Prospectus. See "Where You Can Find More Information."

                     INFORMATION ABOUT GROUP AND CAL WATER

     Cal Water was formed in 1926. In April 1997, shareholders of Cal Water voted to approve a holding company structure. After receiving final regulatory approval, Group was formed on December 31, 1997. As a result of the holding company structure, Cal Water became one of Group's two wholly-owned, operating subsidiaries.


     Cal Water is the largest investor-owned water company in California and the fourth largest in the United States. Cal Water operates as a regulated utility subject to the jurisdiction of the CPUC. Its assets and operating revenues comprise the majority of the Group's assets and operating revenues. It was incorporated under the laws of the State of California on December 21, 1926, and provides water service to approximately 383,000 residential, commercial and industrial customers in 59 California cities and communities through 21 separate water systems or districts. In the 20 regulated systems, which serve 377,000 customers, rates and operations are subject to the jurisdiction of the CPUC. An additional 6,000 customers receive service through a long-term lease of the City of Hawthorne water system, which is not subject to CPUC regulation. Cal Water also has contracts with various municipalities and private entities to operate water systems and provide billing.


     The second subsidiary, CWS Utility Services ("Utility Services"), performs nonregulated water operations and related services. Existing nonregulated contracts, currently performed by Cal Water, will be transferred to Utility Services as the contracts are renewed or at such time as agreed upon between the contracting parties. New nonregulated contracts will be conducted by Utility Services.

     Group intends to continue exploring opportunities to expand operating and other revenue sources in California and other western states. The opportunities could include system acquisitions, water system leases, operating contracts, billing contracts and other utility related services.

     Group's mailing address and principal executive offices are located at 1720 North First Street, San Jose, California 95112-4598; telephone number:
1-408-367-8200. Cal Water maintains a web site that can be accessed via the Internet at http://www.calwater.com.

GROUP BOARD OF DIRECTORS, MANAGEMENT AND OPERATIONS AFTER THE MERGER


     The Group Board currently is comprised of nine directors. The Amended Merger Agreement provides that as of the Effective Time, Group will add one of the then current directors of Dominguez, to be identified immediately prior to the Effective Time, to the Group Board.



     Dominguez will merge into Cal Water under the terms of the Amended Merger Agreement with Cal Water as the Surviving Corporation. It is anticipated that the Dominguez Subsidiaries will continue to be operated as Cal Water subsidiaries. These operations will be managed by the management team of Group and Cal Water after the Merger.


DIRECTORS OF GROUP

     The nine directors of the Group are elected annually. The term of office for directors elected at the Group 1998 Annual Meeting will expire upon the election of the new directors at the Group 1999 Annual Meeting.

     The following table sets forth the names and ages of all directors of Group indicating the positions and offices presently held by each.

                NAME                  AGE                 POSITION AND OFFICE
                ----                  ---                 -------------------
Robert W. Foy.......................  62    Director and Chairman of the Board
Edward D. Harris, Jr., M.D. ........  61    Director
Robert K. Jaedicke..................  70    Director
Richard P. Magnuson.................  43    Director
Linda R. Meier......................  58    Director
Peter C. Nelson.....................  51    Director, Chief Executive Officer and President
C.H. Stump..........................  73    Director
George A. Vera......................  55    Director
J.W. Weinhardt......................  67    Director

     Mr. Foy (1) has been a director since 1977 and is Chairman of the Board of Group and its two subsidiaries. He was formerly President and Chief Executive Officer of Pacific Storage Company, a diversified transportation and warehousing company serving Stockton, Modesto, Sacramento and San Jose. He has served as chairman of Cal Water since 1996.

     Dr. Harris (1)(2) has been a director of Group since 1993 and is the George DeForest Barnett professor of medicine at Stanford University Medical Center, where he is the director of the Center for Musculoskeletal Diseases and the medical director of the International Medicine Service. He is a director of the Genentech Research and Educational Foundation.

     Professor Jaedicke (2)(3) has been a director of Group since 1974 and is professor emeritus of accounting and former dean at the Stanford University Graduate School of Business. Professor Jaedicke also is a director of Boise Cascade Corporation, Enron Corp., GenCorp, Inc. and State Farm Insurance Companies.

     Mr. Magnuson (3) has been a director of Group since 1996 and is a private venture capitalist. From 1984 to 1996, he was a general partner of Menlo Ventures, a venture capital firm. He also is a director of OrCAD, Inc., Rogue Wave Software, Inc. and several other privately held companies.

     Ms. Meier (2)(3) has been a director of Group since 1994 and is a director of Comerica Bank -- California, the Peninsula Community Foundation and the National Advisory Board of the Haas Public Service Center. She also is a member of the Board of Trustees of the California Academy of Sciences and the former chair of the Stanford University Hospital Board of Directors (1992-1997).

     Mr. Nelson (1) has been a director of Group since 1996 and is president and chief executive officer of Group and its two subsidiaries. Before joining Cal Water in 1996, he was vice president, division operations (1994-1995), and region vice president (1989-1994) of Pacific Gas & Electric Company.

     Mr. Stump (1)(3) has been a director of Group since 1976 and was Cal Water's chairman of the board (1991-1996), president (1981-1991) and chief executive officer (1986-1992).

     Mr. Vera (2) has been a director of Group since 1998 and is director of finance and administration of the David and Lucile Packard Foundation. Until 1997, he was an audit partner with Arthur Andersen LLP.

     Mr. Weinhardt (1)(2) has been a director of Group since 1994 and is chairman of the board and chief executive officer of SJW Corp. and chairman of the board of its subsidiary San Jose Water Company, an investor-owned water utility. He also is a director of SJW Land Company.
---------------
(1) Member of Executive Committee

(2) Member of Audit Committee

(3) Member of Compensation Committee

BOARD COMMITTEES OF GROUP

     Audit: Reviews Group's auditing, accounting, financial reporting and internal audit functions. Also recommends the selection of independent auditors to the Board. All members are non-employee directors.

     Compensation: Reviews Cal Water and Group's executive compensation and employee benefit plans and programs, including their establishment, modification and administration. All members are non-employee directors.

     Executive: Has limited powers to act on behalf of the Board whenever it is not in session. This Committee meets only as needed.

     During 1997, there were 12 regular meetings of the Board, one meeting of the Compensation Committee, two meetings of the Audit Committee and no meetings of the Executive Committee. Each of the director-nominees who served on the Board of Cal Water in 1997 attended at least 83 percent of all Board meetings. Collectively, they attended an average of 87 percent of all of the Board and applicable committee meetings.

EXECUTIVE OFFICERS OF GROUP

     The following are the executive officers of Group.

               NAME                           POSITIONS AND OFFICES WITH GROUP                   AGE
               ----                           --------------------------------                   ---
Robert W. Foy(1)                    A Director since 1977 and Chairman of Group and its          62
                                    subsidiaries since 1996. Formerly President and Chief
                                    Executive Officer of Pacific Storage Company,
                                    Stockton, Modesto, Sacramento and San Jose,
                                    California, a diversified transportation and
                                    warehousing company, where he had been employed for
                                    32 years.
Peter C. Nelson(1)                  Director and President and Chief Executive Officer           51
                                    since February 1, 1996. Formerly Vice President,
                                    Division Operations (1994-1995) and Region Vice
                                    President (1989-1994), Pacific Gas & Electric
                                    Company, a gas and electric public utility.
Gerald F. Feeney(1)                 Vice President, Chief Financial Officer and Treasurer        54
                                    since November 1994; Controller, Assistant Secretary
                                    and Assistant Treasurer from 1976 to 1994. From 1970
                                    to 1976, an audit manager with Peat Marwick Mitchell
                                    & Co.
Calvin L. Breed(2)                  Controller, Assistant Secretary and Assistant                43
                                    Treasurer since November 1994. Previously Treasurer
                                    of TCI International, Inc.; from 1980 to 1983, a
                                    certified public accountant with Arthur Andersen &
                                    Co.
Paul G. Ekstrom(1)                  Corporate Secretary since August 1996; Operations            46
                                    Coordinator, 1993 to 1996; District Manager,
                                    Livermore, 1988 to 1993; previously served in various
                                    field management positions since 1979; an employee
                                    since 1972.

---------------
(1) holds the same position with Cal Water and Utility Services

(2) holds the same position with Cal Water

     The following are the executive officers of Cal Water.

               NAME                         POSITIONS AND OFFICES WITH CAL WATER                 AGE
               ----                         ------------------------------------                 ---
Francis S. Ferraro                  Vice President, Regulatory Matters since August 1989.        49
                                    Employed by the California Public Utilities
                                    Commission for 15 years, from 1985 through 1989, as
                                    an administrative law judge.
James L. Good(1)                    Vice President, Corporate Communications and                 35
                                    Marketing since January 1995. Previously Director of
                                    Congressional Relations for the National Association
                                    of Water Companies from 1991 to 1994.
Robert R. Guzzetta                  Vice President, Engineering and Water Quality since          45
                                    August 1996; Chief Engineer, 1990 to 1996; Assistant
                                    Chief Engineer, 1988 to 1990; various engineering
                                    department positions since 1977.
Christine L. McFarlane              Vice President, Human Resources since August 1996;           52
                                    Director of Human Resources, 1991 to 1996; Assistant
                                    Director of Personnel, 1989 to 1991; an employee
                                    since 1969.
Raymond H. Taylor                   Vice President, Operations since April 1995; Vice            53
                                    President and Director of Water Quality, 1990 to
                                    1995; Director of Water Quality, 1986 to 1990; prior
                                    to 1982 an employee of the United States
                                    Environmental Protection Agency.
Raymond L. Worrell                  Vice President, Chief Information Officer since              59
                                    August 1996; Director of Information Systems, 1991 to
                                    1996; Assistant Manager of Data Processing, 1970 to
                                    1991; Data Processing Supervisor, 1967 to 1970.
John S. Simpson                     Assistant Secretary, Manager of New Business since           54
                                    1991; Manager of New Business development for the
                                    past thirteen years; served in various management
                                    positions since 1967.

---------------
(1) Also Vice President, Marketing with Utility Services.

     No officer or director has any family relationship to any other executive officer or director. No executive officer is appointed for any set term. There are no agreements or understandings between any executive officer and any other person pursuant to which he was selected as an executive officer, other than those with directors or officers of Group acting solely in their capacities as such.

GROUP COMPENSATION OF NON-EMPLOYEE DIRECTORS


     Compensation. In 1998, Directors Harris, Jaedicke, Magnuson, Meier, Stump, Vera and Weinhardt received an annual retainer of $15,000. Effective January 1, 1999 directors are paid an annual retainer of $16,000. Director Stump is paid an annual consulting fee of $30,000 in addition to his annual retainer. Directors are paid $850 for each Board or committee meeting attended. The committee chairs are paid $1,700 for each committee meeting attended.



     Deferred Compensation Plan. Effective January 1, 1998, Group established a Directors Deferred Compensation Plan, an unfunded deferred compensation program for non-employee directors. This plan succeeded the California Water Service Company Directors Deferred Compensation Plan. As under the predecessor plan, participants may defer up to 100 percent of their annual retainer fees, with a minimum annual contribution of $5,000. Amounts deferred are fully vested, recorded by Group as general liabilities and adjusted as if invested in an investment selected by the participant. Distribution is made at the earlier of
(1) the time selected by the participant (subject to a minimum length of deferral), or (2) when the participant ceases to be a director (unless the participant becomes an employee of Group, in which case, distribution will be made upon termination of employment). Distributions also are available upon a showing of hardship. Amounts remaining undistributed at death are distributed to a designated beneficiary or benefi-ciaries. Group is under no obligation to make any investment or otherwise fund the plan. Participants are general, unsecured creditors of Group.

     Retirement Plan. Effective January 1, 1998, Group established a Directors Retirement Plan to succeed the retirement plan of Cal Water. Group's plan operates in the same manner as the prior Cal Water plan. Any director who retires after serving on the Board for a total of five or more years (including service on the Cal Water Board prior to January 1, 1998) will receive a benefit equal to the annual retainer paid to Group's non-employee directors at the time of the director's retirement. This benefit will be paid annually for the number of years the director served on the Board, up to a maximum of 10 years.

                GROUP REINCORPORATION AS A DELAWARE CORPORATION

DESCRIPTION OF THE GROUP REINCORPORATION PROPOSAL


     The shareholders of Group, which is currently a California corporation, will meet on April 21, 1999 to act on a proposal to reincorporate as a Delaware corporation (the "Reincorporation Proposal"). If the Group shareholders approve the Reincorporation Proposal, it is anticipated that it will be effected prior to the Effective Time and that, accordingly, Dominguez Shareholders would become shareholders of the Delaware corporate successor to Group ("Group-Delaware").


     Group's Common Stock is listed for trading on the NYSE under the symbol "CWT." After the incorporation, Group-Delaware's common stock will continue to be traded on the NYSE without interruption, under the same symbol. The Series C Preferred Stock of Group described below in is thinly traded in the "over-the-counter" market under the symbol "CWSGP." After the reincorporation, Group-Delaware's Series C Preferred Stock will continue to be so traded on the over-the-counter market, under the same symbol.

REASONS FOR THE PROPOSED REINCORPORATION

     The Group Board is recommending the Reincorporation Proposal to its shareholders for several reasons. Generally, the Group Board believes that incorporation in Delaware will improve the Group Board's ability to manage Group for the benefit of Group's shareholders.

     Predictability of Delaware Law. Delaware has a modern statutory corporation law and well-developed case law. It has courts specializing in corporate law. These courts have developed expertise in dealing with corporate issues. Delaware case law on corporate issues is the most comprehensive of any state. These factors all provide the Board of Directors and management with greater certainty in discharging their duties. The predictability of Delaware corporate law provides a reliable foundation on which Group's governance decisions can be based.

     Flexibility of Delaware Law. For many years, Delaware has followed a policy of encouraging corporations to incorporate in that state. It has done so by adopting and administering comprehensive and flexible corporate laws responsive to the legal and business needs of corporations. Historically, Delaware's legislature and courts have acted quickly and effectively to meet changing business needs. The expertise of Delaware courts in dealing with new corporate law issues and a changing business climate contributes to the orderly development of Delaware corporate law.

     Prominence of Delaware Law. Among large companies, such as those listed on the NYSE, Delaware is the most common state of incorporation. Many large companies have reincorporated in Delaware as Group proposes to do. The legislatures and courts of other states often look to Delaware law for guidance on corporate law issues. The Group Board believes Group can best obtain the benefits of Delaware law by reincorporating in that state and becoming directly subject to its corporation laws.

     Increased Ability to Attract and Retain Qualified Directors. The Group Board of Directors believes that a Delaware corporation has certain advantages in attracting qualified candidates to act as directors and officers.

     - Both California and Delaware law permit a corporation to adopt charter provisions that reduce or limit the monetary liability of directors for breaches of their fiduciary duty in certain circumstances and provide for indemnification of directors and officers. The frequency of claims and litigation directed against directors and officers may discourage qualified persons from taking on these positions. Group believes that, in general, Delaware law provides greater protection to directors and officers than California law and that Delaware case law regarding a corporation's ability to limit director liability and provide indemnification is more developed and provides more guidance than California law.

     - With clearer corporation laws, directors and officers should be able to carry out their duties with more assurance that they are acting properly. A more developed and clearer corporation law should reduce the risk of liability and claims. Potential directors and officers can accept roles with Group with less concern for their own financial risk.

     To date, no person invited to become a director or officer of Group has declined because it was a California corporation.

     Role of Directors and Shareholders. The Reincorporation Proposal includes the elimination of the ability of shareholders to act by written consent without a shareholder meeting. As a result, shareholders would be able to approve a matter or take action only at a shareholder meeting. The Group Board believes all shareholders should be given advance notice of and an opportunity to vote on any matter that requires shareholder approval. Advance notice provides the Board of Directors an opportunity to consider the proposed action and to communicate its support or opposition to all shareholders. The Board of Directors believes it should be given this opportunity on any matter requiring shareholder approval. See "Antitakeover Implications."

     No Change in the Name, Board Members, Business, Management, Employee Benefit Plans or Location of Principal Facilities of Group. The Proposed Reincorporation will NOT result in any change in the name, business, management, fiscal year, assets or liabilities or location of the facilities of Group. Group should not suffer any disruption of its operations as a result of reincorporating in Delaware.

ANTITAKEOVER IMPLICATIONS

     Like many other states, Delaware permits a corporation to adopt measures designed to reduce a corporation's vulnerability to unsolicited takeover attempts. Group now has in place the following measures that may serve defensive purposes:

     - a shareholder rights plan;

     - a bylaw requiring advance written notice of director nominations or other proposals by shareholders; and

     - the authorization of preferred stock, the rights and preferences of which may be determined by the Group Board.

     The Reincorporation Proposal includes one additional measure that may serve defensive purposes: the elimination of the right of shareholders to act by written consent without a meeting.

     Group has considered but has not adopted other potentially defensive measures, such as:

     - the establishment of a classified or staggered board of directors;

     - the elimination of cumulative voting;

     - the elimination of the right of holders of a specified percentage of shares to call a special shareholder meeting; and

     - the elimination of the right to remove a director other than for cause.

     In addition, in December 1998 the Group Board adopted severance arrangements with executive officers as part of their compensation packages.

     Following the Proposed Reincorporation, Group-Delaware will keep in place the shareholder rights plan, the requirement for advance notice of director nominations and other shareholder proposals and the authorization of preferred stock in the certificate of incorporation. For a discussion of the changes that will result from the Proposed Reincorporation, see "Comparison of Shareholder Rights" below.

     In addition to the elimination of the right of shareholders to act by written consent without a meeting, the Reincorporation Proposal may have other antitakeover implications. Section 203 of the Delaware General Corporation Law ("DGCL") restricts certain "business combinations" with certain "interested stockholders" for three years following the date that a person becomes an interested stockholder, unless the Board of Directors and two-thirds of the remaining stockholders approve the business combination. A Delaware corporation may elect not to be governed by this law, but Group-Delaware does not intend to make such an election. See "Comparison of Shareholder Rights." At present, Group has no 15% shareholders.

     The Group Board believes that unsolicited takeover attempts may be unfair or disadvantageous to Group and its shareholders because, among other reasons:

     - an uninvited acquirer may time its takeover bid to take advantage of temporarily depressed stock prices;

     - an uninvited acquirer may design its bid to foreclose or minimize the possibility of more favorable competing bids or alternative transactions;

     - an uninvited acquirer may acquire only a controlling interest in the corporation's stock, without affording all shareholders the opportunity to receive the same economic benefits; and

     - a nonnegotiated acquisition of a controlling interest may put Group in default under certain contractual arrangements that prohibit a "change of control" of Group without the prior written consent of the other contracting party.

     Defensive measures encourage a potential bidder to negotiate with the Group Board. Despite the Group Board's belief in its benefits to shareholders, the Reincorporation Proposal may be disadvantageous. For example, Group Board might not approve of a takeover attempt that a majority of shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium over the then current market value for their shares. The Reincorporation Proposal could discourage such an offer. As a result, Group shareholders who might wish to participate in an unsolicited tender offer may not have an opportunity to do so. In addition, to the extent that provisions of Delaware law enable the Group Board to resist a takeover or a change in control of Group, such provisions could make it more difficult for shareholders to change the existing Group Board and management.

                        DESCRIPTION OF GROUP SECURITIES

GENERAL

     This section describes the securities of Group as incorporated under California law. It is the intent of Group to seek Group shareholder approval of the reincorporation of Group as a Delaware corporation. See "Reincorporation of Group as a Delaware Corporation." If the Reincorporation Proposal is authorized by the Group shareholders, it will be undertaken and completed in the second or third quarter of 1999. At the date of this Proxy Statement -- Prospectus, the reincorporation had not been approved by the Group shareholders or effected. It is anticipated that the reincorporation will be approved by the Group shareholders after the date of the Dominguez Special meeting and will be effected prior to the Effective Time. If the reincorporation is effected, Dominguez Shareholders will receive shares of the new Delaware corporation rather than Group. For a comparison of Dominguez, Group and the anticipated Group-Delaware shares, see "Comparison of Shareholder Rights." There can be no assurances that the Group shareholders will approve the Reincorporation Proposal or that it will be effected prior to the Effective Time. The discussion which follows describes the securities of Group as a California corporation.

     Group is authorized to issue two classes of shares consisting of one class of preferred shares and one class of common shares. The total number of shares which Group is authorized to issue is 25,380,000 and the aggregate par value of all of said shares that are to have a par value, namely all 380,000 of said preferred shares is $9,500,000. Of said 25,380,000 shares, 25,000,000 shall be and are Group Common Stock. Of said 380,000 preferred shares, 139,000 shall be and are "Series C" preferred shares, 221,000 of said preferred shares shall be and are preferred shares of "Series D" (none of which are currently issued or outstanding) and 20,000 shares collectively of "Series E," "Series F," "Series G," Series H," "Series I," and "Series J" (there being no preferred shares of "Series A" or "Series B"), the number of shares constituting each such series to be determined by the Group Board pursuant to the authority contained in the Restated Articles of Incorporation of Group. The preferred shares may at the election of the Board of Directors be issued in fractional shares if required in connection with any stock split or otherwise. All of said 25,000,000 shares of Group Common Stock shall be of one and the same series, namely common shares without par value.

     The Group Board is authorized to fix or alter from time to time the number of shares constituting any wholly unissued shares of preferred stock and to fix or alter from time to time the dividend rights, dividend rate, exchange rights, voting rights, rights and terms of redemption, redemption price or prices or the liquidation preferences (including the absence or limited grant of any such rights or preferences) of any wholly unissued series of preferred shares. Except in so far as the Group Board shall provide in respect of any series, all preferred shares shall be of equal rank, and any series of preferred shares shall have the same rights and preferences as those granted to Series C preferred shares.

     Except for any exchange rights which may be granted to any series of preferred shares pursuant to the authority conferred upon the Group Board, no one or more holders of shares of the capital stock of the Group shall be entitled to purchase or otherwise participate in any new or additional issue of stock by Group, and every Group stockholder has irrevocably for said stockholder and said stockholder's heirs, executors, administrators, successors and assigns, waived all rights to purchase or otherwise participate in such new or additional issue or any part thereof except for said exchange rights.

     The holders of preferred shares of each series other than Series C shall be entitled to, and Group is bound to pay thereon as and when declared by the Group Board out of the surplus or net profits, dividends at such rate as shall be fixed by the Group Board as provided in the Restated Articles of Incorporation. Such dividends shall be payable upon the same date and in the same manner as dividends upon Series C preferred shares. Dividends upon preferred shares of any series shall be cumulative from the date of issuance in the same manner as dividends upon Series C preferred shares.

     Preferred shares of each series other than Series C shall be subject to redemption on any dividend date at the option of Group in whole or in part, at such redemption price as may be fixed by the Group Board as provided in the Restated Articles of Incorporation. Any such redemption shall be upon at least thirty (30) days notice to the holders of record thereof which notice shall be given in the same manner as in the case of redemption of Series C preferred shares and all provisions herein contained with respect to the redemption of Series C preferred shares, except provisions as to redemption price, shall be applicable to the redemption of preferred shares of any other series with appropriate changes in series designations.

     The nature and extent of the preferences, privileges and restrictions granted or imposed upon the holders of the respective classes or series of shares and the number of shares constituting the Group Common Stock each series of preferred shares are as follows:

COMMON SHARES

     The shares of Group Common Stock are listed on the NYSE. Application will be made to list the shares of Group Common Stock issued in the Merger on the NYSE.

     There were 12,619,140 Group Common Stock issued and outstanding as of December 31, 1998.

     Holders of Group Common Stock are entitled to vote at all elections and to vote or consent on all questions at the rate of one vote for each such share held by such holder.

     Subject to the rights, privileges, preferences, restrictions and conditions attaching to any other class or series of shares of Group, holders of Group Common Stock have the right to receive any dividends declared and payable by Group on Group Common Stock and the right to receive the remaining assets and funds of Group upon liquidation, dissolution or winding-up, if any, after payments to the holders of the "Series C" preferred shares, after the holders of any other series of preferred shares which may be outstanding have received the payments to which their respective preferences entitle them, and after payment of all debts and liabilities of Group.

     Group Common Stock is subject and subordinate to any rights and preferences granted under the Restated Articles of Incorporation of Group and any rights and preferences which may be granted to any series of preferred shares by the Group Board pursuant to the authority conferred upon the Group Board under the Restated Articles of Incorporation of Group.

     After all cumulative dividends are declared and paid or set apart on the preferred shares of Series C and on any other series of preferred shares which may be outstanding, the Board of Directors may declare such additional dividends on the Group Common Stock out of the surplus or net profits as in their discretion may seem proper.

PREFERRED SHARES

     Series C Preferred Shares. The holders of the Series C preferred shares will be entitled to and Group will be bound to pay thereon as and when declared by the Board of Directors out of the surplus or net profits, dividends at the rate of but not exceeding 4.4% per annum of the par value of each of such shares, cumulative from the date of issuance and payable quarterly on the 15th day of February, May, August and November in each year. If Group shall fail to pay such dividends quarterly upon all the issued and outstanding preferred shares of Series C, the deficiency in dividends shall be fully paid but without interest before any dividends shall be set apart or paid on the Group Common Stock.

     The preferred shares of Series C are subject to redemption on any dividend date at the option of Group in whole or in part upon at least 30 days notice mailed to the holders of record thereof at $26.75 per share together with accrued dividends, and any such partial redemption shall be made by lot or pro rata or by such other method as shall be provided from time to time by resolution of the Group Board or by the Bylaws of Group, as amended.

     Upon any voluntary dissolution or liquidation of Group, the holders of the Series C preferred shares shall be entitled to receive from capital or earnings an amount equal to $26.75 per share, and all dividends accrued thereon to the date of payment, and upon any involuntary dissolution or liquidation of Group the holders of the Series C preferred shares shall be entitled to receive, whether from capital or from earnings, an amount equal to the par value thereof and all dividends accrued thereon to the date of payment, but no more before any payment shall be made to the holders of the Group Common Stock.

     The preferred shares of Series C are non-assessable and entitled to no Exchange rights whatsoever.

     The holders of preferred shares of Series C shall be entitled to vote at all elections and to vote or consent on all questions at the rate of sixteen votes for each share held by such holder.

     Series D Preferred Shares. On January 28, 1998, the Group Board adopted a resolution (the "Resolution") designating 221,000 shares of Preferred Stock as Series D Participating Preferred Stock. Such number of shares may be increased or decreased by resolution of the Board of Directors prior to the issuance of any Series D Preferred Stock.

     No shares of Series D Preferred Stock have been issued. These shares are related to a Shareholder Rights Plan and would be issued if the rights plan were triggered. If triggered, each right would be converted into the right to purchase one one-hundredth of a share of the Series D Preferred Stock. For a description of the rights, see "Preferred Share Purchase Rights/Rights Agreement."

     Subject to the rights and the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series D Preferred Stock with respect to dividends, the holders of shares of Series D Preferred Stock, in preference to the holders of Group Common Stock and of any other junior stock, shall be entitled to receive, as and when declared by the Board of Directors out of the surplus or net profits, dividends payable in cash on the same date as dividends upon Group's Series C (each such payment date referred to herein as a "Dividend Payment Date") and in the same manner as dividends upon Group's Series C, commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series D Preferred Stock, in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Group Common Stock (by reclassification or otherwise), declared on the Group Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Preferred Stock. If Group fails to pay any such dividends upon all the issued and outstanding Series D Preferred Stock, the deficiency in dividends will be fully paid but without interest before any dividends shall be set apart or paid on the Group Common Stock. In the event Group shall at any time declare or pay any dividend on the Group Common Stock payable in Group Common Stock, or effect a subdivision or combination or consolidation of the outstanding Group Common Stock (by reclassification or otherwise than by payment of a dividend in Group Common Stock) into a greater or lesser number of Group Common Stock, then in each such case the amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Group Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Group Common Stock that were outstanding immediately prior to such event.

     Group shall declare a dividend or distribution on the Series D Preferred Stock as provided in the preceding paragraph immediately after it declares a dividend or distribution on the Group Common Stock (other than a dividend payable in Group Common Stock).

     Subject to the provision for adjustment set forth below, each share of Series D Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of Group. In the event Group shall at any time declare or pay any dividend on the Group Common Stock payable in Group Common Stock, or effect a subdivision or combination or consolidation of the outstanding Group Common Stock (by reclassification or otherwise than by payment of a dividend in Group Common Stock) into a greater or lesser number of Group Common Stock, then in each such case the number of votes per share to which holders of shares of Series D Preferred Stock were entitled immediately prior to such an event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Group Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Group Common Stock that were outstanding immediately prior to such event.

     Except as otherwise provided in the Resolution, in any other Certificate of Amendment to the Articles of Incorporation or Certificate of Determination creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series D Preferred Stock and the holders of Group Common Stock and any other capital stock of Group having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of Group.

     Except as set forth in the Resolution, or as otherwise provided by law, holders of Series D Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Group Common Stock as set forth in the Resolution) for taking any corporate action.

     Whenever quarterly dividends or other dividends or distributions payable on the Series D Preferred Stock as provided above are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series D Preferred Stock outstanding shall have been paid in full, Group shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except dividends paid ratably on the Series D Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock, provided that Group may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of Group ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series D Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series D Preferred Stock, or any shares of stock ranking on a parity with the Series D Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     Group shall not permit any subsidiary of Group to purchase or otherwise acquire for consideration any shares of stock of Group unless Group could, under the preceding paragraph (including subparagraphs (i) through (iv)), purchase or otherwise acquire such shares at such time and in such manner.

     Any shares of Series D Preferred Stock purchased or otherwise acquired by Group in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Articles of Incorporation, or in any other Certificate of Amendment to the Articles of Incorporation or Certificate of Determination creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Upon any liquidation, dissolution or winding up of Group, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock unless, prior thereto, the holders of shares of Series D Preferred Stock shall have received a minimum of $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series D Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Group Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except distributions made ratably on the Series D Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event Group shall at any time declare or pay any dividend on the Group Common Stock payable in Group Common Stock, or effect a subdivision or combination or consolidation of the outstanding Group Common Stock (by reclassification or otherwise than by payment of a dividend in Group Common Stock) into a greater or lesser number of Group Common Stock, then in each such case the aggregate amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Group Common Stock outstanding immediately after such event and the denominator of which is the number of Group Common Stock that were outstanding immediately prior to such event.

     If Group enters into any consolidation, merger, combination or other transaction in which the Group Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series D Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment set forth below, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event Group shall at any time declare or pay any dividend on the Group Common Stock payable in Group Common Stock, or effect a subdivision or combination or consolidation of the outstanding Group Common Stock (by reclassification or otherwise than by payment of a dividend in Group Common Stock into a greater or lesser number of Group Common Stock), then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Group Common Stock outstanding immediately after such event and the denominator of which is the number of Group Common Stock that were outstanding immediately prior to such event.

     The shares of Series D Preferred Stock may be redeemed at the option of Group in whole or in part upon any dividend payment date and in the manner prescribed in Group's Restated Articles of Incorporation, upon at least 30 days notice to the holder of record thereof at a redemption price per share equal to 100 times the fair market value of a Common Share on such date, together with all accrued dividends on the Series D Preferred Stock.

     The Series D Preferred Stock shall rank, (i) with respect to the payment of dividends in parity with the Series C Preferred Stock and (ii) with respect to the distribution of assets, junior to all other series of Group's Preferred Stock.

     The Restated Articles of Incorporation of Group may not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series D Preferred Stock so as to affect them adversely without, in addition to any other vote of shareholders required by law, the affirmative vote of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, voting together as a single class.

     The Series D Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the Series D Preferred Stock.

PREFERRED SHARE PURCHASE RIGHT/RIGHTS AGREEMENT

     On January 28, 1998, simultaneously with the resolution designating the Series D Preferred Stock, the Group Board of Directors declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Group Common Stock. The dividend was payable on February 18, 1998 to stockholders of record on February 6, 1998. Each Right entitles the registered holder to purchase from Group one one-hundredth of a share of the Series D Preferred Stock, no par value, of Group (hereinafter, the "Preferred Shares") at a price of $120.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights

Agreement") between Group and Bank Boston, N.A., as Rights Agent (the "Rights Agent"), dated as of February 12, 1998.

     Initially, the Rights will be attached to all certificates representing Group Common Stock then outstanding, regardless of whether any such certificate has a copy of a Summary of Rights attached thereto, and no separate Right Certificates will be distributed. The Rights will separate from the Group Common Stock and a "Distribution Date" will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than Group, any subsidiary of Group, any employee benefit plan or dividend reinvestment plan of Group or of any subsidiary of Group or any entity holding Group Common Stock for or pursuant to the terms of any such employee benefit plan or as administrator of such dividend reinvestment plan) have either acquired beneficial ownership of 15% or more of the outstanding Group Common Stock, or have obtained beneficial ownership of 10% of the outstanding Group Common Stock and been determined by the Group Board to pose a threat of a material adverse impact on Group (either, an "Acquiring Person") or (ii) 10 business days (or such later date as may be determined by action of the Group Board prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Group Common Stock (unless Group has approved the offer).

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Group Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Group Common Stock (including Group Common Stock issued to Dominguez Shareholders in connection with the Merger) will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Group Common Stock outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Group Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Group Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on February 11, 2008, unless earlier redeemed or exchanged by Group in each case as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Group, including, without limitation, the right to vote or to receive dividends.

     The Purchase Price payable and the number of Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights associated with each share of Group Common Stock is also subject to adjustment in the event of a stock split of the Group Common Stock or a stock dividend on the Group Common Stock payable in Group Common Stock or subdivisions, consolidations or combinations of the Group Common Stock occurring, in any such case, prior to the Distribution Date.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred or Group Common Stock will be issued(other than fractions of Preferred Shares which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of Group, be evidenced by depositary receipts) and in lieu thereof, a payment in cash will be made based on the market price of the Preferred or Group Common Stock on the last trading date prior to the date of exercise.

     In the event that any person or group becomes an Acquiring Person (a "Trigger Event"), each holder of a Right, other than the Acquiring Person (whose Rights will thereafter be void), will thereafter have the right to receive upon exercise at its then current exercise price that number of Group Common Stock (or, in the event there are insufficient authorized Group Common Stock, substitute consideration such as cash, property or other securities of Group, such as Preferred Shares) having a market value of two times the Purchase Price of the Right.

     In the event that, after a person or group has become an Acquiring Person, Group is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, each holder of a Right (other than an Acquiring Person, whose Rights will become void) will thereafter have the right to receive, upon the exercise of the Right at its then current exercise price, that number of shares of common stock of the acquiring person having a market value of two times the exercise price of the Right.

     At any time until ten days following a Trigger Event, Group may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     At any time after any person becomes an Acquiring Person, the Group Board may, at its option, exchange all or part of the then-outstanding and exercisable Rights (excluding Rights of an Acquiring Person that have become void) for Group Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after February 12, 1998. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Acquiring Person becomes the Beneficial Owner of 50% or more of the Group Common Stock then outstanding. In lieu of Group Common Stock, the Board of Directors may elect to substitute Preferred Shares for any such exchange.

     For so long as the Rights are then redeemable, Group may amend the Rights in any manner. After the Rights are no longer redeemable, Group may amend the Rights in any manner that does not adversely affect the interests of holders of the Rights.

     Preferred Shares purchased upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to an aggregate dividend of 100 times the dividend declared per share of Group Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Group Common Stock. Each Preferred Share will have 100 votes, voting together with the Group Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Group Common Stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per share of Group Common Stock. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of Group Common Stock.

     The Rights Agreement between Group and the Rights Agent specifying the terms of the Rights, which includes as Exhibit B the form of Rights Certificate, is incorporated herein by reference to Group's Form 8-K (File No. 333-22915) filed with the SEC on February 13, 1998. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement.

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

                        COMPARISON OF SHAREHOLDER RIGHTS

GENERAL


     The rights of holders of Dominguez Common Stock currently are governed by the CGCL and Dominguez' Articles of Incorporation (the "Dominguez Articles") and Bylaws (the "Dominguez Bylaws"). In accordance with the Amended Merger Agreement, upon consummation of the Merger, the rights of Dominguez Shareholders who become shareholders of Group pursuant to the Merger will be governed by the Restated Articles of Incorporation (the "Group Articles") and Bylaws (the "Group Bylaws") of Group, and by the law of the jurisdiction in which Group is then organized. Group is currently organized under California law, but it is seeking shareholder approval to reincorporate under the laws of Delaware. If this reincorporation were to occur, then, following the Merger, the rights of Dominguez Shareholders who become Shareholders of Group would be governed by the DGCL. See "Reincorporation of Group as a Delaware Corporation." The following summary sets forth the material differences between the current rights of shareholders of Dominguez and shareholders of Group under California law, and the rights of shareholders under Delaware law as anticipated under the Reincorporation Proposal. The description of Group-Delaware's Certificate of Incorporation and Bylaws which follows describes the proposed form of those documents. At the time of preparation of these materials, Group-Delaware had not been incorporated.


SIZE OF BOARD OF DIRECTORS

     Under the CGCL, the board of directors of a California corporation may fix the number of directors within a stated range set forth in the corporation's articles of incorporation or bylaws. The Dominguez Bylaws establish a range for the number of authorized directors of from 7 to 9, and currently fix the authorized number of directors at 9, with changes in the authorized number of directors (within the current range) permitted by action of the board of directors. A change in the range of authorized directors, or a change setting a fixed number of directors without provision for a range, may be effected only by the shareholders. The Group Bylaws currently establish a range for the number of authorized directors from 9 to 11, and currently fix the authorized number of directors at 9, with changes in the authorized number of directors (within the current range) permitted by action of the board of directors or the shareholders. A change in the range of authorized directors, or a change setting a fixed number of directors without provision for a range, may be effected only by shareholder vote.

     The DGCL permits the board of directors of a Delaware corporation to change the authorized number of directors by amendment to the corporation's bylaws (or in the manner provided in the bylaws), unless the number of directors is fixed in the corporation's certificate of incorporation. If so fixed, a change in the number of directors may be made only by amendment to the certificate of incorporation, which requires stockholder approval.


     The proposed bylaws of Group-Delaware, the shares into which Dominguez Common Stock would be converted upon consummation of the Merger (if the Reincorporation Proposal is effected prior to that date), fixes the number of directors at 9; there is no provision in the Group-Delaware certificate of incorporation regarding the number of directors of Group-Delaware and, accordingly, the number of directors may be changed by the board of directors without shareholder approval. If the reincorporation is completed prior to the Effective Time, the Group Board intends to fix the number of directors of Group-Delaware at ten, in compliance with the terms of the Amended Merger Agreement. At the time of preparation of this Proxy Statement-Prospectus, Group-Delaware had not been incorporated in Delaware and the form of its certificate of incorporation and bylaws described herein for Group-Delaware are the proposed form of such documents.


CLASSIFICATION OF BOARD OF DIRECTORS

     A classified board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes a change in the composition of the board of directors, and a potential change in control of a corporation, a lengthier and more difficult process.

     The CGCL permits a classified board of directors for corporations with outstanding shares listed on a national stock exchange, including Nasdaq. The Dominguez Articles, however, do not permit a classified board. Likewise, Group does not have a classified board. The DGCL also permits a classified board of directors, with staggered terms under which the directors are elected for terms of two or three years. Neither the proposed certificate of incorporation nor the bylaws of Group-Delaware provide for a classified board.

REMOVAL OF DIRECTORS

     Under the CGCL, any director may be removed with cause by the board of directors, and without cause with the approval of a majority of the outstanding shares entitled to vote; however, no director may be removed without cause (unless the entire board is removed) if the number of shares voted against the removal would be sufficient to elect the director under cumulative voting. See "Cumulative Voting" below.

     Under the DGCL, any director or the entire board of directors of a Delaware corporation with a classified board of directors may only be removed for cause, unless the certificate of incorporation provides otherwise. In the case of a Delaware corporation without a classified board, any director or the entire board may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors; provided that, if the corporation has cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     Under the CGCL, any vacancy on the board of directors other than one created by removal of a director may be filled by the board of directors. If the number of directors then in office is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of such directors at a meeting held pursuant to notice or waivers of notice, or by a sole remaining director. A vacancy created by removal of a director may be filled by the board of directors only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. Dominguez' Bylaws do not authorize its board to fill a vacancy created by removal of a director. Group's Bylaws currently do not authorize its board to fill a vacancy created by removal of a director.

     Under the DGCL, vacancies on the board of directors and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of outstanding stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director, may fill such vacancy. Group-Delaware's proposed certificate of incorporation and bylaws do not permit the directors to fill vacancies on the board.

LIMITATIONS OF LIABILITY OF DIRECTORS; INDEMNIFICATION

     Limitations on Director Liability. Both Delaware and California permit a corporation to limit or eliminate the personal liability of a director to the corporation or its shareholders or stockholders, as applicable, for monetary damages for breach of certain duties as a director, but only if limiting language is included in the charter documents.

     The CGCL permits the elimination of monetary liability of a director for breach of duties to the corporation and its shareholders, except where such liability is based on (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing his or her duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; or (g) liability for improper distributions, loans or guarantees. The Dominguez Articles provide that the liability of Dominguez directors for monetary damages shall be eliminated to the fullest extent permissible under California law. The Group Articles currently provide that the liability of Group directors for monetary damages shall be eliminated to the fullest extent permissible under California law.

     Under the DGCL, a limitation-of-liability provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. In addition, a limitation-of-liability provision may not relieve directors from the obligation to comply with any laws, or from the availability of non monetary remedies such as injunctive relief or rescission.

     The Group-Delaware proposed certificate of incorporation would eliminate the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently and as it may be amended in the future. Under Delaware law, this provision will not eliminate or limit liability for (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; (d) transactions in which the director received an improper personal benefit; or (e) violation of federal or state securities laws.

     The circumstances in which directors may be free of liability for their actions are arguably broader in Delaware than in California. California expressly prohibits elimination of liability when the facts show a "reckless disregard for the director's duty" or "an unexcused pattern of inattention that amounts to an abdication of the director's duty." Depending on the facts of a particular case, Delaware law might excuse a director for actions falling in these categories. See "Reincorporation of Group as a Delaware Corporation."

     Indemnification of Officers and Directors. Delaware and California have similar laws regarding indemnification by a corporation of its officers, directors, employees and other agents. There are, nonetheless, certain differences between the laws of the two states.

     Indemnification is generally permitted by both the DGCL and CGCL provided that the requisite standard of conduct is met, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action.

     The CGCL requires indemnification when the individual has successfully defended the action on the merits. The DGCL requires indemnification when the individual has been successful in the defense on the merits or otherwise.

     The DGCL generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation and, with respect to criminal actions, had no reasonable cause to believe the conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation.

     The CGCL permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions no indemnification may be made without court approval (a) when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, or (b) in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts

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

incurred in defending a pending action which is settled or otherwise disposed of without court approval. Delaware allows indemnification of such expenses without court approval.

     California law allow corporations to provide indemnification over and above what is required or expressly permitted, if authorized by the articles of incorporation.

     Under the Dominguez Articles, Dominguez may provide indemnification to "agents" (as defined under Section 317 of the CGCL) through bylaw provisions, agreements, vote of shareholders or disinterested directors, or otherwise, which is broader than currently available under the CGCL. The Group Articles also permit indemnification beyond that expressly mandated by California law and limit director monetary liability to the extent permitted by California law.

     Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. By contrast to California law, however, Delaware law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances. Limitations on indemnification may be imposed by a court, however, based on principles of public policy.

ANNUAL MEETINGS

     The Dominguez Bylaws require that an annual meeting of shareholders be held the first Thursday of May in each year at 1:00 p.m., or at such other time and/or date as shall be designated from time to time by the Board of Directors. The Group Bylaws require that an annual meeting of shareholders be held at such time or such date in the month of April as shall be designated from time to time by the Board of Directors. The bylaws of Group-Delaware would contain the same provision as the Group Bylaws.

SPECIAL SHAREHOLDER MEETINGS

     Under the CGCL, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of shares entitled to cast not less then 10% of the votes at such meeting, and such other persons as are authorized to do so in the articles of incorporation or bylaws. Neither the Dominguez Articles or Dominguez Bylaws authorize any such other persons to call a special meeting. Neither the Group Articles nor the Group Bylaws authorize any such other persons to call a special meeting.

     Under the DGCL, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the corporation's certificate of incorporation or bylaws. Neither the Group-Delaware proposed certificate of incorporation or bylaws authorize any such other persons to call a special meeting.

ACTIONS BY WRITTEN CONSENT OF SHAREHOLDERS

     Under the CGCL, unless otherwise provided in the articles of incorporation, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting by written consent of shareholders having the requisite number of votes, subject to the requirement that ten days' advance notice of shareholder approval be given where all shareholders' consents are not solicited. In addition, directors may be elected by written consent only if that consent is unanimous. The Dominguez Articles do not limit the rights of shareholders to act by written consent. The Group Articles currently do not prohibit action by written consent of the shareholders without a meeting.

     The DGCL permits the shareholders to act by written consent in lieu of a meeting of stockholders, unless a corporation eliminates action by written consent in its certificate of incorporation. The proposed certificate of incorporation of Group-Delaware would eliminate such right of the shareholders and would prohibit stockholders from taking action by written consent without a meeting.

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

ADVANCE NOTICE REQUIREMENT FOR SHAREHOLDER PROPOSAL AND DIRECTOR NOMINATIONS

     Dominguez' Bylaws provide that no director nomination and no matter proposed by Dominguez Shareholders will be considered at an annual meeting of shareholders unless written notice is given to Dominguez not less than 60 and not more than 90 days before the meeting. In addition, if not less than 70 days prior notice or public disclosure of the meeting is given or made to Dominguez Shareholders, certain additional restrictions apply.

     The bylaws of Group-Delaware include an advance notice procedure for the nomination, other than by the Group Board, of candidates for election as directors and for shareholder proposals to be brought before a shareholder meeting. Group adopted a similar procedure in 1998.

VOTING REQUIREMENTS; SUPER MAJORITY APPROVAL

     Unless otherwise specified in a California corporation's articles of incorporation, an amendment to the articles of incorporation requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon. Under the CGCL, the holders of the outstanding shares of a class are entitled to vote as a class if the proposed amendment would (i) increase or decrease the aggregate number of authorized shares of such class, (ii) effect an exchange, reclassification, or cancellation of all or part of the shares of such class, other than a stock split, (iii) effect an exchange, or create a right of exchange, of all or part of the shares of another class into the shares of such class, (iv) change the rights, preferences, privileges, or restrictions of the shares of such class, (v) create a new class of shares having rights, preferences, or privileges prior to the shares of such class, or increase the rights, preferences, or privileges or the number of authorized shares having rights, preferences, or privileges prior to the shares of such class, (vi) in the case of preferred shares, divide the shares of any class into series having different rights, preferences, privileges, or restrictions or authorize the board of directors to do so, or (vii) cancel or otherwise affect dividends on the shares of such class which have accrued but have not been paid.

     Unless otherwise specified in a Delaware corporation's certificate of incorporation, an amendment to the certificate of incorporation requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon. Furthermore, under the DGCL, the holders of the outstanding shares of a class are entitled to vote as a class upon any proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the provisions of the corporation's certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to adversely affect them.

     Under both the DGCL and the CGCL, with certain exceptions, any merger, consolidation, or sale of all or substantially all of a corporation's assets must be approved by the corporation's board of directors and a majority of the outstanding shares entitled to vote. In addition, the CGCL, but not the DGCL, requires such transactions, among others, to be approved by a majority of the outstanding shares of each class of stock (without regard to limitations on voting rights).

     The Dominguez Articles also provide that certain transactions, including the merger or consolidation of the Company or the sale of substantially all of its assets, require the affirmative vote of the holders of at least two-thirds of the total number of Class A preferred shares outstanding. Also, each share of Class A preferred stock entitles its holder to three votes. Although the Dominguez Articles authorize the issuance by Dominguez of 30,000 shares of Class A preferred shares, currently there are no such shares issued and outstanding. The Group Articles provide that each share of Series C preferred stock entitles its holder to 16 votes at all elections of directors as well as other matters. The Group Articles authorize the issuance by Group of 139,000 shares of Series C preferred shares, and currently there are 139,000 such shares issued and outstanding. Group has also designated 221,000 shares of Series D preferred shares, none of which are issued or outstanding.

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

AMENDING THE BYLAWS

     Under the CGCL, a corporation's bylaws may be adopted, amended or repealed either by the board of directors or the shareholders of the corporation, provided that only the shareholders may adopt a change to a fixed number of directors or to alter an established range. Dominguez' Bylaws provide that the Bylaws may be changed either by the vote of the holders of a majority of the outstanding shares entitled to vote or by the board of directors; provided, however, that the Dominguez Board may not amend the Bylaws in order to change a fixed number of directors (except to alter the authorized number of directors within the existing range of a minimum of 7 and a maximum of 9 directors). Group's Bylaws provide that the Bylaws may be changed either by the vote of the holders of a majority of the outstanding shares entitled to vote or by the board of directors; provided, however, that an amendment to the Bylaws in order to change the authorized number of directors may only be effected by a vote of the Group shareholders.

     Under the DGCL, the authority to adopt, amend, or repeal the bylaws of a Delaware corporation is held exclusively by the stockholders unless such authority is conferred upon the board of directors in the corporation's certificate of incorporation. The certificate of incorporation of Group-Delaware will confer upon the board of directors the authority to adopt, amend or repeal its Bylaws.

CUMULATIVE VOTING

     In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may cast all such votes for a single candidate or may allocate then among as many candidates as such shareholder may choose. Without cumulative voting, the holders of a majority of the shares present at an annual meeting or any special meeting held to elect directors would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a majority of the shares voting at such meeting.

     Under the CGCL, there is a right to cumulate votes if at least one shareholder has given notice of such shareholder's intent to cumulate his or her votes at the meeting prior to the voting, provided that the corporation's articles or bylaws do not specifically eliminate this right. This right may be eliminated if the corporation has outstanding shares listed on a national stock exchange, including the Nasdaq. Neither Dominquez' Articles nor Bylaws eliminate this right. Group's Articles and Bylaws do not eliminate cumulative voting and the proposed certificate of incorporation and bylaws of Group-Delaware specifically allow for cumulative voting.

     Under the DGCL, there is no right to cumulative voting unless the charter documents specifically provide for it.

"BLANK CHECK" PREFERRED STOCK

     A corporation's articles may authorize its board to provide for the issuance of one or more series of preferred stock without stockholder approval, and to establish the relative designation, rights, preferences and privileges of such preferred shares. Any such stock is called "blank check" preferred stock. The Dominguez Articles authorize the Dominguez Board to determine the rights, preferences and privileges and the qualifications, limitations or restrictions of the authorized but unissued shares of preferred stock of Dominguez. The Group Articles also authorize the Group board to determine the rights, preferences and privileges and the qualifications, limitations or restrictions of the authorized but unissued shares of preferred stock of Group. The proposed certificate of incorporation of Group-Delaware contains provisions granting the same authorization to the Group-Delaware board of directors.

BUSINESS COMBINATIONS/REORGANIZATIONS

     The CGCL provides that, except where the fairness of the terms and conditions of the transaction has been approved by the California Commissioner of Corporations and except in a "short-form" merger (the merger of a parent corporation with a subsidiary in which the parent owns at least 90% of the outstanding

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

shares of each class of the subsidiary's stock), if the surviving corporation or its parent corporation owns, directly or indirectly, shares of the target corporation representing more than 50% of the voting power of the target corporation prior to the merger, the nonredeemable common stock of a target corporation may be converted only into nonredeemable common stock of the surviving corporation or its parent corporation, unless all of the shareholders of the class consent. The effect of this provision is to prohibit a cash-out merger of minority shareholders, except where the majority shareholder already owns 90% or more of the voting power of the target corporation and could, therefore, effect a short-form merger to accomplish such a cash-out of minority shareholders.

     In addition, the CGCL requires that, in connection with certain transactions between a corporation whose shares are held of record by 100 or more persons and an "interested party," such interested party must deliver a written opinion as to the fairness of the consideration to the shareholders of the corporation. An "interested party" for purposes of this CGCL provision means a person who is a party to the transaction and (i) directly or indirectly controls the corporation, (ii) is an officer or director of the corporation, or
(iii) is an entity in which a material financial interest is held by any director or executive officer of the corporation.

     A provision of the DGCL prohibits certain business combinations between a Delaware corporation and an "interested stockholder." For purposes of this DGCL provision, an "interested stockholder" is a stockholder that is directly or indirectly a beneficial owner of 15% or more of the voting power of the outstanding voting stock of a Delaware corporation (or its affiliate or associate). This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock, unless (i) prior to the date the stockholder became an interested stockholder the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors; (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder; or (iii) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the shares held by disinterested stockholders.

     Also, see "Voting Requirements; Super Majority Approval" regarding certain Class A preferred stock voting rights with respect to mergers, combinations or the sale of substantially all assets by Dominguez. Neither Group's Articles nor the proposed certificate of incorporation of Group-Delaware grant any super-majority preferred stock approval rights in the case of a merger, combination or sale of assets by Group or Group-Delaware.

RIGHTS OF DISSENTING SHAREHOLDERS

     Under both the DGCL and the CGCL, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair value" (Delaware) or "fair market value" (California) of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction. In general, shareholders of a California corporation have broader dissenters' rights than stockholders of a Delaware corporation.

     Under Delaware law, dissenters' rights are not available to stockholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system security by the National Association of Securities Dealers, Inc., or are held of record by more than 2,000 holders, if the shareholders receive shares of the surviving corporation or shares of any other corporation which are similarly listed or dispersed, and the shareholders do not receive any other property in exchange for their shares except cash for fractional shares. Dissenters' rights are also unavailable under Delaware law to shareholders of a corporation surviving a merger if no vote of those shareholders is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger, and certain other conditions are met.

     Shareholders of a California corporation, the shares of which are listed on a national securities exchange or on the OTC margin stock list, generally do not have dissenters' rights unless the holders of at least 5% of the class of outstanding shares assert dissenters' rights. In any reorganization in which one corporation or the

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

shareholders of one corporation will own immediately after the reorganization more than 5/6 of the voting power of the surviving or acquiring corporation or its parent, shareholders of such corporations are denied dissenters' rights under California law.

     Delaware law does not provide parent company stockholders with voting or dissenters' rights when it acquires another business through the issuance of its stock or by purchase of assets or stock or by merger of the company being acquired with a subsidiary of the acquirer. However, the corporate governance rules of the major stock exchanges and the Nasdaq require in general that acquisitions involving the issuance of stock having 20% or more of the voting power outstanding must be submitted for shareholder approval. The CGCL treats these kinds of acquisitions in the same manner as a merger of the issuer corporation directly with the business to be acquired, and provides dissenters' rights in the circumstances described in the preceding paragraph.

INSPECTION OF STOCKHOLDERS LIST

     Both the DGCL and the CGCL allow any stockholder to inspect the stockholders list for a purpose reasonably related to such person's interest as a stockholder. Additionally, the CGCL provides for an absolute right to inspect and copy the corporation's shareholder list by a person or persons holding at least 5% in the aggregate of the corporation's outstanding voting shares, or any shareholder or shareholders holding 1% or more of such shares who have filed a
Schedule 14B with the Commission relating to the election of directors. The DGCL does not provide for any such absolute right of inspection.

DIVIDENDS

     Under the CGCL, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (i) retained earnings or (ii) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. The DGCL allows the payment of dividends and redemption of stock out of surplus (including paid-in and earned surplus) or out of net profits for the current and immediately preceding fiscal years.

SHAREHOLDER DERIVATIVE SUITS

     The CGCL provides that a shareholder bringing a derivative action on behalf of the corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. The CGCL also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Under the DGCL, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or the stock thereafter devolved upon the stockholder by operation of law. The CGCL also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. The DGCL does not have a similar bonding requirement.

PREEMPTIVE RIGHTS

     Shareholders of either a Delaware or a California corporation have only such preemptive rights as may be provided in its certificate or articles of incorporation. The Dominguez Articles do not grant any preemptive rights to shareholders. Neither the current Group Articles nor the proposed certificate of incorporation of Group-Delaware grant any preemptive rights to shareholders.

DISSOLUTION

     Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors. The articles of incorporation may not modify this right. Under Delaware law, if the board of directors has not approved the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote. If the board of directors initially approves the dissolution, approval by a simple majority of the outstanding shares of the corporation's stock is sufficient. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement for dissolution. It is not anticipated that Group-Delaware's certificate of incorporation will include a supermajority voting requirement for dissolution.

BOARD OF DIRECTORS MEETINGS

     Under the CGCL, meetings of the board of directors of a California corporation, unless otherwise provided in such corporation's articles of incorporation or bylaws, may be called by the chairman of the board, the president, any vice president, the secretary or any two directors. Neither the Dominguez Articles nor the Dominguez Bylaws provide otherwise. The Dominguez Bylaws provide that a regular meeting of the board of directors may be held without notice if the times and dates for such meetings are fixed by the board. The current Group Bylaws provide that a regular meeting of the board of directors may be held without notice if the times and dates for such meetings are fixed by resolutions of the board.

     The DGCL imposes no requirements as to calling board of directors meetings; such requirements are as set forth in a Delaware corporation's certificate of incorporation or bylaws. The proposed certificate of incorporation and bylaws of Group-Delaware will contain provisions to the same effect as the current Group Bylaws.

DIRECTOR VOTING

     Under the CGCL, a quorum is equal to a majority of the authorized number of such corporation's directors unless such corporation's articles of incorporation or bylaws provide for a lesser number; provided, however, that such lesser number cannot be less than the larger of (i) one-third of the authorized number of directors or (ii) two. A California corporation's articles of incorporation may require more than a majority of the authorized number of directors (up to and including all of the directors) for a quorum. The Dominguez Bylaws provide that a majority of the number of authorized directors shall constitute a quorum. The Group Bylaws provide that a majority of the number of authorized directors shall constitute a quorum.

     Under the DGCL, a quorum of the board of directors is equal to a majority of the total number of authorized directors unless the certificate of incorporation or bylaws provides for a greater number or a lesser number (which in no case can be less than one-third of the total number of directors). Neither the proposed certificate of incorporation nor the bylaws of Group-Delaware would modify the statutory provision.

SHAREHOLDER RIGHTS PLAN

     Both California and Delaware permit corporations to adopt shareholder rights plans which are designed to protect the interests of shareholders in the event of a coercive or hostile takeover attempts. Dominguez has not adopted any such rights plan. Group, however, has adopted a rights plan which is described in "Description of Group Securities -- Preferred Share Purchase Right/Rights Agreement." Group-Delaware will keep in place the shareholder rights plan.

APPLICATION OF THE GENERAL CORPORATION LAW OF CALIFORNIA TO DELAWARE
CORPORATIONS

     Under Section 2115 of the CGCL, certain foreign corporations (i.e., corporations not organized under California law) which have significant contacts with California are subject to a number of key provisions of the CGCL. However,
Section 2115 exempts corporations whose shares are listed on a major national securities exchange, such as the NYSE. The common stock of Group-Delaware will continue to be traded on the NYSE and, accordingly, it is expected that Group-Delaware will be exempt from Section 2115.

     THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE RIGHTS OF HOLDERS OF DOMINGUEZ COMMON STOCK OR HOLDERS OF GROUP COMMON STOCK, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DGCL AND THE CGCL, AND THE RESPECTIVE CHARTER DOCUMENTS OF DOMINGUEZ AND GROUP.

                                 LEGAL OPINIONS

     The legality of the shares of Group to be issued in connection with the Merger is being passed upon for Group by Nossaman, Guthner, Knox & Elliott, LLP, counsel for Group.

                                    EXPERTS


     The financial statements and schedules of California Water Service Group and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.



     The financial statements of Dominguez as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, incorporated by reference herein and in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                   APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                        CALIFORNIA WATER SERVICE GROUP,
                        CALIFORNIA WATER SERVICE COMPANY

                                      AND

                         DOMINGUEZ SERVICES CORPORATION

                            DATED: NOVEMBER 13, 1998

                               TABLE OF CONTENTS


                                                                               PAGE
                                                                               ----
ARTICLE I      DEFINITIONS.................................................      1
ARTICLE II     TERMS OF MERGER.............................................      5
     2.1       Effect of Merger and Surviving Corporation..................      5
     2.2       Stock of DSC................................................      5
     2.3       Conversions of DSC Stock....................................      5
     2.4       Effect on CWSG Stock........................................      6
     2.5       Fractional Shares...........................................      6
     2.6       Exchange Procedures.........................................      6
     2.7       Directors of Surviving Corporation and CWSG.................      7
     2.8       Officers and Employees of Surviving Corporation and CWSG....      8
     2.9       Form of the Transaction.....................................      8
ARTICLE III    THE CLOSING.................................................      8
     3.1       Closing Date................................................      8
     3.2       Execution of Agreements.....................................      8
     3.3       Further Assurances..........................................      8
ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF DSC.......................      8
     4.1       Incorporation, Standing and Power...........................      8
     4.2       Capitalization..............................................      9
     4.3       DSC Subsidiaries............................................      9
     4.4       Financial Statements........................................      9
     4.5       Reports and Filings.........................................      9
     4.6       Authority of DSC............................................     10
     4.7       Insurance...................................................     10
     4.8       Personal Property...........................................     10
     4.9       Title to Properties and Assets..............................     10
     4.10      Litigation..................................................     11
     4.11      Taxes.......................................................     11
     4.12      Compliance with Laws and Regulations........................     12
     4.13      Performance of Obligations..................................     13
     4.14      Employees...................................................     14
     4.15      Brokers and Finders.........................................     14
     4.16      Material Contracts..........................................     14
     4.17      Certain Material Changes....................................     15
     4.18      Licenses and Permits........................................     16
     4.19      Undisclosed Liabilities.....................................     16
     4.20      Employee Benefit Plans......................................     16
     4.21      Corporate Records...........................................     17
     4.22      Accounting Records..........................................     17
     4.23      Offices.....................................................     17
     4.24      Investment Securities.......................................     18
     4.25      Power of Attorney...........................................     18
     4.26      Facts Affecting Regulatory Approvals........................     18
     4.27      Accounting and Tax Matters..................................     18
     4.28      Indemnification.............................................     18
     4.29      Derivative Transactions.....................................     18
     4.30      Disclosure Documents and Applications.......................     18

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                                                                               ----
     4.31      Year 2000 Plan and Compliance...............................     18
     4.32      Accuracy and Currentness of Information Furnished...........     18
     4.33      Standard....................................................     18
     4.34      Warn Act....................................................     19
ARTICLE V      REPRESENTATIONS AND WARRANTIES OF CWSG......................     19
     5.1       Incorporation, Standing and Power...........................     19
     5.2       Capitalization..............................................     19
     5.3       Financial Statements........................................     19
     5.4       Reports and Filings.........................................     20
     5.5       Authority...................................................     20
     5.6       CWSG Subsidiaries...........................................     21
     5.7       Brokers and Finders.........................................     21
     5.8       Certain Material Changes....................................     21
     5.9       Licenses and Permits........................................     21
     5.10      Corporate Records...........................................     22
     5.11      Accounting Records..........................................     22
     5.12      Facts Affecting Regulatory Approvals........................     22
     5.13      Accounting and Tax Matters..................................     22
     5.14      Disclosure Documents and Applications.......................     22
     5.15      New York Stock Exchange Listing.............................     22
     5.16      Litigation..................................................     22
     5.17      Compliance with Laws and Regulations........................     23
     5.18      Performance of Obligations..................................     24
     5.19      Material Contracts..........................................     24
     5.20      Undisclosed Liabilities.....................................     25
     5.21      Year 2000 Plan and Compliance...............................     25
     5.22      Accuracy and Currentness of Information Furnished...........     25
     5.23      Standard....................................................     25
ARTICLE VI     COVENANTS OF DSC PENDING EFFECTIVE TIME OF THE MERGER.......     26
     6.1       Limitation on DSC's Conduct Prior to Effective Time of the       26
               Merger......................................................
     6.2       Affirmative Conduct of DSC and DSC Subsidiaries Prior to         29
               Effective
               Time of the Merger..........................................
     6.3       Access to Information.......................................     30
     6.4       Review by Accountants.......................................     30
     6.5       Filings.....................................................     31
     6.6       Notices; Reports............................................     31
     6.7       DSC Shareholders' Meeting...................................     31
     6.8       [deleted]...................................................     31
     6.9       Applications................................................     31
     6.10      Affiliates and Five Percent Shareholder Agreements..........     32
     6.11      Coordination of Dividends...................................     32
     6.12      D&O Coverage................................................     32
ARTICLE VII    COVENANTS OF CWSG PENDING EFFECTIVE TIME OF THE MERGER......     32
     7.1       Limitation on CWSG's Conduct Prior to Effective Time of the      32
               Merger......................................................
     7.2       Affirmative Conduct of CWSG and CWSG Subsidiaries Prior to       33
               Effective Time of the Merger................................
     7.3       Access to Information.......................................     34

                                                                               PAGE
                                                                               ----
     7.4       Filings.....................................................     34
     7.5       Applications................................................     34
     7.6       Blue Sky....................................................     35
     7.7       Sales and Net Income Reports................................     35
     7.8       Securities Act and Exchange Act Filings.....................     35
     7.9       Notices; Reports............................................     35
     7.10      Removal of Conditions.......................................     35
ARTICLE VIII   ADDITIONAL COVENANTS........................................     35
     8.1       Best Efforts................................................     35
     8.2       Public Announcements........................................     35
     8.3       [deleted]...................................................     36
     8.4       [deleted]...................................................     36
     8.5       Confidentiality and Non-Disclosure..........................     36
     8.6       Return of Materials.........................................     36
ARTICLE IX     CONDITIONS PRECEDENT TO THE MERGER..........................     37
     9.1       Shareholder Approval........................................     37
     9.2       No Judgments or Orders......................................     37
     9.3       Regulatory Approvals........................................     37
     9.4       Securities Laws.............................................     37
     9.5       Listing.....................................................     37
     9.6       Tax Opinions................................................     37
     9.7       Pooling of Interests........................................     37
ARTICLE X      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF DSC..............     38
     10.1      Legal Opinion...............................................     38
     10.2      Representations and Warranties; Performance of Covenants....     38
     10.3      Authorization of Merger.....................................     38
     10.4      Absence of Certain Changes..................................     38
     10.5      Officers' Certificate.......................................     38
     10.6      Fairness Opinion............................................     38
     10.7      [deleted]...................................................     38
ARTICLE XI     CONDITIONS PRECEDENT TO OBLIGATIONS OF CWSG AND WATER            39
               COMPANY.....................................................
     11.1      Legal Opinion...............................................     39
     11.2      Representations and Warranties; Performance of Covenants....     39
     11.3      Authorization of Merger.....................................     39
     11.4      Third Party Consents........................................     39
     11.5      Absence of Certain Changes..................................     39
     11.6      Officers' Certificate.......................................     39
     11.7      [deleted]...................................................     39
     11.8      [deleted]...................................................     39
     11.9      [deleted]...................................................     39
     11.10     Affiliates Agreements.......................................     40
     11.11     Employee Benefit Plans......................................     40
     11.12     Dissenting Shares...........................................     40
     11.13     [deleted]...................................................     40
     11.14     [deleted]...................................................     40
     11.15     [deleted]...................................................     40
     11.16     Termination of DSC Stock Option Plans.......................     40

                                                                               PAGE
                                                                               ----
ARTICLE XII    EMPLOYEE BENEFITS...........................................     40
     12.1      Employee Benefits...........................................     40
ARTICLE XIII   TERMINATION.................................................     40
     13.1      Termination.................................................     40
     13.2      Termination Date............................................     41
     13.3      Effect of Termination.......................................     41
     13.4      Force Majeure...............................................     41
ARTICLE XIV    MISCELLANEOUS...............................................     42
     14.1      Expenses....................................................     42
     14.2      Liquidated Damages; Bust-up Fees............................     42
     14.3      Notices.....................................................     43
     14.4      Successors and Assigns......................................     43
     14.5      Counterparts................................................     44
     14.6      Effect of Representations and Warranties....................     44
     14.7      Third Parties...............................................     44
     14.8      Lists, Exhibits; Integration................................     44
     14.9      Knowledge...................................................     44
     14.10     Governing Law...............................................     44
     14.11     Captions....................................................     44
     14.12     Severability................................................     44
     14.13     Waiver and Modification; Amendment..........................     44
     14.14     Attorneys' Fees.............................................     44
     14.15     Arbitration.................................................     44
     14.16     Other Rights and Remedies...................................     45


EXHIBIT A -- Agreement of Merger
EXHIBIT B -- Form of Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 13th day of November, 1998, by and among CALIFORNIA WATER SERVICE GROUP, a California corporation ("CWSG"), CALIFORNIA WATER SERVICE COMPANY, a California corporation and wholly-owned subsidiary of CWSG ("Water Company"), and DOMINGUEZ SERVICES CORPORATION, a California corporation ("DSC").

     WHEREAS, the Boards of Directors of CWSG, Water Company and DSC deem advisable and in the best interests of their respective shareholders the merger of DSC with and into Water Company (the "Merger") upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") (Water Company, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation"); and

     WHEREAS, the Boards of Directors of CWSG, Water Company and DSC have approved the Merger pursuant to this Agreement and pursuant to the Agreement of Merger by and among CWSG, Water Company and DSC (the "Agreement of Merger"), in substantially the form of Exhibit A attached hereto, pursuant to which DSC will merge with and into Water Company and each outstanding share of DSC common stock, one dollar ($1) par value ("DSC Stock") excluding any DSC Perfected Dissenting Shares (as defined below), will be converted into the right to receive a specified amount of CWSG common stock, no par value ("CWSG Stock"), upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto do covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

     "A.G. Edwards Agreement" means the letter agreement dated May 26, 1998 between A.G. Edwards & Sons and CWSG.

     "Affiliate" of, or a person "Affiliated" of, or a person Affiliated with, a specific person(s) is a person that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, the person(s) specified.

     "Agreement of Merger" means the Agreement of Merger substantially in the form attached hereto as "Exhibit A."

     "Arthur Andersen" means Arthur Andersen, LLP, DSC's independent accountants.

     "Benefit Arrangements" has the meaning set forth in Section 4.20(b).

     "Business Day" means any day other than a Saturday, Sunday or day on which a bank chartered under the laws of the State of California is closed.

     "CGCL" means California General Corporation Law.

     "Closing" means the consummation of the Merger provided for in Article III of this Agreement on the Closing Date (as defined herein) at the offices of Nossaman, Guthner, Knox & Elliott, LLP, San Francisco, California, or at such other place as the parties may agree upon.

     "Closing Date" means the date which falls on the fifth business day following the last to occur of (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of DSC, (ii) the receipt of all permits, authorizations, approvals and consents specified in Section 9.3 hereof, (iii) the expiration of all applicable waiting periods under the law, and (iv) the expiration of the 30 day period following the mailing by DSC to its shareholders of a notice of approval of the Merger by the outstanding shares pursuant to Section 1301 of the CGCL; provided, however, that the Closing Date shall not be later than the Drop Dead Date, unless otherwise agreed to by a majority of the Boards of Directors of each of the parties hereto.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Public Utilities Commission of the State of California.

     "Competing Transaction" has the meaning set forth in Section 6.1(n).

     "Conversion Ratio" has the meaning set forth in Section 2.3(a).

     "Covered Person" has the meaning set forth in Section 4.28.

     "CWSG 401(k) Plan" means the CWSG 401(k) Profit Sharing Plan.

     "CWSG Average Closing Price" means the average of the daily closing price of a share of CWSG Stock reported on the New York Stock Exchange during the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time of the Merger.

     "CWSG Conflicts and Consents List" has the meaning set forth in Section
5.5.

     "CWSG Contract List" has the meaning set forth in Section 5.19.

     "CWSG Environmental Compliance List" has the meaning set forth in Section 5.17.

     "CWSG Filings" has the meaning set forth in Section 5.4.

     "CWSG Filings List" has the meaning set forth in Section 5.4.

     "CWSG Litigation List" has the meaning set forth in Section 5.16.

     "CWSG Scheduled Contracts" has the meaning set forth in Section 5.19.

     "CWSG Short Term Borrowings List" has the meaning set forth in Section 5.19(i).

     "CWSG Stock" means the common stock, no par value, of CWSG.

     "CWSG Subsidiaries" has the meaning set forth in Section 5.6.

     "CWSG Supplied Information" has the meaning set forth in Section 5.14.

     "CWSG Undisclosed Liabilities List" has the meaning set forth in Section 5.20.

     "CWSG Year 2000 Exceptions List" has the meaning set forth in Section 5.21.

     "Drop Dead Date" means November 13, 1999; provided that if Commission approval of the Merger is pending when all of the following events have occurred: (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of DSC, (ii) the receipt of all permits, authorizations, approvals (with the exception of Commission approval) and consents specified in Section 9.3 hereof, (iii) the expiration of all applicable waiting periods under the law, and (iv) the expiration of the 30 day period following the mailing by DSC of a notice of approval of the Merger by the outstanding shares pursuant to Section 1301 of the CGCL, then the Drop Dead Date is August 13, 2000.

     "DSC 401(k) Plan" means the DSC 401(k) Plan.

     "DSC Asset Transfers List" has the meaning set forth in Section 4.9.

     "DSC Bonus Plan" has the meaning set forth in Section 6.1(f).

     "DSC Conflicts and Consents List" has the meaning set forth in Section 4.6.

     "DSC Contract List" has the meaning set forth in Section 4.16.

     "DSC Dissenting Shares" means any shares of DSC Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

     "DSC Employee Plan List" has the meaning set forth in Section 4.20.

     "DSC Employment/Labor Issues List" has the meaning set forth in Section
4.14.

     "DSC Environmental Compliance List" has the meaning set forth in Section 4.12.

     "DSC Filings" has the meaning set forth in Section 4.5.

     "DSC Filings List" has the meaning set forth in Section 4.5.

     "DSC Indemnification List" has the meaning set forth in Section 4.28.

     "DSC Insurance List" has the meaning set forth in Section 4.7.

     "DSC Investment Securities List" has the meaning set forth in Section 4.24.

     "DSC List" means any list required to be furnished by DSC to CWSG herewith.

     "DSC Litigation List" has the meaning set forth in Section 4.10.

     "DSC Offices List" has the meaning set forth in Section 4.23.

     "DSC Option List" has the meaning set forth in Section 4.2.

     "DSC Pending Acquisitions List" has the meaning set forth in Section
6.1(a).

     "DSC Perfected Dissenting Shares" means DSC Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as DSC Dissenting Shares.

     "DSC Personal Property List" has the meaning set forth in Section 4.8.

     "DSC Real Property List" has the meaning set forth in Section 4.9.

     "DSC Scheduled Contracts" has the meaning set forth in Section 4.16.

     "DSC Shareholders' Meeting" means the meeting of DSC's shareholders referred to in Section 6.7.

     "DSC Short Term Borrowings List" has the meaning set forth in Section 4.16(i).

     "DSC Stock" means the common stock, one dollar ($1) par value, of DSC.

     "DSC Stock Option" means any option issued pursuant to the DSC Stock Option Plan.

     "DSC Stock Option Plan" means the DSC 1997 Stock Option Plan.

     "DSC Subsidiaries" has the meaning set forth in Section 4.3.

     "DSC Supplied Information" has the meaning set forth in Section 4.30.

     "DSC Tax List" has the meaning set forth in Section 4.11.

     "DSC Undisclosed Liabilities List" has the meaning set forth in Section
4.19.

     "DSC Year 2000 Exceptions List" has the meaning set forth in Section 4.31.

     "Effective Time of the Merger" means the date upon which the Merger is consummated and the Agreement of Merger is filed with the Secretary of State of the State of California.

     "Employee Plans" has the meaning set forth in Section 4.20(a).

     "Encumbrance" shall mean any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

     "Environmental Regulations" has the meaning set forth in Section 4.12(b).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Evaluation Material" has the meaning set forth in Section 8.5(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means Boston Equiserve or such other person designated by the parties.

     "Exchange Fund" has the meaning set forth in Section 2.6(a) hereof.

     "Financial Statements of CWSG" means the audited consolidated financial statements of CWSG or its predecessor in interest consisting of the consolidated balance sheets as of December 31, 1994, 1995, 1996 and 1997, the related consolidated statements of income, common stockholders' equity and cash flows for the years then ended and the related notes thereto and related independent accountants' opinions thereon for the years then ended and CWSG's or its predecessor in interests' unaudited consolidated balance sheet and consolidated statements of income and cash flows as of and for the nine month period ended September 30, 1998.

     "Financial Statements of DSC" means the audited consolidated financial statements of DSC consisting of the consolidated balance sheets as of December 31, 1994, 1995, 1996 and 1997, the related statements of operations, common stockholders' equity and cash flows for the years then ended and the related notes thereto and related independent accountants' opinions thereon for the years then ended and DSC's unaudited consolidated balance sheet and statements of operations and cash flows as of and for the nine month period ended September 30, 1998.

     "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any United States federal, state, municipal, domestic, foreign or other administrative authority or instrumentality.

     "Hazardous Materials" has the meaning set forth in Section 4.12(b).

     "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

     "Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting Standards No. 15.

     "IRS" means the Internal Revenue Service.

     "KPMG Peat Marwick" means KPMG Peat Marwick LLP, CWSG's independent auditors and accountants.

     "Material Adverse Effect" means with respect to CWSG or DSC, any effect that, individually or in the aggregate (a) is material and adverse to the business, financial condition or results of operation of CWSG and the CWSG Subsidiaries taken as a whole or DSC and the DSC Subsidiaries taken as a whole, respectively, or (b) would materially impair the ability of either CWSG or DSC to consummate the Merger and the other transactions contemplated by this Agreement prior to the Drop Dead Date, provided that a Material Adverse Effect shall not be deemed to have occurred as a result of a change in general economic conditions or a change in laws or regulations.

     "Merger" means the merger of DSC with and into Water Company pursuant to this Agreement and the Agreement of Merger.

     "PaineWebber Agreement" means the letter agreement dated August 10, 1998 between PaineWebber, Incorporated and DSC.

     "Person" means any individual, corporation, association, partnership, trust, joint venture, limited liability company, other entity, unincorporated body, government or governmental department or agency.

     "Proxy Statement and Prospectus" means the Proxy Statement and Prospectus that is included as part of the Registration Statement on Form S-4 (as defined herein) and used to solicit proxies for the DSC Shareholders' Meeting (as defined herein) and to offer and sell the shares of CWSG Stock to be issued in connection with the Merger.

     "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

     "Registration Statement on Form S-4" means the Registration Statement on Form S-4, and such amendments thereto, that is filed with the SEC to register the shares of CWSG Stock to be issued in the Merger under the Securities Act and to clear use of the Proxy Statement and Prospectus in connection with the DSC Shareholders' Meeting pursuant to the regulations promulgated under the Exchange Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Surviving Corporation" means the California corporation created by the Merger of DSC with and into Water Company.

     "Tank" has the meaning set forth in Section 4.12(b).

     "Tax" has the meaning set forth in Section 4.11(j).

     "Tax Return" has the meaning set forth in Section 4.11(j).

     "Transaction Expenses" means expenses incurred by DSC in connection with the Merger which expenses are not in excess of one million five hundred thousand dollars ($1,500,000) in the aggregate for the entire transaction being contemplated by and between CWSG and DSC.

     "Warn Act" means the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. Section 2102-2109, as amended.

                                   ARTICLE II

                                TERMS OF MERGER

     2.1 Effect of Merger and Surviving Corporation. At the Effective Time of the Merger, DSC will be merged with and into Water Company pursuant to the terms, conditions and provisions of the Agreement of Merger and in accordance with the applicable provisions of the CGCL. By virtue of the Merger, all the rights, privileges, powers and franchises and all property and assets of every kind and description of Water Company and DSC shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the interests of every kind of Water Company and DSC, including all debts due to either of them on whatever account, shall be the property and obligation of the Surviving Corporation as they were of Water Company and DSC and the title to any interest in real property and any interest in personal property vested by deed or otherwise in either Water Company or DSC shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Water Company and DSC shall be preserved unimpaired and all debts, liabilities and duties of Water Company and DSC shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     2.2 Stock of DSC. Each share of common stock, one dollar ($1) par value, of DSC issued and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of DSC or the holder of such shares, be converted pursuant to the terms of the Agreement of Merger as set forth in Section 2.3. From and after the Effective Time of the Merger, each certificate that, prior to the Effective Time of the Merger, represented shares of DSC shall evidence ownership of shares of CWSG on the basis set forth above.

     2.3 Conversions of DSC Stock. (a) On the Effective Time of the Merger, pursuant to the Agreement of Merger, each outstanding share of DSC Stock excluding, if any, DSC Perfected Dissenting Shares or shares of DSC Stock held by CWSG shall, without any further action on the part of DSC or the holders of any such shares, be converted into 1.18 shares of CWSG Stock (the "Conversion Ratio").

     (b) DSC Perfected Dissenting Shares shall not be converted into shares of CWSG Stock but shall, after the Effective Time of the Merger, be entitled only to such rights as are granted them by Chapter 13 of the CGCL. Each dissenting shareholder who is entitled to payment for his shares of DSC Stock shall receive such payment in an amount as determined pursuant to Chapter 13 of the CGCL.

     (c) Each outstanding share of DSC Stock held by CWSG shall be canceled.

     (d) If, prior to the Effective Time of the Merger, CWSG shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the CWSG Stock, or make a distribution on the CWSG Stock in any security convertible into CWSG Stock, as of a record date prior to the Effective Time of the Merger, appropriate adjustment or adjustments (rounded to four digits to the right of the decimal point) will be made to the Conversion Ratio.

     (e) If any DSC Stock Options which are exercisable at the date of this Agreement, or become exercisable prior to the Closing, are exercised prior to the Closing, the shares of DSC Stock issued upon such exercise shall be converted to the right to receive shares of CWSG Stock at the Closing.

     2.4 Effect on CWSG Stock. On the Effective Time of the Merger, each outstanding share of CWSG Stock shall remain an outstanding share of CWSG Stock and shall not be converted or otherwise affected by the Merger.

     2.5 Fractional Shares. No fractional shares of CWSG Stock shall be issued in the Merger. In lieu thereof, each holder of DSC Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest hundredth) obtained by multiplying (a) the CWSG Average Closing Price times (b) the fraction of the share of CWSG Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

     2.6  Exchange Procedures.

     (a) As of the Effective Time of the Merger, CWSG shall have deposited with the Exchange Agent for the benefit of the holders of shares of DSC Stock, for exchange in accordance with this Section 2.6 through the Exchange Agent, certificates representing the shares of CWSG Stock issuable pursuant to Section
2.3 in exchange for shares of DSC Stock outstanding immediately prior to the Effective Time of the Merger, and funds in an amount not less than the amount of cash payable in lieu of fractional shares of CWSG Stock which would otherwise be payable in connection with Section 2.3 hereof but for the operation of Section
2.5 of this Agreement (collectively, the "Exchange Fund").

     (b) CWSG shall direct the Exchange Agent to mail, promptly after the Effective Time of the Merger, to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of DSC Stock (the "Certificates") whose shares were converted into the right to receive shares of CWSG Stock pursuant to
Section 2.3 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as CWSG and DSC may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of CWSG Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by CWSG, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor that amount of cash and a certificate representing that number of whole shares of CWSG Stock which such holder has the right to receive pursuant to the provisions of Sections 2.3 and 2.5 hereof, and the Certificate so surrendered shall forthwith be canceled. In the event a certificate is surrendered representing DSC Stock, the transfer of ownership which is not registered in the transfer records of DSC, a certificate representing the proper number of shares of CWSG Stock may be issued to a transferee if the Certificate representing such DSC Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.6, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing shares of CWSG Stock and cash in lieu of any fractional shares of stock as contemplated by this Section 2.6. Notwithstanding anything to the contrary set forth herein, if any holder of shares of DSC should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof such affidavit or bond in form and substance and with surety reasonably satisfactory to CWSG and shall be entitled to receive the certificate representing the proper number of shares of CWSG Stock and cash in lieu of fractional shares in accordance with Sections 2.3 and 2.5 hereof.

     (c) No dividends or other distributions declared or made after the Effective Time of the Merger with respect to CWSG Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of CWSG Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.5 until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of CWSG Common Stock issued in exchange thereof, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of CWSG Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of CWSG Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of CWSG Stock.

     (d) All shares of CWSG Stock issued upon the surrender for exchange of DSC Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.5) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of DSC Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of DSC Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to CWSG for any reason, they shall be canceled and exchanged as provided in this Agreement.

     (e) Any portion of the Exchange Fund which remains undistributed to the shareholders of DSC following the passage of six months after the Effective Time of the Merger shall be delivered to CWSG, upon demand, and any shareholders of DSC who have not theretofore complied with this Section 2.6 shall thereafter look only to CWSG for payment of their claim for CWSG Stock, any cash in lieu of fractional shares of CWSG Stock and any dividends or distributions with respect to CWSG Stock.

     (f) Neither CWSG, Water Company nor DSC shall be liable to any holder of shares of DSC Stock for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of CWSG Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of CWSG Stock for the account of the Persons entitled thereto.

     2.7 Directors of Surviving Corporation and CWSG. Immediately after the Effective Time of the Merger, the Board of Directors of the Surviving Corporation shall be comprised of the persons serving as directors of Water Company immediately prior to the Effective Time of the Merger, or, if unable to serve, such other persons designated by CWSG. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. Immediately after the Effective Time of the Merger, the Board of Directors of CWSG shall be comprised of the persons serving as directors of CWSG immediately prior to the Effective Time of the Merger, or, if unable to serve, such other person designated by CWSG, plus one additional person from the Board of Directors of DSC to be designated by the Board of Directors of CWSG immediately before Closing. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

     2.8 Officers and Employees of Surviving Corporation and CWSG. Immediately after the Effective Time of the Merger, the executive officers of CWSG shall be comprised of the persons serving as executive officers of CWSG immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or removal. Immediately after the Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as executive officers of Water Company immediately prior to the Effective Time of the Merger. CWSG and DSC shall offer equivalent employment to all employees of DSC who are employed by DSC immediately prior to the Effective Time of the Merger. Those employees of DSC who are offered employment requiring a transfer of more than fifty (50) miles and who also decide not to accept employment with CWSG shall receive severance packages consistent with DSC's past practices and acceptable to CWSG in accordance with the provisions of a letter dated November 13, 1998 from Peter C. Nelson, President and Chief Executive Officer of Water Company, to Brian J. Brady, Chairman of the Board of DSC. The terms and conditions for the continued employment or other relationship between CWSG and Brian J. Brady, the Chief Executive Officer of DSC, and John S. Tootle, the Chief Financial Officer of DSC, including, but not limited to, covenants not to compete and non-solicitation provisions are contained in offer letters dated November 13, 1998 from Peter C. Nelson, President and Chief Executive Officer of Water Company to Brian J. Brady, the Chief Executive Officer of DSC, and dated November 13, 1998 from Peter C. Nelson, President and Chief Executive Officer of Water Company to John S. Tootle, the Chief Financial Officer of DSC, respectively.

     2.9 Form of the Transaction. The form of the transaction set forth above is intended to achieve a tax free reorganization. If for regulatory or other reasons, CWSG determines that another form of the transaction is necessary or preferable, the parties agree that the form of the transaction may be modified by CWSG, provided the transaction does not result in a different amount of consideration to DSC and does not affect the status of the transaction as a tax free reorganization.

                                  ARTICLE III

                                  THE CLOSING

     3.1  Closing Date. The Closing shall take place on the Closing Date.

     3.2 Execution of Agreements. As soon as practicable after execution of this Agreement, the Agreement of Merger together with all other agreements necessary to consummate the transactions described herein shall be executed by CWSG, Water Company and DSC. On the Closing Date, the Agreement of Merger, together with all requisite certificates, shall be duly filed with the Secretary of State of the State of California as required by applicable law and regulations.

     3.3 Further Assurances. At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time of the Merger, each of the parties hereto covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to more effectively carry out the intent and purpose of this Agreement and the Agreement of Merger.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF DSC

     DSC represents and warrants to CWSG with respect to DSC and the DSC Subsidiaries as follows:

     4.1 Incorporation, Standing and Power. DSC and each of the DSC Subsidiaries are California corporations duly organized, validly existing and in good standing under the laws of the State of California. DSC and each of the DSC Subsidiaries have all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of DSC and each of the DSC Subsidiaries nor the location of any of its respective properties requires that DSC or any of the DSC Subsidiaries be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a Material Adverse Effect on DSC. DSC has delivered to CWSG true and correct copies of the Articles of Incorporation and Bylaws, as amended, and in effect as of the date hereof, of DSC and each of the DSC Subsidiaries.

     4.2 Capitalization. As of the date of this Agreement, the authorized capital stock of DSC consists of 4,000,000 shares of one dollar ($1.00) par value Common Stock, of which 1,506,512 shares are outstanding (approximately 60,624 shares of the Common Stock are to be issued upon consummation of pending acquisitions, which acquisitions are anticipated to be consummated prior to the Closing), 30,000 shares of Class A Preferred Stock, par value $25 per share, none of which are outstanding, and 100,000 shares of Class B Preferred Stock, par value $10 per share, none of which are outstanding. All of the outstanding shares of DSC Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except for DSC Options covering approximately 40,740 shares of DSC Stock granted pursuant to the DSC Stock Option Plan, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of DSC Common or Preferred Stock nor any securities convertible into such stock, and DSC is not obligated to issue any additional shares of its Common or Preferred Stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. DSC has furnished CWSG a list (the "DSC Option List") setting forth the name of each holder of a DSC Option, the number of shares of DSC Stock covered by each such option, the vesting schedule of such option, the exercise price per share and the expiration date of each such DSC Option.

     4.3 DSC Subsidiaries. Other than DSC Water Company and its wholly owned Subsidiaries, Kernville Domestic Water Company, Arden Water Company, Lakeland Water Company and Redwood Valley Water Company, and DSC Investments and a twenty percent (20%) equity interest in Chemical Services Company which is not a subsidiary of DSC, DSC does not own, directly or indirectly, more than one percent (1%) of the outstanding stock or equity or other voting interest in any corporation, partnership, joint venture or other entity.

     4.4 Financial Statements. DSC has previously furnished to CWSG a copy of the Financial Statements of DSC. The Financial Statements of DSC: (a) present fairly and in all material respects the consolidated financial condition of DSC and the DSC Subsidiaries as of the respective dates indicated and its consolidated results of operations and statement of cash flows, for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); and (c) are based upon the books and records of DSC.

     4.5 Reports and Filings. Except as set forth in a list (the "DSC Filings List"), since the later of December 31, 1994, or the date which any DSC Subsidiary became a DSC Subsidiary, DSC and each DSC Subsidiary has filed all reports, returns, registrations and statements (such reports and filings referred to as "DSC Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with the Commission and any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a Material Adverse Effect on DSC on a consolidated basis. No administrative actions have been taken or orders issued in connection with such DSC Filings. As of their respective dates, each of such DSC Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such DSC Filings fairly presented the financial position of DSC on a consolidated basis and was prepared in accordance with generally accepted accounting principles consistently applied, except as stated therein, during the periods involved. DSC has furnished CWSG with true and correct copies of all DSC Filings filed by DSC since 1994.

     4.6 Authority of DSC. The execution and delivery by DSC of this Agreement and of the Agreement of Merger and, subject to the requisite approval of the shareholders of DSC of this Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of DSC, and this Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties thereto, a valid and binding obligation of DSC enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by DSC to CWSG (the "DSC Conflicts and Consents List"), neither the execution and delivery by DSC of this Agreement or the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by DSC with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which DSC or any DSC Subsidiary is a party, or by which DSC or any DSC Subsidiary or any of its respective properties or assets is bound, or require the approval or consent of any third party; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of DSC or any DSC Subsidiary; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to DSC or any DSC Subsidiary or any of their respective properties or assets. Except as set forth in the DSC Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of DSC, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by DSC of this Agreement, the Agreement of Merger or the consummation by DSC of the Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby by the shareholders of DSC; (ii) such approvals as may be required by the Commission; (iii) the filing of the Proxy Statement and Prospectus and Registration Statement on Form S-4 with the SEC; (iv) the filing of the Agreement of Merger with the Secretary of State, and (v) the filing of pre-merger notification reports by DSC and CWSG under the Hart-Scott-Rodino Antitrust Improvements Act (1976), as amended.

     4.7 Insurance. DSC and each of the DSC Subsidiaries has policies of insurance and bonds with respect to its assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its business, operations, properties and assets. All such insurance policies and bonds are in full force and effect. Except as set forth in a list furnished by DSC to CWSG (the "DSC Insurance List"), no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Except as set forth in the DSC Insurance List, DSC and each of the DSC Subsidiaries is not in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth in the DSC Insurance List is a list of all policies of insurance carried and owned by DSC and each of the DSC Subsidiaries showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to CWSG a copy of each such policy of insurance.

     4.8 Personal Property. DSC and each of the DSC Subsidiaries has good and marketable title to all its material properties and assets other than real property owned or stated to be owned by DSC or any of the DSC Subsidiaries, free and clear of all Encumbrances except: (a) as set forth in the Financial Statements of DSC, (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of DSC or any of the DSC Subsidiaries; or (e) as set forth in a list furnished by DSC to CWSG (the "DSC Personal Property List.")

     4.9 Title to Properties and Assets. DSC has furnished CWSG a list of real property, including leaseholds and all other interests in real property (other than security interests), owned by DSC or any of the

DSC Subsidiaries (the "DSC Real Property List"). DSC and each of the DSC Subsidiaries has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in such real property. DSC and the DSC Subsidiaries have good and defensible title to, or valid leasehold interests in, their respective material real properties, whether owned or leased, including, without limitation, (a) those used in their respective businesses, and (b) those reflected in the consolidated unaudited balance sheet of DSC as of September 30, 1998 most recently delivered to CWSG (except as since sold or otherwise disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, individually or in the aggregate, do not and will not materially interfere with the ability of DSC or any of the DSC Subsidiaries to use their properties or to conduct their businesses as currently conducted), in each case subject to no mortgage, pledge, conditional sales contract, lien, security interest, right of possession in favor of any third party, claim or other encumbrance (collectively "Liens"), except for (v) Liens under Department of Water Resources loans pursuant to the California Safe Drinking Water Bond Act of 1976, which are listed on the DSC Real Property List, (w) the Lien of current taxes (as hereinafter defined) not yet due and payable, (x) with respect to leased property, the provisions of such leases, (y) Liens granted to DSC's lenders under that certain DSC Indenture (the "DSC Indenture") dated August 1, 1954, as amended and supplemented and (z) Liens, that, individually, or in the aggregate, do not and will not materially interfere with the ability of DSC or any of the DSC Subsidiaries to conduct business as currently conducted. Except as described in a list furnished by DSC to CWSG (the "DSC Asset Transfers List"), subsequent to September 30, 1998, neither DSC nor any of the DSC Subsidiaries has sold or disposed of any of their respective properties or assets or obligated themselves to do so. DSC has furnished CWSG with true and correct copies of all leases included in the DSC Real Property List and all title insurance policies on real property included in the DSC Real Property List.

     4.10 Litigation. Except as set forth in the DSC Filings or in a list furnished by DSC to CWSG (the "DSC Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to DSC's knowledge threatened, against DSC or any of the DSC Subsidiaries or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of DSC or any of the DSC Subsidiaries which, if adversely determined, would have a Material Adverse Effect on DSC or the transactions contemplated hereby, or which could reasonably be expected to involve a judgment against DSC in excess of $50,000. Also, except as disclosed in the DSC Filings or in the DSC Litigation List, there are no material judgments, decrees, stipulations or orders against DSC or enjoining its directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

     4.11  Taxes.

     (a) Except as set forth in the list furnished by DSC to CWSG (the "DSC Tax List"): (i) all Tax Returns required to be filed by or on behalf of DSC or any of the DSC Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material aspects; (ii) DSC and the DSC Subsidiaries have paid all Taxes (whether or not shown on any Tax Return) for any period ending on or before the Effective Time of the Merger or adequate provision has been made for any such Taxes in the financial statements of DSC and the DSC Subsidiaries (in accordance with generally accepted accounting principles); (iii) there is no audit examination, deficiency assessment, or refund litigation currently pending with respect to any Taxes of DSC or any of the DSC Subsidiaries; (iv) all Taxes due with respect to completed and settled examinations or concluded litigation relating to DSC or any of the DSC Subsidiaries have been paid in full or adequate provision has been made for any such amounts in the financial statements of DSC and the DSC Subsidiaries (in accordance with generally accepted accounting principles); (v) no extensions or waivers of statutes of limitations have been given by or requested with respect to any Taxes of DSC or any of the DSC Subsidiaries; and
(vi) there are no liens for Taxes upon the assets or property of DSC or the DSC Subsidiaries except for statutory liens for current Taxes not yet due.

     (b) Except for the affiliated group among DSC and the DSC Subsidiaries, DSC has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of combined, consolidated or unitary group for state, local or foreign Tax purposes. DSC has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it. DSC has not made or will not make a consent dividend election under Section 565 of the Code.

     (c) Except as set forth in the DSC Tax List, DSC has not agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state or foreign tax laws by reason of a change in accounting method or otherwise. DSC has taken no action that is not in accordance with prudent utility practice that could defer a liability for Taxes of DSC from any taxable period ending on or before the Effective Time of the Merger to any taxable period ending after such date.

     (d) DSC is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with the Merger, any change of control of DSC or any other transaction contemplated by this Agreement, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     (e) DSC is not, and has not been, a United States real property holding corporation (as defined in Section 897(C)(2) of the Code) during the applicable period specified in Section 897(C)(l)(A)(ii) of the Code.

     (f) [deleted].

     (g) DSC does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country, and, except as set forth in the DSC Tax List, DSC has not engaged in a trade or business within any foreign country.

     (h) DSC is not a party to any joint venture, partnership, or other arrangement or contract which could reasonably be expected to be treated as a partnership for federal income tax purposes.

     (i) All outstanding options to acquire equity of DSC that purport to be or were otherwise intended (when issued) to be treated as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code (and any predecessor provision and any similar provision of applicable state, local or other Tax law) were issued in compliance with such section. All such outstanding options currently qualify for treatment as ISOs, and are held by persons who are employees of DSC.

     (j) As used in this Agreement, (i) the term "Tax" or "Taxes" means taxes and other impost, levies, assessments, duties, fees or charges imposed or required to be collected by any federal, state, county, local, municipal, territorial or foreign governmental authority or subdivision thereof, including, without limitation, income, excise, gross receipts, ad valorem, profits, gains, property, sales, transfer, use, payroll, employment, severance, withholding, duties, intangible, franchise, personal property, and other taxes, charges, levies or like assessments, together with all penalties and additions to tax and interest thereon, and (ii) the term "Tax Return" shall mean any return, report, information return or other document (including elections, declarations, disclosures, schedules, estimates and other returns or supporting documents) with respect to Taxes.

     4.12  Compliance with Laws and Regulations.

     (a) DSC and each of the DSC Subsidiaries is not in default under or in breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended, or law, ordinance, rule or regulation promulgated by any Governmental Entity, where such default or breach would have a Material Adverse Effect on DSC.

     (b) Without limiting Section 4.12(a), to the knowledge of DSC and except as set forth in a list furnished by DSC to CWSG (the "DSC Environmental Compliance List") (i) DSC and each of the DSC Subsidiaries is in compliance with all Environmental Regulations; (ii) there are no Tanks on or about DSC or any of the DSC Subsidiaries' Property; (iii) except for Hazardous Materials (as defined below) properly maintained in accordance with Environmental Regulations, there are no Hazardous Materials on, below or above the surface of, or migrating to or from DSC Property or any of the DSC Subsidiaries' Property; and (iv) without limiting Section 4.10 or the foregoing representations and warranties contained in clauses

(i) through (iii), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against DSC or concerning property securing DSC loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting DSC Property or property securing DSC loans, relating to the foregoing representations (i) through (iii), in each case the noncompliance with which, or the presence of which would have a Material Adverse Effect on DSC. For purposes of this Section 4.12(b), the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "DSC Property" shall mean real estate currently owned, leased, or otherwise used by DSC, including, without limitation, properties under foreclosure, but excluding stock investments not requiring consolidation for accounting or tax purposes. "Tank" shall mean treatment or storage tanks, sumps, or water, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C.
Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651); the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1, 25281 and 25250.1
of the California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

     (c) DSC has provided to CWSG phase I environmental assessments with respect to each interest in real property set forth on the DSC Real Property List as to which such a phase I environmental investigation has been prepared by or on behalf of DSC. The DSC Real Property List shall disclose each such property as to which such an assessment has been prepared on behalf of DSC.

     4.13 Performance of Obligations. DSC and each of the DSC Subsidiaries has performed in all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a Material Adverse Effect on DSC. To DSC's knowledge, no party with whom DSC or any of the DSC Subsidiaries has an agreement that is of material importance to the business of DSC or any of the DSC Subsidiaries is in default thereunder.

     4.14 Employees. Except as set forth on a list furnished by DSC to CWSG (the "DSC Employment/ Labor Issues List"), there are no controversies pending or, to DSC's knowledge, threatened on DSC and any of its employees that are likely to have a Material Adverse Effect on DSC. DSC is not a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

     4.15 Brokers and Finders. Except for the obligation to PaineWebber, as set forth in the PaineWebber Agreement, a copy of which has been delivered to CWSG, DSC is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

     4.16 Material Contracts. For the purposes of this Section 4.16, the contracts, agreements, relationships and commitments referred to in this Section
4.16 include only those contracts, agreements, relationships and commitments which involve the payment by or to DSC or any of the DSC Subsidiaries, property of DSC or any of the DSC Subsidiaries, or commitments or expenditures of DSC or any of the DSC Subsidiaries requiring or having a value of $50,000 or more per annum. Except as set forth in a list furnished by DSC to CWSG (the "DSC Contract List") hereto (all items listed or required to be listed in such DSC Contract List being referred to herein as "DSC Scheduled Contracts"), DSC and each of the DSC Subsidiaries is not a party or otherwise subject to:

          (a) any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of DSC or any of the DSC Subsidiaries and is not terminable by DSC or any of the DSC Subsidiaries within one year without penalty or (ii) requires payment by DSC or any of the DSC Subsidiaries;

          (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by DSC or any of the DSC Subsidiaries;

          (c) any contract or agreement that restricts DSC or any of the DSC Subsidiaries (or would restrict any Affiliate of DSC or the Surviving Corporation (including CWSG and the CWSG Subsidiaries) after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

          (d) any lease of real or personal property providing for annual lease payments by or to DSC or any of the DSC Subsidiaries other than (i) financing leases entered into in the ordinary course of business in which DSC or any of the DSC Subsidiaries is lessor and (ii) leases of real property presently used by DSC or any of the DSC Subsidiaries as needed in its utility operations;

          (e) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of DSC or any of the DSC Subsidiaries (other than as mortgagor or pledgor in the ordinary course of its business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its business) in personal property;

          (f) other than as described in the DSC Filings or as set forth in the DSC Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of DSC or any of the DSC Subsidiaries;

          (g) any agreement to acquire equipment or any commitment to make capital expenditures except for (i) any agreement or commitment under any DSC approved planned capital budget program, copies of which have been furnished by DSC to CWSG and (ii) developer funded projects in accordance with the Commission's Tariff Rule 15;

          (h) other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which DSC or any of the DSC

     Subsidiaries has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

          (i) any agreement for the borrowing of any money (other than liabilities or borrowings made in the ordinary course of its business and reflected in the financial records of DSC and short term bank borrowings which have been included in a list furnished by DSC to CWSG (the "DSC Short Term Borrowings List"));

          (j) any restrictive covenant contained in any deed to or lease of real property owned or leased by DSC or any of the DSC Subsidiaries (as lessee) that materially restricts the use, transferability or value of such property;

          (k) any guarantee or indemnification other than letters of credit or loan commitments issued in the normal course of business;

          (l) any supply contracts that are not terminable by DSC or any of the DSC Subsidiaries without penalty on 30 days' or less notice;

          (m) other than as disclosed with reference to subparagraph (k) of this
     Section 4.16, any material agreement which would be terminable other than by DSC or any of the DSC Subsidiaries as a result of the consummation of the transactions contemplated by this Agreement;

          (n) any sales of assets of DSC or any of the DSC Subsidiaries with recourse of any kind to DSC except the sale of repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

          (o) [deleted];

          (p) any contract relating to the provision of data processing services to DSC or any of the DSC Subsidiaries; or

          (q) any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items.

     True copies of all DSC Scheduled Contracts, including all amendments and supplements thereto, have been delivered to CWSG.

     4.17 Certain Material Changes. Except as specifically required, permitted or effected by this Agreement, since September 30, 1998, or as disclosed in any DSC List, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

          (a) Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business, of DSC and any of the DSC Subsidiaries or any other event or development that has had or may reasonably be expected to have a Material Adverse Effect on DSC;

          (b) Any damage, destruction or other casualty loss (not covered by insurance) that has had or may reasonably be expected to have a Material Adverse Effect on DSC;

          (c) Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a Material Adverse Effect on DSC;

          (d) Any disposition by DSC of an asset the lack of which has had or may reasonably be expected to have a Material Adverse Effect on DSC; or

          (e) Any direct or indirect redemption, purchase or other acquisition by DSC of any equity securities or any declaration, setting aside or payment of any dividend (except, in the case of the declaration, setting aside or payment of a cash dividend, as disclosed in the Financial Statements of DSC) or other distribution on or in respect of DSC Stock whether consisting of money, other personal property, real property or other things of value.

     4.18 Licenses and Permits. DSC and the DSC Subsidiaries have all material licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on DSC. To DSC's knowledge, the respective properties, assets, operations and businesses of DSC and each of the DSC Subsidiaries are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The respective properties and operations of DSC and each of the DSC Subsidiaries are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

     4.19 Undisclosed Liabilities. To DSC's and each of the DSC Subsidiaries' knowledge, it has no liabilities or obligations, either accrued or contingent, that are material to DSC and that have not been: (a) reflected or disclosed in the Financial Statements of DSC; (b) incurred subsequent to December 31, 1997 in the ordinary course of business; or (c) disclosed in a list furnished by DSC to CWSG (the "DSC Undisclosed Liabilities List") or on any other DSC List. To DSC's knowledge, there exists no basis for the assertion against it of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a Material Adverse Effect on DSC that is not fairly reflected in the Financial Statements of DSC or otherwise disclosed in this Agreement.

     4.20  Employee Benefit Plans.

     (a) DSC has previously made available to CWSG copies of each "employee benefit plan," as defined in Section 3(3) of ERISA, which is subject to any provision of ERISA and covers any employee, whether active or retired, of DSC, together with all amendments thereto, all related summary plan descriptions (to the extent one is required by law), the determination letter from the IRS, and the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans." DSC does not participate in an employee benefit pension plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA that would subject DSC to a material amount of liability with respect to any such plan. Each Employee Plan which is intended to be qualified in form and operation under Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws have been made. Except as disclosed in a list furnished by DSC to CWSG (the "DSC Employee Plan List"), all Employee Plans were in effect for substantially all of 1997, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder on or after January 1, 1998.

     (b) DSC has previously made available to CWSG copies or descriptions of each plan or Agreement maintained or otherwise contributed to by DSC which is not an Employee Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, benefit, retirement, incentive, group health or insurance, welfare or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of DSC (such plans and arrangements being collectively referred to herein as "Benefit Arrangements"). Except as disclosed in the DSC Employee Plan List hereto, all Benefit Arrangements which are in effect were in effect for substantially all of 1997. There has been no material amendment thereof or increase in the cost thereof or benefits payable thereunder since January 1, 1998. Except as set forth in the DSC Employee Plan List, there has been no material increase in the compensation of or benefits payable to any senior executive employee of DSC since December 31, 1997, nor any employment, severance or similar contract entered into with any such employee, nor any amendment to any such contract, since December 31, 1997. There is no contract, agreement or benefit agreement covering any employee of DSC which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment," as such term is defined in
Section 280G of the Code.

     (c) With respect to all Employee Plans and Benefit Agreements, DSC is in material compliance (other than noncompliance the cost or liability for which is not material) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. All material government reports and filings required by law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan. DSC has performed all of its obligations under all such Employee Plans and Benefit Agreements in all material aspects. There is no pending or, to the knowledge of DSC, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Agreement which could result in a material amount of liability to such Employee Plan. To the knowledge of DSC, no condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by DSC which is covered by Title I of ERISA, which could subject any person (other than a person for whom DSC is not directly or indirectly responsible) to a material amount of liability under Title I of ERISA or to the imposition of a material amount of tax under Section 4975 of the Code which could have a Material Adverse Effect on DSC; nor has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived, nor has DSC failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. No "reportable event" as defined in ERISA has occurred with respect to any of the Employee Plans. To the knowledge of DSC, DSC has not incurred nor expects to incur, directly or indirectly, a material amount of liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of CWSG or of any of its affiliates (including DSC) at or after the Effective Time of the Merger.

     (d) Except for DSC Scheduled Contracts set forth in the DSC Contract List or as set forth in the DSC Employee Plan List, as the case may be, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by DSC within a period of 30 days following the Effective Time of the Merger, without payment of any amount as a penalty, bonus, premium, severance pay or other compensation for such termination.

     (e) All group health plans of DSC have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code in all material respects.

     4.21 Corporate Records. The minute books of DSC and each of the DSC Subsidiaries since the later of January 1, 1994 or the date which any DSC Subsidiary became a DSC Subsidiary accurately reflect all material actions taken from year end 1993 to this date by the respective shareholders, board of directors and committees of DSC and each of the DSC Subsidiaries.

     4.22 Accounting Records. DSC and each of the DSC Subsidiaries maintains accounting records which fairly and validly reflect, in all material respects, its transactions, and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles. Such records, to the extent they contain important information pertaining to DSC and each of the DSC Subsidiaries which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

     4.23 Offices. DSC has furnished to CWSG a list (the "DSC Offices List") setting forth the headquarters of DSC (identified as such) and each of the offices maintained and operated by DSC and the location thereof. Except as set forth on the DSC Offices List, DSC does not maintain any other office or conduct business at any other location with the exception of offices or locations utilized as payment facilities.

     4.24 Investment Securities. DSC has furnished to CWSG a list (the "DSC Investment Securities List") (i) setting forth a description of each Investment Security held by DSC on October 31, 1998. The DSC Investment Securities List sets forth, with respect to each such Investment Security: (i) the issuer thereof; (ii) the outstanding balance or number of shares; (iii) the maturity, if applicable; (iv) the title of issue; and (v) the classification under SFAS No. 115.

     4.25 Power of Attorney. DSC has not granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

     4.26 Facts Affecting Regulatory Approvals. To the knowledge of DSC, there is no fact, event or condition applicable to DSC or any of the DSC Subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement. DSC will file rate cases with the Commission between the effective date of this Agreement and the Effective Time of the Merger.

     4.27 Accounting and Tax Matters. To the best knowledge of DSC, DSC has not, through the date hereof, taken or agreed to take any action that would prevent CWSG from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

     4.28 Indemnification. Other than pursuant to the provisions of its Articles of Incorporation or Bylaws and related indemnification agreements adopted in order to enact those provisions, DSC is not a party to any indemnification agreement with any of its present officers, directors, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of DSC (a "Covered Person"), and to the best knowledge of DSC, there are no claims for which any Covered Person would be entitled to indemnification by DSC if such provisions were deemed in effect, except as set forth in a list furnished by DSC to CWSG (the "DSC Indemnification List").

     4.29 Derivative Transactions. DSC is not a party to a transaction in or involving forwards, futures, options on futures, swaps or other derivative instruments.

     4.30 Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of DSC or any of the DSC Subsidiaries ("DSC Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Proxy Statement and Prospectus and (b) any other documents to be filed with the SEC, the Commission or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.31 Year 2000 Plan and Compliance. DSC has formulated a plan for addressing Year 2000 issues (the "Year 2000 Plan"), a copy of which has been provided to CWSG. Except as disclosed by DSC in a list furnished by DSC to CWSG (the "DSC Year 2000 Exceptions List"), DSC has been and is in material compliance with the Year 2000 Plan as in effect on the date hereof.

     4.32 Accuracy and Currentness of Information Furnished. The representations and warranties made by DSC hereby or in the DSC Lists or schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or therein or in such schedules from being misleading.

     4.33 Standard. No representation or warranty of DSC contained in Article IV shall be deemed untrue or incorrect, and DSC shall not be deemed to have breached any such representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event which constitutes a breach of any such representation or warranty after giving effect to any materiality standards contained in any representation or warranty, individually or taken together with all other facts, circumstances or events constituting such breaches, has had or would reasonably be expected to have a Material Adverse Effect on DSC.

     4.34 Warn Act. Prior to the date of this Agreement, DSC has not effectuated (a) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of DSC; or (b) a "mass layoff" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of DSC. DSC has not been affected by any transaction or engaged in layoffs or employment termination with respect to its business sufficient in number to trigger application of any similar state or local law. None of DSC's employees who are employed in connection with its business has suffered an "employment loss" (as defined in the WARN Act).

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF CWSG

     CWSG represents and warrants to DSC with respect to CWSG, its predecessors in interest and the CWSG Subsidiaries as follows:

     5.1 Incorporation, Standing and Power. CWSG and each of the CWSG Subsidiaries have been duly organized, are validly existing and in good standing as corporations under the laws of the State of California. CWSG intends to reincorporate into Delaware, which reincorporation is anticipated to occur prior to the Effective Time of the Merger. CWSG and each of the CWSG Subsidiaries have all requisite corporate power and authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as presently conducted. CWSG and each of the CWSG Subsidiaries are duly qualified and in good standing as foreign corporations, and are authorized to do business, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to be so qualified or authorized would not, individually or in the aggregate, have a Material Adverse Effect on CWSG. True and correct copies of the Articles of Incorporation and Bylaws of each of CWSG and each of the CWSG Subsidiaries have been delivered to DSC. Such Articles of Incorporation and Bylaws are in full force and effect as of the date hereof. Water Company has not engaged in any business nor has it incurred any liabilities or obligations since it was incorporated other than relating to this Agreement and the transactions contemplated hereby.

     5.2  Capitalization.

     (a) As of the date of this Agreement, the authorized capital stock of CWSG consists of 25,000,000 shares of Common Stock, of which 12,619,140 shares are outstanding and 380,000 shares of Preferred Stock, of which 139,000 shares of $25 par value cumulative, 4.4% Series C preferred shares are outstanding. All of the outstanding shares of CWSG Stock are duly authorized, validly issued, fully paid and nonassessable. The CWSG Stock to be used in the Merger will be duly authorized, validly issued, fully paid and nonassessable.

     (b) As of the date of this Agreement, the authorized capital stock of Water Company consists of 8,000,000 shares of Common Stock and 380,000 shares of preferred stock, of which 6,309,570 shares of the Common Stock are outstanding and owned of record and beneficially by CWSG. All the outstanding shares of such Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such Common Stock or any other securities convertible into such stock, and Water Company is not obligated to issue any additional shares of its Common Stock or any options, warrants or other rights in or with respect to the unissued shares of its Common Stock or any other securities convertible into such stock.

     5.3 Financial Statements. CWSG has previously furnished to DSC a copy of the Financial Statements of CWSG. The Financial Statements of CWSG: (a) present fairly and in all material respects the consolidated financial condition of CWSG and the CWSG Subsidiaries as of the respective dates indicated and its consolidated results of operations and statement of cash flows, as applicable, for the respective periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); and (c) are based upon the books and records of CWSG.

     5.4 Reports and Filings. Except as set forth in a list (the "CWSG Filings List"), since the later of December 31, 1994, or the date which any CWSG Subsidiary became a CWSG Subsidiary, CWSG and each CWSG Subsidiary has filed all reports, returns, registrations and statements (such reports and filings referred to as "CWSG Filings") together with any amendments required to be made with respect thereto, that were required to be filed with the SEC, the Commission, and any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a Material Adverse Effect on CWSG on a consolidated basis. No administrative actions have been taken or orders issued in connection with such CWSG Filings. As of their respective dates, each of such CWSG Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in such compliance promptly following discovery of any such noncompliance; and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such CWSG Filings that was intended to present the financial position of CWSG on a consolidated basis fairly presented the financial position of CWSG on a consolidated basis and was prepared in accordance with generally accepted accounting principles consistently applied, except as stated therein, during the periods involved. CWSG has furnished or made available to DSC true and correct copies of all CWSG Filings filed by CWSG since January 1, 1994.

     5.5  Authority.

     (a) Of CWSG. The execution and delivery by CWSG of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of CWSG, and this Agreement will be upon execution and delivery by the respective parties hereto, a valid and binding obligation of CWSG enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by CWSG to DSC (the "CWSG Conflicts and Consents List"), neither the execution and delivery by CWSG of this Agreement, the consummation of the transactions contemplated herein, nor compliance by CWSG with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which CWSG or any CWSG Subsidiary is a party, or by which CWSG or any CWSG Subsidiary or any of its respective properties or assets is bound, or require the approval or consent of any third party; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of CWSG or any CWSG Subsidiary; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CWSG or any CWSG Subsidiary or any of their respective properties or assets. Except as set forth in the CWSG Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of CWSG, and no consent of, approval of or notice to any other Person is required in connection with the execution and delivery by CWSG of this Agreement or the Agreement of Merger, or the consummation by CWSG of the Merger or the transactions contemplated hereby or thereby, except (i) such approvals as may be required by the SEC, the Commission, the United States Department of Justice and Federal Trade Commission; (ii) filing of the Agreement of Merger with the Secretary of State of the State of California; (iii) such approvals as may be required by the New York Stock Exchange of listing of the CWSG Stock to be issued in the Merger; and
(iv) the filing of pre-merger notification reports by DSC and CWSG under the Hart-Scott-Rodino Antitrust Improvements Act (1976), as amended.

     (b) Of Water Company. The execution and delivery by Water Company of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated thereby, will be duly and validly authorized by all necessary corporate action on the part of Water Company, and this Agreement and the Agreement of Merger will be, upon due execution and delivery by the respective parties, a valid and binding obligation of Water Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Neither the consummation of the transactions contemplated by this Agreement and the Agreement of Merger, nor compliance by Water Company with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, or Bylaws; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Water Company is a party, or by which Water Company or any of its properties or assets is bound, or require the approval or consent of any third party; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of Water Company; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Water Company or any of its properties or assets. No consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of Water Company, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by Water Company of this Agreement or the Agreement of Merger or the consummation by Water Company of the transactions contemplated hereby or thereby, except (i) the approval of the Agreement of Merger and the transactions contemplated hereby by the shareholders and directors of Water Company; (ii) such approvals as may be required by the SEC, the Commission or any other Governmental Authority; (iii) filing of the Agreement of Merger with the Secretary of State of the State of California; and (iv) the filing of pre-merger notification reports by DSC and CWSG under the Hart-Scott-Rodino Antitrust Improvements Act (1976), as amended.

     5.6 CWSG Subsidiaries. As of the date of this Agreement, CWSG owns 100% of the outstanding stock of Water Company and of CWS Utility Services. As of the date of this Agreement, and except for its investments in CWS Utility Services and Water Company, CWSG does not own, directly or indirectly, more than one percent (1%) of the outstanding stock or equity or other voting interest in any other corporation, partnership, joint venture, limited liability company or other entity.

     5.7 Brokers and Finders. Except for the obligation to A.G. Edwards & Sons, Inc., as set forth in the A.G. Edwards Agreement, a copy of which has been delivered to DSC, CWSG is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

     5.8 Certain Material Changes. Except as specifically required, permitted or effected by this Agreement, or as disclosed in any CWSG Filings, since September 30, 1998, or as disclosed in any CWSG List, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

          (a) Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner or conducting business, of CWSG and any of the CWSG Subsidiaries or any other event or development that has had or may reasonably be expected to have a Material Adverse Effect on CWSG;

          (b) Any damage, destruction or other casualty loss (not covered by insurance) that has had or may reasonably be expected to have a Material Adverse Effect on CWSG;

          (c) Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a Material Adverse Effect on CWSG; or

          (d) Any disposition by CWSG of an asset the lack of which has had or may reasonably be expected to have a Material Adverse Effect on CWSG.

     5.9 Licenses and Permits. CWSG and each of the CWSG Subsidiaries have all material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on CWSG on a consolidated basis. To CWSG's knowledge, the respective properties, assets, operations and businesses of CWSG and each CWSG Subsidiary are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The properties and operations of CWSG and each of the CWSG Subsidiaries are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

     5.10 Corporate Records. The minute books of CWSG and each of the CWSG Subsidiaries since the later of January 1, 1994 or the date which any CWSG Subsidiary became a CWSG Subsidiary accurately reflect all material actions taken from year end 1993 to this date by the respective shareholders, board of directors and committees of CWSG and each of the CWSG Subsidiaries.

     5.11 Accounting Records. CWSG and each of the CWSG Subsidiaries maintain accounting records which fairly and validly reflect, in all material respects, their transactions, and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with their management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles. Such records, to the extent they contain important information pertaining to CWSG and each of the CWSG Subsidiaries which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

     5.12 Facts Affecting Regulatory Approvals. To the knowledge of CWSG, there is no fact, event or condition applicable to CWSG or any of the CWSG Subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and transactions contemplated by this Agreement.

     5.13 Accounting and Tax Matters. To the best of CWSG's knowledge, CWSG has not through the date hereof taken or agreed to take any action that would prevent it from accounting for the business combination to be effected by the Merger as a pooling of interests or that would prevent the Merger from qualifying as a reorganization under Section 368 the Code.

     5.14 Disclosure Documents and Applications. None of the information supplied or to be supplied by or on behalf of CWSG or any of the CWSG Subsidiaries ("CWSG Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Proxy Statement and Prospectus to be mailed to the shareholders of DSC in connection with obtaining the approval of the shareholders of DSC of this Agreement, the Merger and the other transactions contemplated hereby, and (b) any other documents to be filed with the SEC, the Commission or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.15 New York Stock Exchange Listing. As of the date hereof, CWSG Stock is listed and trades on the New York Stock Exchange under the symbol "CWT." To the knowledge of CWSG, there is nothing which would prevent the shares to be issued to DSC's shareholders from being registered and listed on the New York Stock Exchange.

     5.16 Litigation. Except as set forth in the CWSG Filings or in a list furnished by CWSG to DSC (the "CWSG Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to CWSG's knowledge threatened, against CWSG or any of the CWSG Subsidiaries or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of CWSG or any of the CWSG Subsidiaries which, if adversely determined, would have a Material Adverse Effect on CWSG or the transactions contemplated hereby, or which could reasonably be expected to involve a judgment against CWSG in excess of $50,000. Also, except as disclosed in the CWSG Filings or in the CWSG Litigation List, there are no material judgments, decrees, stipulations or orders against CWSG or enjoining its directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

     5.17  Compliance with Laws and Regulations.

     (a) CWSG and each of the CWSG Subsidiaries is not in default under or in breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended, or law, ordinance, rule or regulation promulgated by any Governmental Entity, where such default or breach would have a Material Adverse Effect on CWSG.

     (b) Without limiting Section 5.17(a), to the knowledge of CWSG and except as set forth on a list furnished by CWSG to DSC (the "CWSG Environmental Compliance List") (i) CWSG and each of the CWSG Subsidiaries is in compliance with all Environmental Regulations; (ii) there are no Tanks on or about CWSG Property or any of the CWSG Subsidiaries' Property; (iii) except for Hazardous Materials properly maintained in accordance with Environmental Regulations, there are no Hazardous Materials on, below or above the surface of, or migrating to or from CWSG Property or any of the CWSG Subsidiaries' Property; and (iv) without limiting Section 5.16 or the foregoing representations and warranties contained in clauses (i) through (iii), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against CWSG or concerning property securing CWSG loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting CWSG Property or property securing CWSG loans, relating to the foregoing representations (i) through (iii), in each case the noncompliance with which, or the presence of which would have a Material Adverse Effect on CWSG. For purposes of this Section 5.17(b), the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "CWSG Property" shall mean real estate currently owned, leased, or otherwise used by CWSG, including, without limitation, properties under foreclosure, but excluding stock investments not requiring consolidation for accounting or tax purposes. "Tank" shall mean treatment or storage tanks, sumps, or water, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C.
Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651); the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1, 25281 and 25250.1
of the California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

     (c) CWSG has provided to DSC phase I environmental assessments with respect to each interest in real property set forth on the CWSG Real Property List as to which such a phase I environmental investigation has been prepared by or on behalf of CWSG. The CWSG Real Property List shall disclose each such property as to which such an assessment has been prepared on behalf of CWSG.

     5.18 Performance of Obligations. CWSG and each of the CWSG Subsidiaries has performed in all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a Material Adverse Effect on CWSG. To CWSG's knowledge, no party with whom CWSG or any of the CWSG Subsidiaries has an agreement that is of material importance to the business of CWSG or any of the CWSG Subsidiaries is in default thereunder.

     5.19 Material Contracts. For the purposes of this Section 5.19, the contracts, agreements, relationships and commitments referred to in this Section
5.19 include only those contracts, agreements, relationships and commitments which involve the payment by or to CWSG or any of the CWSG Subsidiaries, property of CWSG or any of the CWSG Subsidiaries, or commitments or expenditures of CWSG or any of the CWSG Subsidiaries requiring or having a value of $500,000 or more per annum. Except as set forth in a list furnished by CWSG to DSC (the "CWSG Contract List") hereto (all items listed or required to be listed in such CWSG Contract List being referred to herein as "CWSG Scheduled Contracts"), CWSG and each of the CWSG Subsidiaries is not a party or otherwise subject to:

          (a) any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of CWSG or any of the CWSG Subsidiaries and is not terminable by CWSG or any of the CWSG Subsidiaries within one year without penalty or (ii) requires payment by CWSG or any of the CWSG Subsidiaries;

          (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by CWSG or any of the CWSG Subsidiaries;

          (c) any contract or agreement that restricts CWSG or any of the CWSG Subsidiaries (or would restrict any Affiliate of CWSG or the Surviving Corporation (including CWSG and the CWSG Subsidiaries) after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

          (d) any lease of real or personal property providing for annual lease payments by or to CWSG or any of the CWSG Subsidiaries other than (i) financing leases entered into in the ordinary course of business in which CWSG or any of the CWSG Subsidiaries is lessor and (ii) leases of real property presently used by CWSG or any of the CWSG Subsidiaries as needed in its utility operations;

          (e) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of CWSG or any of the CWSG Subsidiaries (other than as mortgagor or pledgor in the ordinary course of its business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its business) in personal property;

          (f) other than as described in the CWSG Filings, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of CWSG or any of the CWSG Subsidiaries;

          (g) any agreement to acquire equipment or any commitment to make capital expenditures except for (i) any agreement or commitment under any CWSG approved planned capital budget program, copies of which have been furnished by CWSG to DSC and (ii) developer funded projects in accordance with Commission Tariff Rule 15;

          (h) other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which CWSG or any of the CWSG Subsidiaries has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

          (i) any agreement for the borrowing of any money (other than liabilities or borrowings made in the ordinary course of its business and reflected in the financial records of CWSG and short term bank borrowings which have been included in a list furnished by CWSG to DSC (the "CWSG Short Term Borrowings List"));

          (j) any restrictive covenant contained in any deed to or lease of real property owned or leased by CWSG or any of the CWSG Subsidiaries (as lessee) that materially restricts the use, transferability or value of such property;

          (k) any guarantee or indemnification other than letters of credit or loan commitments issued in the normal course of business;

          (l) any supply contracts that are not terminable by CWSG or any of the CWSG Subsidiaries without penalty on 30 days' or less notice;

          (m) other than as disclosed with reference to subparagraph (k) of this
     Section 5.19, any material agreement which would be terminable other than by CWSG or any of the CWSG Subsidiaries as a result of the consummation of the transactions contemplated by this Agreement;

          (n) any sales of assets of CWSG or any of the CWSG Subsidiaries with recourse of any kind to CWSG except the sale of repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

          (o) [deleted];

          (p) any contract relating to the provision of data processing services to CWSG or any of the CWSG Subsidiaries; or

          (q) any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items.

     True copies of all CWSG Scheduled Contracts, including all amendments and supplements thereto, have been delivered to DSC.

     5.20 Undisclosed Liabilities. To CWSG and each of the CWSG Subsidiaries' knowledge, it has no liabilities or obligations, either accrued or contingent, that are material to CWSG and that have not been: (a) reflected or disclosed in the Financial Statements of CWSG; (b) incurred subsequent to December 31, 1997 in the ordinary course of business; or (c) disclosed in a list furnished by CWSG to DSC (the "CWSG Undisclosed Liabilities List") or on any other CWSG List. To CWSG's knowledge, there exists no basis for the assertion against it of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a Material Adverse Effect on CWSG that is not fairly reflected in the Financial Statements of CWSG or otherwise disclosed in this Agreement.

     5.21 Year 2000 Plan and Compliance. CWSG has formulated a plan for addressing Year 2000 issues (the "Year 2000 Plan"), a copy of which has been provided to DSC. Except as disclosed by CWSG in a list furnished by CWSG to DSC (the "CWSG Year 2000 Exceptions List"), CWSG has been and is in material compliance with the Year 2000 Plan as in effect on the date hereof.

     5.22 Accuracy and Currentness of Information Furnished. The representations and warranties made by CWSG hereby or in the CWSG Lists or Schedules hereto do not contain any untrue statement of material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or therein or in such schedules from being misleading.

     5.23 Standard. No representation or warranty of CWSG contained in Article V shall be deemed untrue or incorrect, and CWSG shall not be deemed to have breached any such representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event which constitutes a breach of any such representation or warranty after giving effect to any materiality standards contained in any representation or warranty, individually or taken together with all other facts, circumstances or events constituting such breaches, has had or would reasonably be expected to have a Material Adverse Effect on CWSG.

                                   ARTICLE VI

                                COVENANTS OF DSC
                      PENDING EFFECTIVE TIME OF THE MERGER

     DSC covenants and agrees with CWSG and Water Company as follows:

     6.1 Limitation on DSC's Conduct Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to California corporations, DSC and each of the DSC Subsidiaries agrees to conduct its business in the ordinary course in substantially the manner heretofore conducted and in accordance with sound business practices, and DSC and each of the DSC Subsidiaries shall not, without the prior written consent of CWSG, which consent, except with respect to Section 6.1(n) below, shall not be unreasonably withheld and which consent shall be deemed granted if within five (5) Business Days of CWSG's receipt of written notice of a request for prior written consent, written notice of objection is not received by DSC;

          (a) issue, sell or grant any DSC Stock (except pursuant to the exercise of DSC Options outstanding as of the date hereof and except with respect to those pending acquisitions and other acquisitions that may develop prior to the Effective Time of the Merger by DSC of water systems or companies within a radius of fifty (50) miles of DSC's current operations and having three hundred (300) or fewer customers as described in a list furnished by DSC to CWSG (the "DSC Pending Acquisitions List")), any other securities (including long term debt) of DSC, or any rights, options or securities to acquire any DSC Common Stock, or any other securities (including long term debt) of DSC;

          (b) declare, set aside or pay any dividend or make any other distribution upon or split, combine or reclassify any shares of capital stock or other securities of DSC, provided, however, that subject to
     Section 6.11, DSC may pay to its shareholders its regular cash dividend in amounts consistent with past practices;

          (c) purchase, redeem or otherwise acquire any capital stock or other securities of DSC or any rights, options, or securities to acquire any capital stock or other securities of DSC;

          (d) except as may be required to effect the transactions contemplated herein, amend its Articles of Incorporation or Bylaws;

          (e) grant any general or uniform increase in the rate of pay of employees or employee benefits except in the ordinary course of business and consistent with past practice;

          (f) grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any Person or voluntarily accelerate the vesting of any employee benefits (other than the acceleration and vesting of stock options outstanding on the date of this Agreement upon the Effective Time of the Merger), except for annual salary increases of not more than three and one half percent (3.5%) in the aggregate which shall not be in the form of stock options and shall only be granted in the ordinary course of business and consistent with past practices or as required by an existing written employment agreement or pursuant to the 1996 DSC Bonus Plan as approved by the Board of Directors (the "DSC Bonus Plan"), as amended; provided, however, that payment of the Transaction Expenses shall not be considered in the determination of bonus payments pursuant to the DSC Bonus Plan;

          (g) make any capital expenditure or commitments with respect thereto in excess of $50,000 in the aggregate, except for (i) ordinary repairs, renewals, replacements, (ii) any agreement or commitment under any DSC approved planned capital budget program, copies of which have been furnished by DSC to CWSG, and (iii) developer funded projects in accordance with the Commission's Tariff Rule 15;

          (h) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

          (i) [deleted];

          (j) change its tax or accounting policies and procedures or any method or period of accounting unless required by generally accepted accounting principles or a Governmental Entity;

          (k) [deleted];

          (l) close any offices at which business is conducted or open any new offices except those new offices being opened in connection with any pending acquisition;

          (m) adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law;

          (n) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its Affiliates to take any such action, and DSC shall promptly notify CWSG (orally and in writing) of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters; provided, however, that notwithstanding any other provision hereof, DSC may engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the party or its authorized representatives after the date hereof) seeks to initiate such discussions or negotiations and furnish such third party information concerning itself and its business, properties and assets, and may accept a Competing Transaction proposal from such third party if, and only to the extent that such third party shall first have made an unsolicited Competing Transaction proposal to DSC that the Board of Directors of DSC reasonably believes in good faith may be a Superior Proposal (as such term is defined below). Furthermore, nothing contained herein shall prohibit DSC from taking and disclosing to its shareholders a position on any takeover proposal contemplated by Rule 14e-2(a) of the Exchange Act.

          For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving DSC: (i) any merger, consolidation, share exchange involving fifty percent (50%) or more of the voting power of DSC or other business combination; (ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of DSC representing thirty percent (30%) or more of the assets of DSC; (iii) a sale by DSC of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing thirty percent (30%) or more of the voting power of DSC; (iv) a tender offer or exchange offer for at least fifty percent (50%) of the outstanding shares of DSC; (v) a solicitation of proxies in opposition to approval of the Merger by DSC's shareholders; (vi) or a public announcement of an unsolicited bona fide proposal, plan, or intention to do any of the foregoing. Notwithstanding any other provision in this Section 6.1(n) or elsewhere in this Agreement, the obligations of DSC in this Agreement are subject to the continuing fiduciary duties of the Board of Directors of DSC to the shareholders of DSC. In addition, if the Board of Directors of DSC receives a bona fide proposal for a Competing Transaction which it has determined to be a Superior Proposal, the Board of Directors may withdraw or modify its approval or recommendation of this Agreement or the Merger and may terminate this Agreement, in each case at any time after the fifth (5th) business day following CWSG's receipt of written notice advising CWSG that the Board of Directors of DSC has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal.

          For purposes of this Agreement, a "Superior Proposal" means a Competing Transaction for consideration consisting of cash and/or securities and otherwise on terms and conditions which a majority of the members of the Board of Directors of DSC determines in its good faith reasonable judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to DSC's shareholders than the terms of the Merger;

          (o) change any of DSC's basic policies and practices with respect to operations, cash flow planning, marketing, budgeting, profit and tax planning, personnel practices or any other material aspect of DSC's business or operations, except such changes as may be required by any Governmental Entity;

          (p) grant any Person a power of attorney or similar authority;

          (q) make any investment by purchase of stock or securities (including an Investment Security), contributions to capital, property transfers or otherwise in any other Person, except for obligations of the United States Treasury or an agency of the United States Government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, or investment grade municipal bonds, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading;

          (r) amend or modify any DSC Scheduled Contract or enter into any agreement or contract that would be a DSC Scheduled Contract under Section 4.16, other than (i) amendments or modifications entered into in the ordinary course of business and consistent with past practice, (ii) any agreement or commitment under any DSC approved planned capital budget program, copies of which have been furnished by DSC to CWSG and (iii) developer funded projects in accordance with the Commission's Tariff Rule 15;

          (s) sell, transfer, mortgage, encumber, amend indentures to encumber or otherwise dispose of any assets of DSC or the DSC Subsidiaries or release or waive any claim, except in the ordinary course of business and consistent with past practices;

          (t) knowingly take any action which would or is reasonably likely to
     (i) adversely affect the ability of CWSG or DSC to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect DSC's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of CWSG's or DSC's obligations hereunder, as set forth in Articles IX or X herein not being satisfied;

          (u) reverse, other than in accordance with generally accepted accounting principles (GAAP), any reserves for contingent tax liabilities for income tax on services;

          (v) [deleted];

          (w) sell any security other than in the ordinary course of business, or engage in gains trading;

          (x) [deleted];

          (y) agree or make any commitment to take any actions prohibited by this Section 6.1;

          (z) knowingly take or cause to be taken an action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent CWSG from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

          (aa) [deleted];

          (bb) settle any claim, action or proceeding involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

          (cc) [deleted];

          (dd) incur any indebtedness for borrowed money excluding extensions of existing bank lines of credit, or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except for short-term borrowings made at prevailing market rates and terms; or

          (ee) [deleted].

     6.2 Affirmative Conduct of DSC and DSC Subsidiaries Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, DSC shall, and shall cause the DSC Subsidiaries to:

          (a) use commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with customers, employees and others having business relationships with DSC or any of the DSC Subsidiaries;

          (b) use its commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of DSC and each of the DSC Subsidiaries;

          (c) use its commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties for which it is responsible and on its business operations;

          (d) perform its material contractual obligations and not become in material default on any such obligations;

          (e) duly observe and conform in all material respects to all lawful requirements applicable to the business of DSC or any of the DSC Subsidiaries;

          (f) maintain its assets and properties in good condition and repair, normal wear and tear expected;

          (g) promptly upon learning of such information, advise CWSG in writing of any event or any other transaction within its knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of five percent (5%) or more of the outstanding DSC Common Stock prior to the record date fixed for the DSC Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

          (h) promptly notify CWSG regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of DSC, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of DSC;

          (i) make available to CWSG SEC filings at the time of filing, press releases at the time of release, and monthly unaudited balance sheets and income statements of DSC within twenty-five (25) days after the close of each calendar month;

          (j) not later than the 30th day of each calendar month, amend or supplement the DSC Lists prepared and delivered pursuant to Article IV to ensure that the information set forth in the DSC Lists accurately reflects the then-current status of DSC and the DSC Subsidiaries. DSC shall further amend or supplement the DSC Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the DSC Lists;

          (k) use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of DSC or that is contemplated in this Agreement as required in connection with the Merger;

          (l) [deleted];

          (m) furnish to CWSG, as soon as practicable, and in any event within 15 days after it is prepared, a copy of any communication submitted to the DSC Board of Directors or any committee thereof, provided, however, that with the exception of DSC's obligations under Section 6.1(n) of this Agreement,

     DSC need not furnish to CWSG communications regarding DSC's rights and obligations under this Agreement or the transactions contemplated hereby, including any Competing Transaction, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product;

          (n) make available to CWSG all filings with applicable regulators;

          (o) as soon as reasonably possible, and prior to the Closing Date, obtain and make available to CWSG preliminary title reports for all real property owned or leased by DSC; and

          (p) as soon as reasonably possible and prior to the Closing Date, obtain and make available to CWSG true and correct copies of all leases included in the DSC Real Property List, all title insurance policies and all documents evidencing recordation of all recordable interests in real property included in the DSC Real Property List.

     6.3  Access to Information.

          (a) Except as otherwise provided in this Article VI, DSC will afford, upon reasonable notice, to CWSG and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its business, operations, properties, books, files and records and will do everything reasonably necessary to enable CWSG and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, assets and properties of DSC and the condition thereof and to update such examination at such intervals as CWSG shall deem appropriate. Such examination shall be conducted in cooperation with the officers of DSC and in such a manner as to minimize any disruption of, or interference with, the normal business operations of DSC. Upon the request of CWSG, DSC will request Arthur Andersen to provide reasonable access to representatives of KPMG Peat Marwick working on behalf of CWSG to auditors' work papers with respect to the business and properties of DSC, including tax accrual work papers prepared for DSC during the preceding sixty (60) months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that DSC is legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of CWSG of the right to rely upon the representations and warranties made by DSC herein; provided, that CWSG shall disclose to DSC any fact or circumstance it may discover which CWSG believes renders any representation or warranty made by DSC hereunder incorrect in any respect. Any examination or review conducted pursuant to this Section 6.3(a) shall be at the sole cost and expense of the party conducting or requesting the examination or review. CWSG covenants and agrees that it, the CWSG Subsidiaries, and their respective representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning DSC so obtained from any of them (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to DSC.

        (b) [deleted].

          (c) With the exception of those portions of minutes relating to consideration of this transaction or any Competing Transaction, DSC shall provide CWSG with a copy of all minutes of all regular and special Board of Directors' and committee meetings of DSC from the date hereof until the Effective Date of the Merger. Said copy or copies shall be received by CWSG no later that 10 business days following the meeting or meetings to which the minutes pertain.

     6.4 Review by Accountants. Promptly upon request of CWSG, DSC will request Arthur Andersen to permit representatives of KPMG Peat Marwick working on behalf of CWSG to review and examine the work papers of Arthur Andersen relating to DSC and the Financial Statements of DSC and to review and examine the work papers of Arthur Andersen relating to any future completed audits or completed reviews of DSC. Any costs incurred in such review and examination will be paid by CWSG.

     6.5 Filings. DSC agrees that through the Effective Time of the Merger, each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entity to which it relates will fairly present the financial position of such entity and will be prepared in accordance with generally accepted accounting principles or applicable Commission regulations consistently applied during the periods involved.

     6.6 Notices; Reports. Except as provided in Section 6.2(m), DSC will promptly notify CWSG of any event of which DSC obtains knowledge which has had or may have a Material Adverse Effect on DSC or in the event that DSC determines that it is unable to fulfill any of the conditions to the performance of CWSG's and Water Company's obligations hereunder, as set forth in Articles IX or XI herein, and DSC will furnish CWSG (i) as soon as available, and in any event within one (1) Business Day after it is mailed or delivered to the Board of Directors of DSC or committees thereof, any report by DSC for submission to the Board of Directors of DSC or committees thereof, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by DSC to its shareholders or other security holders, and all reports filed by DSC with the SEC, and (iii) such other existing reports as CWSG may reasonably request relating to DSC subject to the limitations contained in Section 6.2(m).

     6.7 DSC Shareholders' Meeting. Promptly after the execution of this Agreement, DSC will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby. The Board of Directors of DSC shall, subject to its fiduciary duties, recommend that its shareholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of DSC shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding DSC Stock to approve this Agreement and the transactions contemplated hereby. In connection with such shareholders meeting, DSC shall prepare a proxy statement containing the recommendation of the Board of Directors of DSC in favor of this Agreement and the transactions contemplated hereby; provided, however, that notwithstanding the foregoing provisions of this sentence, the Board of Directors of DSC shall be free to take any position and any action which it determines upon advice of outside counsel to be required to ensure compliance with the fiduciary obligations of the Board under applicable law.

     6.8  [deleted].

     6.9 Applications. Subject to Section 7.5, DSC will (i) promptly prepare or cause to be prepared the portions of the Proxy Statement and Prospectus as it pertains to DSC and any other applications necessary to consummate the transactions contemplated hereby; (ii) promptly provide any information requested by CWSG for the preparation of any applications necessary to consummate the transactions contemplated hereby; and (iii) promptly prepare and file, or cause to be prepared and filed, a Hart-Scott-Rodino notification with the Federal Trade Commission and the United States Department of Justice. DSC shall afford CWSG a reasonable opportunity to review the portions of the Proxy Statement and Prospectus pertaining to DSC and all such applications and all amendments and supplements thereto before the filing thereof. DSC covenants and agrees that, with respect to the information furnished by DSC or the DSC Subsidiaries, the Proxy Statement and Prospectus will (i) comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and (ii) comply in all material respects to the extent relevant with the requirements of all securities laws and all other applicable rules, regulations and filing requirements. DSC will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger and the transactions contemplated herein.

     6.10 Affiliates and Five Percent Shareholder Agreements. Concurrently with the execution of this Agreement, (a) DSC shall deliver to CWSG a letter identifying all persons who are then "affiliates" of DSC for purposes of Rule 145 under the Securities Act and (b) DSC shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall obtain, within 30 days of delivery of such letter, from each person identified in such letter a written agreement substantially in the form attached hereto as EXHIBIT B. DSC shall use its best efforts to obtain from any person who becomes an affiliate of DSC after DSC's delivery of the letter referred to above, and within 30 days of that person becoming an affiliate of DSC or on or prior to the date of the DSC Shareholders' Meeting to approve this Agreement, whichever is earliest, a written agreement substantially in the form attached as EXHIBIT B hereto as soon as practicable after obtaining such status. At least 10 Business Days prior to the issuance of the opinion to be provided for in Section 9.6, DSC shall use its commercially reasonable efforts to cause each person or group of persons who holds more than five percent (5%) of the DSC Stock (regardless of whether such person is an "affiliate" under Rule 145) to deliver to Nossaman, Guthner, Knox & Elliott, LLP, a letter stating that such shareholder(s) has no present plan or intention to dispose of CWSG Stock that the shareholder(s) will receive in the Merger, and committing that such shareholder(s) will not dispose of such CWSG Stock in a manner as to cause a violation of the "continuity of shareholder interest" requirements of Treasury Regulation 1.368-1.

     6.11 Coordination of Dividends. DSC shall coordinate with CWSG the declaration of any dividends that may be allowed pursuant to Section 6.1(b) hereof, and the record date and the payment dates relating thereto, it being the intention of the parties that holders of DSC Stock shall not receive two dividends, or fail to receive one dividend, for any applicable dividend period with respect to their shares of DSC Stock and any shares of CWSG Stock any such holder will receive in exchange therefor in the Merger.

     6.12 D&O Coverage. Prior to the Effective Time of the Merger, DSC shall obtain a policy of insurance insuring directors and officers of DSC and the DSC Subsidiaries, and those persons who become directors and officers of DSC or the DSC Subsidiaries between the date of this Agreement and the Effective Time of the Merger. This insurance shall be no less protective in terms of policy limits, coverage or limitations than the insurance for officers and directors maintained by DSC at the date of this Agreement (the "Current D&O Coverage"). The Current D&O Coverage insures those persons covered by it in an aggregate amount of $22,000,000, consisting of $3,000,000 of primary coverage and $19,000,000 of excess (umbrella) coverage. The new D&O insurance to be obtained by DSC hereunder (the "New Policy") shall provide coverage for a period of up to 48 months following the Effective Time of the Merger and shall cover acts and omissions occurring prior to the Effective Time of the Merger and acts and omissions relating to this Agreement and the actions contemplated hereby to the extent such insurance is commercially available. The above notwithstanding, DSC shall not obtain or pay for any coverage under the New Policy requiring an annual premium in excess of 150% of the annual premium that DSC pays for the Current D&O Coverage, plus any general increases in the cost of D&O insurance between the date of this Agreement and the periods covered by the New Policy.

                                  ARTICLE VII

                               COVENANTS OF CWSG
                      PENDING EFFECTIVE TIME OF THE MERGER

     CWSG covenants and agrees with DSC as follows:

     7.1  Limitation on CWSG's Conduct Prior to Effective Time of the
Merger. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to California corporations, CWSG and the CWSG Subsidiaries shall not, without prior written consent of DSC (which consent shall not be unreasonably withheld and which consent shall be deemed granted if within five (5) Business Days of DSC's receipt of written notice of a request for prior written consent, written notice of objection is not received by CWSG):

          (a) take any action which would or is reasonably likely to (i) adversely affect the ability of CWSG or Water Company to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect CWSG's or Water Company's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of CWSG's or Water Company's obligations hereunder, as set forth in Articles IX or XI herein not being satisfied; or (iv) take any action which would prevent listing of the shares to be issued to DSC shareholders from being listed;

          (b) take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent CWSG from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

          (c) except as provided in Section 5.1, amend its articles of incorporation in any respect which would materially and adversely affect the rights and privileges attendant to the CWSG Common Stock; or

          (d) agree or make any commitment to take any actions prohibited by this Section 7.1.

          (e) enter into any transaction or agreement which would result in its debt rating being reduced below investment grade;

          (f) enter into any other transaction or series of transactions which would result in it engaging in operations or lines of business other than those currently conducted by CWSG as of the date of this Agreement;

          (g) reduce its common stock dividend below its payment level at the date of this Agreement; or

          (h) enter into any transaction which would result in the acquisition in any manner, directly or indirectly, of an equity interest in CWSG representing more than 50% of the common stock of CWSG then outstanding, or the acquisition of more than 50% of the assets of CWSG, nor shall the board of directors of CWSG nor any committee thereof approve or recommend, or propose to approve or recommend, any such transaction.

     7.2 Affirmative Conduct of CWSG and CWSG Subsidiaries Prior to Effective Time of the Merger. Between the date hereof and the Effective Time of the Merger, CWSG shall, and shall cause the CWSG Subsidiaries to:

          (a) use commercially reasonable efforts consistent with this Agreement to maintain and preserve intact their respective present business organizations and to maintain and preserve the relationships and goodwill with customers, employees and others having business relationships with CWSG or any of the CWSG Subsidiaries;

          (b) duly observe and conform in all material respects to all lawful requirements applicable to the business of CWSG and each of the CWSG Subsidiaries;

          (c) make available to DSC SEC filings at the time of filing, press releases at the time of release, and monthly unaudited balance sheets and income statements of CWSG within twenty-five (25) days after the close of each calendar month;

          (d) use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of CWSG on a consolidated basis or that is contemplated in this Agreement as required in connection with the Merger;

          (e) not later than the 30th day of each calendar month, amend or supplement the CWSG Lists prepared and delivered pursuant to Article V to ensure that the information set forth in the CWSG Lists accurately reflects the then-current status of CWSG and the CWSG Subsidiaries. CWSG shall further amend or supplement the CWSG Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the CWSG Lists;

          (f) [deleted]; and

          (g) furnish to DSC, as soon as practicable, and in any event within 15 days after it is prepared, a copy of any communication submitted to the CWSG Board of Directors or any committee thereof, provided, however, that CWSG need not furnish to DSC communications regarding CWSG's rights and obligations under this Agreement or the transactions contemplated hereby, including any Competing Transaction as defined in Section 6.1(n) (assuming CWSG rather than DSC to be the target), or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product.

     7.3 Access to Information. Except as otherwise provided in this Article VII, upon reasonable request by DSC, CWSG shall (i) make its Chief Executive Officer, Chief Financial Officer and/or Controller available to discuss with DSC and its representatives CWSG's operations, (ii) shall provide DSC with written information which is (a) similar to the written information that DSC reviewed in connection with this Agreement, and (b) related to CWSG's business condition, operations and prospects; and (iii) make available to DSC the minutes of meetings of the Board of Directors of CWSG (except to the extent that such minutes relate to consideration of this transaction or any Competing Transaction, or contain communications of CWSG's legal counsel regarding CWSG's rights and obligations under this Agreement or the transactions contemplated hereby, or contain matters covered by confidentiality agreements or the attorney-client privilege, or which contain attorney's work product). No examination or review conducted under this Section shall constitute a waiver or relinquishment on the part of DSC of the right to rely upon the representations and warranties made by CWSG herein; provided, that DSC shall disclose to CWSG any fact or circumstance it may discover which DSC believes renders any representation or warranty made by CWSG hereunder incorrect in any respect. Any examination or review conducted pursuant to this Section 7.3 shall be at the sole cost and expense of the party conducting or requesting the examination or review. DSC covenants and agrees that it, the DSC Subsidiaries and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning CWSG so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to CWSG.

     7.4 Filings. CWSG agrees that through the Effective Time of the Merger, each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles or applicable Commission regulations consistently applied during the periods involved.

     7.5 Applications. CWSG will promptly prepare and file or cause to be prepared and filed (i) an application for approval of the Merger with the Commission; (ii) in conjunction with DSC, the Registration Statement on Form S-4 regarding securities to be issued to DSC shareholders as a result of the Merger and the Proxy Statement and Prospectus as it pertains to CWSG for filing with the SEC; (iii) a Hart-Scott-Rodino notification with the Federal Trade Commission and the United States Department of Justice; and (iv) any other applications necessary to consummate the transactions contemplated hereby. CWSG shall afford DSC a reasonable opportunity to review the Proxy Statement and Prospectus and all such applications and all amendments and supplements thereto before the filing thereof. CWSG covenants and agrees that the

Registration Statement on Form S-4 and the Proxy Statement and Prospectus and all applications to the appropriate regulatory agencies for approval or consent to the Merger, with respect to information furnished by CWSG or the CWSG Subsidiaries, will (i) comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and (ii) comply in all material respects to the extent relevant with the requirements of all securities laws and all other applicable rules, regulations and filing requirements. CWSG will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger.

     7.6 Blue Sky. CWSG agrees to have the shares of CWSG Stock to be issued in connection with the Merger qualified or registered for offer and sale, to the extent required, under the securities laws of each jurisdiction in which shareholders of DSC reside.

     7.7 Sales and Net Income Reports. CWSG shall use its reasonable best efforts to publish as promptly as reasonably practical, but in no event later than 45 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

     7.8 Securities Act and Exchange Act Filings. (a) CWSG shall make all filings with the SEC that are described in Section (c) of Rule 144 under the Securities Act for a period of two years following the Effective Time.

     7.9 Notices; Reports. Except as provided in Section 7.2(g), CWSG will promptly notify DSC of any event of which CWSG obtains knowledge which has had or may have a Material Adverse Effect on CWSG on a consolidated basis or in the event that CWSG determines that it is unable to fulfill any of the conditions to the performance of DSC's obligations hereunder, as set forth in Articles IX or X herein, and CWSG will furnish DSC (i) as soon as available, and in any event within ten (10) days after it is prepared, any report by CWSG for submission to the Board of Directors of CWSG or committees thereof, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by CWSG to its shareholders or other security holders, and all reports filed by CWSG with the SEC and the Commission and (iii) such other existing reports as DSC may reasonably request relating to CWSG subject to the limitations contained in Section 7.2(g).

     7.10 Removal of Conditions. In the event of the imposition of a condition to any regulatory approvals which CWSG deems to materially adversely affect it or to be materially burdensome as provided in Section 9.3 hereof, CWSG shall use its commercially reasonable efforts for purposes of obtaining the removal of such condition.

                                  ARTICLE VIII

                              ADDITIONAL COVENANTS

     The parties hereto hereby mutually covenant and agree with each other as follows:

     8.1 Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

     8.2 Public Announcements. No press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by CWSG or DSC unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law. If and where feasible, CWSG and DSC shall use their best efforts and shall cooperate with each other to issue joint press releases or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

     8.3  [deleted].

     8.4  [deleted].

     8.5  Confidentiality and Non-Disclosure.

     (a) Each party has furnished and will furnish information concerning its business (herein collectively referred to as the "Evaluation Material") to the other party. Each party agrees to use the Evaluation Material received from the other only in accordance with the provisions of this Agreement and to take or refrain from taking certain other actions set forth herein. The term "Evaluation Material" shall include any and all information, oral or written, concerning the Merger or any other actual or potential transaction between the parties or concerning the parties' respective businesses, which heretofore has been or hereafter is disclosed by CWSG or DSC, or any of their respective partners, directors, officers, shareholders, employees, agents or advisors (for the purposes of this Section 8.5 and Section 8.6, collectively called "representatives"), either directly or indirectly, in writing, orally or by physical inspection, and whether disclosed prior to or after the date of this Agreement, together with all analyses, compilations, studies or other data, documents or records prepared by either party or any of its representatives which contain or otherwise reflect or are generated from any such information or documents. Evaluation Material does not include information that is (i) publicly known (other than as a result of a breach of this Agreement), (ii) approved for release by written authorization of the party that provided such information, or
(iii) lawfully obtained from third parties who are not bound by a confidentiality agreement with the party that provided such information.

     (b) CWSG and DSC each agrees that the Evaluation Material will be used solely for purposes of this Agreement and the transactions contemplated hereby, and not in connection with the consideration of any other transaction, including, without limitation, any other transaction or investment directly or indirectly involving the other party, and that all information contained therein will be kept confidential by such party. CWSG and DSC may disclose such Evaluation Material to their representatives who need to have access to such Evaluation Material in connection with the Merger; provided, that each party shall advise all of its representatives to whom the Evaluation Material is disclosed of its obligations under this Agreement and shall take all reasonable steps to insure that such persons or entities to whom disclosure is made shall have been advised of the confidentiality thereof and shall have agreed, for the benefit of the other party, to be bound by confidentiality provisions similar to those set forth in this Agreement. CWSG and DSC each agrees that it shall protect the confidentiality of and avoid disclosure or use of the Evaluation Material, except (i) as permitted in writing by an authorized representative of the other party and (ii) for disclosure to such party's representatives who need to know such information for purposes of evaluating the possible Merger between CWSG and DSC. In complying with its obligations herein, each party shall exercise at least the same degree of care to safeguard the Evaluation Material received from the other party as it would use if the confidential information contained therein were its own confidential information.

     (c) In the event that either party or its representatives is required in any proceeding to disclose any Evaluation Material, such party (for the purposes of this Section 8.5 (c), the "Compelled Party") will give the other party prompt notice so that the other party may seek an appropriate protective order. If, in the absence of a protective order, the Compelled Party or its representatives is compelled to disclose such Evaluation Material, the Compelled Party or its representatives as the case may be, may disclose such information to the extent compelled to do so in such proceeding without liability hereunder; provided, however, that the Compelled Party shall give the other party written notice of the information to be disclosed as far in advance of the disclosure as is practicable and shall use its best efforts to obtain assurances that confidential treatment will be accorded to such information.

     8.6 Return of Materials. If this Agreement is terminated or the Merger is otherwise not consummated, each party shall promptly redeliver all written Evaluation Material received from the other party, and all documents, memoranda, notes and other writings whatsoever prepared by such party or any of its representatives based on the information in any of the Evaluation Material received from the other party shall be destroyed. It is expressly understood and agreed by the parties hereto that their respective obligations hereunder shall survive the return of materials as set forth above and the termination, expiration or rescission of this Agreement.

                                   ARTICLE IX

                       CONDITIONS PRECEDENT TO THE MERGER

     The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

     9.1 Shareholder Approval. The Agreement and the transactions contemplated hereby shall have received all requisite approvals of the shareholders of DSC no later than April 1, 1999.

     9.2 No Judgments or Orders. No judgment, decree, injunction, order or proceeding shall be outstanding or threatened by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

     9.3 Regulatory Approvals. To the extent required by applicable law or regulation, all approvals or consents of any Governmental Entity, including, without limitation those of the Commission, the Federal Trade Commission and the United States Department of Justice shall have been obtained or granted for the Merger and the transactions contemplated hereby, and all applicable waiting periods under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

     9.4 Securities Laws. The Registration Statement on Form S-4 shall have been declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking or threatening a stop order. CWSG shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the CWSG Stock to consummate the Merger.

     9.5 Listing. The CWSG Stock issuable in the Merger shall have been included for listing on the New York Stock Exchange.

     9.6 Tax Opinions. CWSG and DSC shall have received from KPMG Peat Marwick an opinion reasonably satisfactory to CWSG and DSC, respectively, to the effect that the Merger shall not result in the recognition of gain or loss for federal income tax purposes to CWSG or DSC, nor shall the issuance of the CWSG Stock result in the recognition of gain or loss by the holders of DSC Stock who receive such stock in connection with the Merger, dated prior to the date the Proxy Statement and Prospectus is first mailed to the shareholders of DSC and CWSG and such opinions shall not have been withdrawn or modified in any material respect.

     9.7 Pooling of Interests. Prior to the Effective Time of the Merger, KPMG Peat Marwick shall have delivered a written opinion to CWSG that, to the best knowledge of KPMG Peat Marwick, the Merger will qualify for pooling-of-interests accounting treatment. In making its determination that the Merger will qualify for such treatment, KPMG Peat Marwick shall be entitled to assume that cash will be paid with respect to all shares held of record by any holder of Dissenting Shares. Arthur Andersen will provide DSC, with a copy to KPMG Peat Marwick, a "poolability" letter addressed to DSC regarding DSC's ability to comply with pooling of interests accounting.

                                   ARTICLE X

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF DSC

     All of the obligations of DSC to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by DSC:

     10.1 Legal Opinion. DSC shall have received the opinion of Nossaman, Guthner, Knox & Elliott, LLP, attorneys for CWSG and Water Company, dated as of the Closing Date, and in form and substance satisfactory to the counsel of DSC, to the effect that (i) each of CWSG and Water Company is a corporation validly existing under the laws of its jurisdiction of incorporation with full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (ii) all corporate proceedings on the part of CWSG and Water Company necessary to be taken in connection with the Merger in order to make the same effective have been duly and validly taken; (iii) this Agreement has been duly and validly authorized, executed and delivered on behalf of CWSG and Water Company and constitutes (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) a valid and binding agreement of each of CWSG and Water Company; (iv) the execution of the Agreement of Merger by Water Company and CWSG has been duly and validly authorized and (v) the shares of CWSG Stock to be issued in the Merger will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

     10.2 Representations and Warranties; Performance of Covenants. All the covenants, terms and conditions of this Agreement to be complied with and performed by CWSG and Water Company on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of CWSG contained in Article V hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the CWSG Lists in accordance with Section 7.2(e).

     10.3 Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Agreement of Merger by CWSG and Water Company and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the respective Boards of Directors and Water Company shall have full power and right to merge pursuant to the Agreement of Merger.

     10.4 Absence of Certain Changes. Between the date of this Agreement and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect on CWSG on a consolidated basis, whether or not such event, change or effect is reflected in the CWSG Lists as amended or supplemented after the date of this Agreement.

     10.5 Officers' Certificate. There shall have been delivered to DSC on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of CWSG certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.2, 10.3 and 10.4.

     10.6 Fairness Opinion. DSC shall have received a letter from PaineWebber dated as of a date within five (5) Business Days of the mailing of the Proxy Statement and Prospectus to the shareholders of DSC, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of DSC.

     10.7  [deleted].

                                   ARTICLE XI

                            CONDITIONS PRECEDENT TO
                     OBLIGATIONS OF CWSG AND WATER COMPANY

     All of the obligations of CWSG and Water Company to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by CWSG:

     11.1 Legal Opinion. CWSG shall have received the opinion of Fulbright & Jaworski, LLP, attorneys for DSC, and in form and substance satisfactory to the counsel of CWSG, to the effect that: (i) DSC is a corporation validly existing under the laws of its jurisdiction of incorporation with full corporate power and authority to enter into this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby; (ii) all corporate proceedings on the part of DSC necessary to be taken in connection with the Merger in order to make the same effective have been duly and validly taken;
(iii) this Agreement has been duly and validly authorized, executed and delivered on behalf of DSC and constitutes (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) a valid and binding agreement of DSC; and (iv) the execution of the Agreement of Merger by DSC has been duly and validly authorized.

     11.2 Representations and Warranties; Performance of Covenants. All the covenants, terms and conditions of this Agreement to be complied with and performed by DSC at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of DSC contained in Article IV hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the DSC Lists in accordance with Section 6.2(j).

     11.3 Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Agreement of Merger by DSC and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and shareholders of DSC, and DSC shall have full power and right to merge pursuant to the Agreement of Merger.

     11.4 Third Party Consents. DSC shall have obtained all consents of other parties to its respective material mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated except where the failure to obtain any such consent would not result in a Material Adverse Effect on DSC or the Surviving Corporation.

     11.5 Absence of Certain Changes. Between the date of this Agreement and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect on DSC, whether or not such event, change or effect is reflected in the DSC Lists as amended or supplemented after the date of this Agreement.

     11.6 Officers' Certificate. There shall have been delivered to CWSG on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of DSC certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.2, 11.3, 11.4, 11.5 and 11.16.

     11.7  [deleted].

     11.8  [deleted].

     11.9  [deleted].

     11.10 Affiliates Agreements. Within 30 days of the execution of this Agreement, CWSG shall have received from each person named in the letter or otherwise referred to in Section 6.10 an executed copy of an agreement substantially in the form of EXHIBIT B hereto.

     11.11 Employee Benefit Plans. CWSG shall have received satisfactory evidence that all of DSC's employee benefit plans, programs and arrangements, including, without limitation, the DSC 401(k) Plan, have been treated as provided in Article XII of this Agreement except where the failure to do so would not have a Material Adverse Effect on DSC.

     11.12 Dissenting Shares. Holders of five percent (5%) or more of the outstanding shares of DSC Stock shall not be DSC Perfected Dissenting Shares who have made demand for payment of the fair market value thereof in accordance with
Section 1301 of the CGCL in connection with the Merger.

     11.13  [deleted].

     11.14  [deleted].

     11.15  [deleted].

     11.16 Termination of DSC Stock Option Plans. CWSG shall have received satisfactory evidence that the DSC Stock Option Plans have been terminated prior to the Effective Time of the Merger.

                                  ARTICLE XII

                               EMPLOYEE BENEFITS

     12.1 Employee Benefits. CWSG intends to merge the DSC 401(k) Plan with and into the CWSG 401(k) Plan as soon as administratively feasible after the Effective Time of the Merger. In no event shall the DSC 401(k) Plan be merged with and into the CWSG 401(k) Plan, however, unless CWSG determines, in its sole discretion, that: (i) the DSC 401(k) Plan is a qualified plan under Section 401(a) of the Code, both as to the form of the DSC 401(k) Plan and as to its operation; and (ii) there are no facts in existence that would be reasonably likely to adversely affect the qualified status of the DSC 401(k) Plan. This analysis shall be made prior to the Effective Time of the Merger and, if the above determinations are made, the DSC 401(k) Plan shall be merged with and into the CWSG 401(k) Plan as soon as administratively feasible after the Effective Time of the Merger. If it is determined that the DSC 401(k) Plan is not a qualified plan as described above, DSC agrees to use its best efforts to have the DSC 401(k) Plan qualified prior to the Effective Time of the Merger.

     As soon as practicable after the Effective Time of the Merger, all other DSC employee benefit plans will be discontinued or merged into CWSG plans, in the discretion of CWSG, and employees of DSC shall become eligible for the employee benefit plans of CWSG on the same terms as such plans and benefits are generally offered from time to time to employees of CWSG and the CWSG Subsidiaries in comparable positions with CWSG or the CWSG Subsidiaries. For purposes of determining such employment eligibility and vesting under the employee benefit plans of CWSG, CWSG shall recognize such employees years of service with DSC beginning on the date such employees commenced employment with DSC through the Effective Time of the Merger.

                                  ARTICLE XIII

                                  TERMINATION

     13.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger upon the occurrence of any of the following:

          (a) By mutual agreement of the parties, in writing;

          (b) By DSC or CWSG immediately upon the failure of the shareholders of DSC to give any required approval of this Agreement;

          (c) By DSC if CWSG breaches or fails to satisfy any covenant or agreement contained herein which results in a Material Adverse Effect on DSC and CWSG had not cured such breach within ninety (90) days after DSC has delivered written notice of such breach to CWSG or if such cure has not occurred by the Drop Dead Date if such date occurs prior to the expiration of such ninety (90) day period;

          (d) By CWSG if DSC breaches or fails to satisfy any covenant or agreement contained herein which results in a Material Adverse Effect on CWSG and DSC had not cured such breach within ninety (90) days after CWSG has delivered written notice of such breach to DSC or if such cure has not occurred by the Drop Dead Date if such date occurs prior to the expiration of such ninety (90) day period;

          (e) By DSC or CWSG upon the expiration of thirty (30) days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said thirty (30) day period after such denial or refusal, all parties hereto agree to re-submit the application to the regulatory authority that has denied, or refused to grant the approval, consent or qualification requested;

          (f) By DSC or CWSG if any conditions set forth in Article IX shall not have been met by the Drop Dead Date;

          (g) By DSC if any of the conditions set forth in Article X shall not have been met, or by CWSG if any of the conditions set forth in Article XI shall not have been met, by the Drop Dead Date, or such earlier time as it becomes apparent that such condition shall not be met;

          (h) By CWSG if DSC shall have failed to act or refrain from doing any act pursuant to Section 6.1(n); or

          (i) [deleted].

     13.2 Termination Date. This Agreement shall terminate if the Closing Date shall not have occurred by the Drop Dead Date unless extended in writing by the parties. CWSG and DSC each will cooperate with one another and use their best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. CWSG and DSC each shall have the right to review and approve in advance all characterizations of the information relating to CWSG and DSC, as the case may be, and any of the characterizations of information relating to the CWSG Subsidiaries and the DSC Subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In exercising the foregoing right, CWSG and DSC each shall act as promptly as practicable, recognizing that time is of the essence to the transactions contemplated by this Agreement.

     13.3 Effect of Termination. In the event of termination of this Agreement by either DSC or CWSG as provided in Section 13.1 or pursuant to Section 13.2, neither DSC, CWSG nor Water Company shall have any further obligation or liability to the other party except (a) with respect to the last sentences of each of Section 6.3(a) and Section 7.3, (b) with respect to Sections 8.5, 14.1,
14.2 and 14.16 and (c) to the extent such termination results from a party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder.

     13.4 Force Majeure. DSC, CWSG and Water Company agree that, notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither party has materially failed to observe the obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.

                                  ARTICLE XIV

                                 MISCELLANEOUS

     14.1  Expenses.

          (a) CWSG hereby agrees that if this Agreement is terminated by DSC pursuant to Section 13.1(c) or by DSC or CWSG pursuant to Section 13.1(e), and DSC has not failed in any material respect to perform it obligations under this Agreement, CWSG shall promptly, and in any event within 10 days after such termination, pay DSC all actual Expenses (as defined in Section 14.1(c) below) of DSC but not to exceed $1,500,000.

          (b) DSC hereby agrees that if the Agreement is terminated by CWSG pursuant to Section 13.1(b) with respect to the failure of DSC shareholders to approve the Agreement and the transactions contemplated hereby, or pursuant to Section 13.1(d) or Section 13.1(h), and CWSG has not failed in any material respect to perform its obligations under this Agreement, DSC shall promptly and in any event within 10 days after such termination pay CWSG all actual Expenses of CWSG, but not to exceed $1,500,000.

          (c) Except as otherwise provided herein, all Expenses incurred by CWSG or DSC shall be borne solely and entirely by the party which has incurred the same. "Expenses" as used in this Agreement shall include all out of pocket expenses incurred by a party, or on its behalf, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates.

          (d) [deleted].

     14.2  Liquidated Damages; Bust-up Fees.

          (a) [deleted].

          (b) If the Merger is not consummated by reason of one of the following events and CWSG has not failed to any material extent to perform its obligations under this Agreement, DSC shall pay to CWSG, as liquidated damages, the sum of $1,500,000: (i) the Board of Directors of DSC or any committee thereof shall have withdrawn or modified in a manner adverse to CWSG its approval or recommendation of the Merger or this Agreement or shall have recommended a Superior Proposal; (ii) DSC shall have entered into any agreement (other than a confidentiality agreement) with respect to a Superior Proposal; (iii) the Board of Directors of DSC shall have resolved to do any of the foregoing set forth in (i) or (ii) above; or (iv) those four members of the Board of Directors of DSC who are affiliates, directors, shareholders or officers of the two largest shareholders of DSC as of the date of this Agreement all shall have withdrawn or modified in a manner adverse to CWSG their approval or recommendation of the Merger or this Agreement or all shall have recommended a Superior Proposal.

          (c) If the Merger is not consummated and, within 24 months after the effective date of the termination of this Agreement, DSC shall have consummated a Superior Proposal with the person whose Superior Proposal was recommended by the Board of Directors of DSC and CWSG has not failed to any material extent to perform its obligations under this Agreement, DSC shall pay to CWSG, as liquidated damages, the sum of $1,200,000 which amount is in addition to amounts payable to CWSG pursuant to Section 14.2(b).

          (d) The party owing liquidated damages ("Paying Party") shall make such payment to that party which is owed liquidated damages ("Receiving Party") in immediately available funds within 30 days following the day on which the Receiving Party properly notifies the Paying party in writing that one of the events described in Section 14.2, subdivisions (b) and (c) hereof has occurred. The Paying Party shall make such payment as compensation and liquidated damages for the loss suffered by Receiving

     Party as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages in that circumstance.

          (e) The payment of liquidated damages to CWSG, pursuant to subdivision
     (b) or (c) of this Section 14.2, shall be a one time payment regardless of the number of times an event occurs or the number of events which occur that would trigger payments.

          (f) Any liquidated damages paid in accordance with this Section 14.2 which sum represents (i) the Receiving Party's direct costs and expenses (including, but not limited to, fees and expenses of financial or other consultants, printing costs, accountants, and counsel) incurred in negotiating and undertaking to carry out the transactions contemplated by this Agreement, including the Receiving Party's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement; (ii) the Receiving Party's indirect costs and expenses incurred in connection with the transactions contemplated by this Agreement; and
     (iii) the Receiving Party's loss as a result of the transactions contemplated by this Agreement not being consummated. Any payment previously made by the Paying Party pursuant to Section 14.1(a) or 14.1(b) hereof shall be credited against any amount due under this Section.

     14.3 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

        To CWSG:          California Water Service Group
        or Water Company  1720 North First Street
                          San Jose, CA 95112-4598
                          Attention: Peter C. Nelson
                          President & CEO
                          Facsimile Number: (408) 367-8430

        With a copy to:   Nossaman, Guthner, Knox & Elliott, LLP
                          50 California Street, 34th Floor
                          San Francisco, CA 94111
                          Attention: Stanley S. Taylor, Esq.
                          Facsimile Number: (415) 398-2438

        To DSC:           Dominguez Services Corporation
                          21718 South Alameda Street
                          Long Beach, CA 90810-0351
                          Attention: Brian Brady
                          President & CEO
                          Facsimile Number: (310) 830-2881

        With a copy to:   Fulbright & Jaworski, LLP
                          865 South Figueroa Street, 29th Floor
                          Los Angeles, CA 90017
                          Attention: David Ebershoff, Esq.
                          Facsimile Number: (213) 680-4518

     Any such notice, request, instruction or other document shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission, or on the third business day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this Section by giving notice in accordance herewith.

     14.4 Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

     14.5 Counterparts. This Agreement and any exhibit hereto may be executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

     14.6 Effect of Representations and Warranties. The representations and warranties contained in this Agreement or in any List shall terminate immediately after the Effective Time of the Merger.

     14.7 Third Parties. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than parties hereto. As used in this Agreement the term "parties" shall refer only to CWSG, Water Company or DSC as the context may require.

     14.8 Lists, Exhibits; Integration. Each List, exhibit and letter or other documents delivered pursuant to this Agreement or referred to in Section 2.8 shall be in writing and shall constitute a part of the Agreement, although Lists and letters or other documents need not be attached to each copy of this Agreement. Any information unintentionally omitted in any list furnished by one party to the other, but included in a separate list furnished by the same party to the other, shall be deemed included in the list from which the information was unintentionally omitted. This Agreement, together with such Lists, exhibits and letters or other documents, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

     14.9 Knowledge. Whenever any statement herein or in any List, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement only after conducting such investigation as may be reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation, if any, has been conducted.

     14.10 Governing Law. This Agreement is made and entered into in the State of California, except to the extent that the provisions of federal law are mandatorily applicable, and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

     14.11 Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

     14.12 Severability. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

     14.13 Waiver and Modification; Amendment. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Agreement of Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of CWSG, Water Company or DSC without action by their respective shareholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

     14.14 Attorneys' Fees. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     14.15 Arbitration. Any controversy arising out of, or relating to, this Agreement or the other transactions contemplated by this Agreement, or any modification or extension thereof, including any claim for damages, shall be settled by arbitration in San Francisco, California. Such arbitration shall be conducted in accordance with the commercial rules then obtaining of the American Arbitration Association, except as otherwise specified herein. The arbitration shall be conducted by a panel of three arbitrators. Each party shall select one arbitrator, and the two arbitrators so chosen shall select the third arbitrator. In the event that the two arbitrators chosen by the parties can not agree on the third arbitrator, the commercial rules then obtaining of the American Arbitration Association shall apply to determine who the third arbitrator shall be. The arbitration panel shall be selected within sixty (60) days after the date arbitration is first sought, and the arbitration panel shall render a decision on the matter within one hundred twenty (120) days after submission of the dispute to the arbitration panel, unless the parties agree in writing to a longer period of time. The decision of a majority of the arbitrators shall be binding upon both parties, and the parties hereby consent to the jurisdiction of any competent court for the purpose of the entry of a judgment upon any award rendered by the arbitration panel.

     14.16 Other Rights and Remedies. Notwithstanding any other provision of this Agreement, including, without limitation, Sections 14.1 and 14.2, as an inducement for DSC to enter into this Agreement, if this Agreement is terminated by DSC because of a failure by CWSG to comply with its obligations under Section 7.1(a) because CWSG entered into an agreement to acquire, merge or consolidate with another entity, which by its terms requires that the transactions contemplated by this Agreement shall not be completed by the Drop Dead Date or which transaction any Governmental Entity advised CWSG in writing would result in the disapproval of the transactions contemplated in this Agreement, if such transaction is consummated prior to termination of this Agreement or during the twelve-month period following termination of this Agreement, then, in addition to the Expenses provided for in Section 14.1 (but not limited to $1,500,000), DSC shall be entitled to all other rights and remedies available to it at law or in equity, which rights and remedies shall not be subject to the limitations contained in Section 14.1 and 14.2.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

                                          California Water Service Group,
                                          a California corporation

                                          By: /s/ ROBERT W. FOY
                                            ------------------------------------
                                            Robert W. Foy
                                            Chairman of the Board

                                          By: /s/ PETER C. NELSON
                                            ------------------------------------
                                            Peter C. Nelson
                                            President & Chief Executive Officer

                                          California Water Service Company,
                                          a California corporation

                                          By: /s/ ROBERT W. FOY
                                            ------------------------------------
                                            Robert W. Foy
                                            Chairman of the Board

                                          By: /s/ PETER C. NELSON
                                            ------------------------------------
                                            Peter C. Nelson
                                            President & Chief Executive Officer

                                          Dominguez Services Corporation,
                                          a California corporation

                                          By: /s/ BRIAN J. BRADY
                                            ------------------------------------
                                            Brian J. Brady
                                            Chairman of the Board and
                                            President & Chief Executive Officer

                                          By: /s/ JOHN S. TOOTLE
                                            ------------------------------------
                                            John S. Tootle

                                   EXHIBIT A

                              AGREEMENT OF MERGER

                                   Exhibit A

                              AGREEMENT OF MERGER

                                       OF
                        CALIFORNIA WATER SERVICE COMPANY
                                      AND
                         DOMINGUEZ SERVICES CORPORATION

     This Agreement of Merger is entered into as of this   day of
               ,      , among Dominguez Services Corporation, a California
corporation (herein "DSC"), California Water Service Company, a California corporation (herein "Subsidiary") and California Water Service Group, a California corporation (herein "Parent").

     1. DSC shall be merged into Subsidiary.

     2. Upon such merger, each outstanding share of DSC, other than shares held by shareholders who perfect their rights as dissenting shareholders under
California law, shall be converted to      shares of the Common Stock of Parent.

     3. Upon such merger, the outstanding shares of Subsidiary shall remain outstanding and are not affected by the merger.

     4. The articles of incorporation of Subsidiary are not amended by the merger.

     5. The conversion of shares as provided by this Agreement shall occur automatically upon the effective date without action by the holders thereof.

     6. Fractional shares shall not be issued, but cash shall be paid for any such fraction in an amount proportionate to the fair value of a whole share as determined by the board of directors of Parent and in accordance with the Agreement and Plan of Reorganization referred to in 10 below.

     7. Upon such merger, the separate existence of DSC ceases and Subsidiary shall succeed, without other transfer, to all the rights and property of DSC and shall be subject to all the debts and liabilities thereof in the same manner as if Subsidiary had itself incurred them. All rights of creditors and all liens upon the property of each corporation shall be preserved unimpaired, provided that such liens upon property of DSC shall be limited to the property affected thereby immediately prior to the time the merger is effective.

     8. Upon the merger becoming effective, DSC, through the persons who were its officers immediately prior to the merger, shall execute or cause to be executed such further assignments, assurances or other documents as may be necessary or desirable to confirm title to properties, assets and rights in Subsidiary.

     9. This Agreement is intended as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code.

     10. The corporations parties to this Agreement are also parties to an Agreement and Plan of Reorganization dated November 13, 1998. The two agreements are intended to be construed together in order to effectuate their purposes.

     11. The effective date of the merger is the date upon which a copy of this Agreement is filed with the Secretary of State of California.

     IN WITNESS WHEREOF, the parties have executed this Agreement.

                                          CALIFORNIA WATER SERVICE GROUP

                                          By:
                                            ------------------------------------

                                          By:
                                            ------------------------------------

                                          CALIFORNIA WATER SERVICE COMPANY

                                          By:
                                            ------------------------------------

                                          By:
                                            ------------------------------------

                                          DOMINGUEZ SERVICES CORPORATION

                                          By:
                                            ------------------------------------

                                          By:
                                            ------------------------------------

                                   EXHIBIT B

                          FORM OF AFFILIATE AGREEMENT

                                   Exhibit B

                                AFFILIATE LETTER

California Water Service Group
1720 North First Street
San Jose, CA 95112

Gentlemen:

     I have been advised that I might be considered to be an "affiliate" of Dominguez Services Corporation, a California corporation ("DSC"), for purposes of paragraphs (c) and (d) of Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and for purposes of generally accepted accounting principles ("GAAP") as such term relates to pooling-of-interests accounting treatment for certain business combinations under GAAP and the interpretations of the SEC or its staff, including, without limitation, Section 201.01 of the SEC's Codification of Financial Reporting Policies ("Section 201.01") and the SEC's Staff Accounting Bulletin No. 65.

     California Water Service Group ("CWSG"), California Water Service Company ("Water Company") and DSC have entered into an Agreement and Plan of Reorganization, dated as of November 13, 1998 (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, upon consummation of the Merger described therein (the "Merger"), I will be entitled to receive shares of CWSG common stock, no par value ("CWSG Stock"), in exchange for my shares of common stock of DSC ("DSC Stock"). This agreement is hereinafter referred to as this "Letter Agreement."

     A. I represent and warrant to, and agree with, CWSG as follows;

     1. I have read this Letter Agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of CWSG Stock and DSC Stock, to the extent I felt necessary, with my counsel or counsel for DSC.

     2. I have been advised that any issuance of shares of CWSG Stock to me pursuant to the Merger will be registered with the SEC. I have also been advised, however, that, because I may be an "affiliate" of DSC at the time the Merger will be submitted for a vote of the shareholders of DSC and my offer, sale, transfer or other disposition of shares of CWSG Stock has not been registered under the Act, I shall not make any offer, sale, pledge, transfer or other disposition of such shares unless (i) such offer, sale, transfer or other disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Act (and I agree to provide those representations as CWSG may reasonably request in order to determine such conformity) or (iii) in an opinion of counsel, in form and substance reasonably satisfactory to CWSG, some other exemption from registration is available with respect to any such proposed disposition of such shares. I further agree that I will not cause my shares to become dissenting shares as defined in sec. 1300 of the CGCL.

     3. Notwithstanding the foregoing and any other agreements on my part in connection with CWSG Stock and any other capital stock of CWSG and DSC Stock and any other capital stock of DSC, I hereby agree that I will not, without prior written consent of CWSG, pledge, sell or otherwise reduce my risk relative to any shares of DSC Stock or CWSG Stock (whether received in the Merger or otherwise) during the period commencing 30 days prior to the effective date of the Merger and continuing until financial results covering at least thirty (30) days of combined operations have been published following the effective date of the Merger within the meaning of Section 201.01; provided, however, that this paragraph shall not prevent me from selling, transferring or disposing (in each case, with prior written approval of CWSG) of such number of shares of CWSG Stock or DSC Stock as will not, in the reasonable judgment of accountants to CWSG, interfere with or prevent the Merger from being accounted for as a "pooling-of-interests."

Affiliate Letter
Page 2

     4. Stop transfer instructions may be given to the transfer agent of DSC with respect to the shares of DSC Stock and to the transfer agent of CWSG with respect to the shares of CWSG Stock in connection with the restrictions set forth herein, and there will be placed on the certificate representing shares of CWSG Stock I receive pursuant to the Merger, or any certificates delivered in substitution therefor, a legend stating in substance:

     The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement between the registered holder hereof and CWSG, a copy of which agreement is on file at the principal offices of CWSG. A copy of such agreement shall be provided to the holder hereof without charge upon receipt by CWSG of a written request.

     5. Unless a transfer of my shares of CWSG Stock is a sale made in conformity with the provisions of Rule 145(d) under the Act, or made pursuant to any effective registration statement under the Act, CWSG reserves the right to put an appropriate legend on the certificates issued to my transferee.

     6. I recognize and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least a 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least a 10% of any class of equity securities or of the equity interest.

     7. I further recognize that in the event I become a director or officer of CWSG upon consummation of the Merger, any purchase or sale of the capital stock of CWSG by me may be subject to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     8. Execution of this letter should not be construed as an admission on my part that I am an "affiliate" of DSC as described in the first paragraph of this Letter Agreement or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after that date of this Letter Agreement.

     It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth in Paragraph 4 above shall be lifted forthwith upon the later of (i) such time as financial results covering at least thirty
(30) days of combined operations following the effective date of the Merger have been published within the meaning of Section 201.01 and (ii) delivery by the undersigned to CWSG of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to CWSG, or representations or other evidence reasonably satisfactory to CWSG, to the effect that a transfer of my shares of CWSG Stock represented by such certificate or certificates will not violate the Act or any of the rules and regulations of the SEC thereunder. In addition, it is understood and agreed that the legend set forth in Paragraph 4 above shall be removed forthwith from the certificate or certificates representing my shares of CWSG Stock if I shall have delivered to CWSG a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to CWSG or other representations or evidence reasonably satisfactory to CWSG that a transfer of my shares of CWSG Stock represented by such certificate or certificates will be a sale made in conformity with the provisions of Rule 145(d) under the Act, or made pursuant to an effective registration statement under the Act, or that such legend is not required for purposes of the Securities Act or the rules and regulation promulgated thereunder.

Affiliate Letter
Page 3

     This Letter Agreement shall be binding on my heirs, legal representative and successors.

                                          Very truly yours,

                                          --------------------------------------

                                          Dated:
                                              ----------------------------------

Accepted this                day
of                , 199

California Water Service Group
By:
    --------------------------------------------------------
Name:
Title:

                               AMENDMENT NO. 1 TO


                      AGREEMENT AND PLAN OF REORGANIZATION



     THIS AMENDMENT NO. 1 ("Amendment No. 1") to that certain Agreement and Plan of Reorganization among the parties hereto and dated as of November 13, 1998 (the "Agreement") is made and entered into as of the 22nd day of March, 1999, by and among CALIFORNIA WATER SERVICE GROUP, a California Corporation ("CWSG"), CALIFORNIA WATER SERVICE COMPANY, a California corporation and wholly owned subsidiary of CWSG ("Water Company"), and DOMINGUEZ SERVICES CORPORATION, a California corporation ("DSC").



     WHEREAS, DSC has received an unsolicited offer from another publicly owned water utility and has deemed it to be a Superior Offer, and, in response thereto, CWSG has determined to increase its bid; and



     WHEREAS, the above parties deem it to be advisable and in the best interest of their respective shareholders to enter into this Agreement No. 1; and



     WHEREAS, the Boards of Directors of CWSG, Water Company and DSC have approved the Agreement and the transactions contemplated thereby and have authorized the officers of the respective parties to take such further actions as they deem necessary or advisable to carry out the provisions of the Agreement;



     NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto do covenant and agree as follows:



          1. Unless otherwise set forth herein, capitalized terms have the meaning set forth in the Agreement.



          2. Amend Article I ("DEFINITIONS") of the Agreement to add the following definitions:



        "Base Numerator" has the meaning set forth in Section 2.3(a).



        "Denominator" has the meaning set forth in Section 2.3(a).



        "Market Price" has the meaning set forth in Section 2.3(a).



          3. Amend Section 2.3, subdivision (a) to read:



             2.3 Conversion of DSC Stock. (a) On the Effective Time of the Merger, pursuant to the Agreement of Merger, each outstanding share of DSC Stock excluding, if any, DSC Perfected Dissenting Shares or shares of DSC Stock held by CWSG shall, without any further action on the part of DSC or the holders of any such shares, be converted into the right to receive a number of shares of CWSG Stock determined as set forth below (the "Conversion Ratio"). The Conversion Ratio shall be equal to $33.75 (the "Base Numerator") divided by either (i) the Market Price of CWSG Stock if the Market Price of CWSG Stock is no greater than $27.00 and no less than $22.65, (ii) $27.00 if the Market Price of CWSG Stock is greater than $27.00, in which case the Conversion Ratio shall equal 1.25, or (iii) $22.65, if the price of CWSG Stock is less than $22.65, in which case the Conversion Ratio shall be 1.49 (as applicable, the "Denominator"). The "Market Price" of CWSG Stock means the average closing price per share of CWSG Stock on the NYSE for each of the twenty consecutive trading days prior to and including the fifth trading day prior to the Closing Date.



          4. Amend Section 9.1 as follows:



             9.1 Shareholder Approval. The Agreement and the transactions contemplated hereby shall have received all requisite approvals of the shareholders of DSC no later than the later of (i) May 7, 1999 or (i) 45 days after the effective date of the Registration Statement, on S-4 filed with the SEC on January 28, 1999, and all amendments thereafter.



          5. In all other respects the Agreement is hereby ratified and affirmed.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties to this Amendment No. 1 have duly executed this Amendment No. 1 as of the day and year first above written.

                                          CALIFORNIA WATER SERVICE GROUP,
                                          a California corporation

                                          By: /s/ ROBERT W. FOY
                                            ------------------------------------
                                            Robert W. Foy
                                            Chairman of the Board

                                          By: /s/ PETER C. NELSON
                                            ------------------------------------
                                            Peter C. Nelson
                                            President & Chief Executive Officer

                                          CALIFORNIA WATER SERVICE COMPANY,
                                          a California corporation

                                          By: /s/ ROBERT W. FOY
                                            ------------------------------------
                                            Robert W. Foy
                                            Chairman of the Board

                                          By: /s/ PETER C. NELSON
                                            ------------------------------------
                                            Peter C. Nelson
                                            President & Chief Executive Officer

                                          DOMINGUEZ SERVICES CORPORATION,
                                          a California corporation

                                          By: /s/ BRIAN J. BRADY
                                            ------------------------------------
                                            Brian J. Brady
                                            Chairman of the Board and
                                            President & Chief Executive Officer

                                          By: /s/ JOHN S. TOOTLE
                                            ------------------------------------
                                            John S. Tootle
                                            Chief Financial Officer

                                   APPENDIX B



                     [PAINEWEBBER INCORPORATED LETTERHEAD]



April   , 1999



Board of Directors


Dominguez Services Corporation


21718 South Alameda Street


Long Beach, CA 90810



Madame and Gentlemen:



     Dominguez Services Corporation (the "Company"), California Water Service Group ("California Water") and California Water Service Company (the "Subsidiary") have entered into an Agreement and Plan of Reorganization (which, together with the Amendment No. 1 to the Agreement and Plan of Reorganization, constitute the "Agreement") pursuant to which the Company will merge with and into Subsidiary (the "Merger"). Capitalized terms used herein without definition have the meanings assigned to them in the Agreement. At the Effective Time of the Merger, pursuant to the Agreement, each outstanding share of the Company's common stock, $1.00 par value ("Company Common Stock"), excluding, if any, Perfected Dissenting Shares or shares of the Company's Common Stock held by California Water shall, without further action on the part of the Company or the holders of any such Company Common Stock, be converted into the right to receive a number of shares of California Water common stock, no par value, determined as set forth below. The Conversion Ratio shall be equal to $33.75 divided by either
(i) the Market Price (defined as the average closing price per share of California Water common stock on the New York Stock Exchange for each of the twenty consecutive trading days prior to and including the fifth trading day prior to the Closing Date) of California Water common stock if the Market Price of California Water common stock is no greater than $27.00 and no less than $22.65, (ii) $27.00 if the Market Price of California Water common stock is greater than $27.00, in which case the Conversion Ratio shall equal 1.25, or
(iii) $22.65 if the Market Price of California Water common stock is less than $22.65, in which case the Conversion Ratio shall equal 1.49.



     You have asked us whether or not, in our opinion, the Conversion Ratio is fair, from a financial point of view to the shareholders of the Company.



     In arriving at the opinion set forth below, we have, among other things:



          (1) Reviewed, among other public information, the Company's Annual Reports, Forms 10-K and related financial information for the four fiscal years ended December 31, 1998;



          (2) Reviewed, among other public information, California Water's Annual Reports, Forms 10-K and related financial information for the four fiscal years ended December 31, 1998;



          (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company and California Water, furnished to us by the Company and California Water, respectively;



          (4) Conducted discussions with members of senior management of the Company and California Water concerning their respective businesses and prospects;



          (5) Compared the historical market prices and trading activity for the Shares and the California Water shares with those of certain publicly traded companies which we deemed to be relevant;



          (6) Compared the financial position and results of operations of the Company and California Water with those of certain publicly traded companies which we deemed to be relevant;

Board of Directors


Dominguez Services Corporation


April   , 1998


Page 2



          (7) Compared the proposed financial terms of the Merger with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;



          (8) Considered the potential pro forma effects of the Merger on California Water;



          (9) Reviewed the Agreement and Plan of Reorganization and Amendment No. 1 to the Agreement and Plan of Reorganization presented to the Company's Board of Directors; and



          (10) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary including our assessment of regulatory, general economic, market and monetary conditions.



     In preparing our opinion, we have relied on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to us by or on behalf of the Company and California Water and we have not independently verified such information. With respect to the financial forecasts examined by us, we have assumed, with your consent, that they were reasonably prepared and reflect the best currently available estimates and good faith judgments of the managements of the Company and California Water as to the future performance of the Company and California Water, respectively. We have also relied upon assurances of the managements of the Company and California Water that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or California Water, nor have we been furnished with any such evaluations or appraisals. We have also assumed, with your consent, that: (i) the Merger will be accounted for under the pooling-of-interests method of accounting; (ii) the Merger will be a tax-free reorganization; and (iii) any material liabilities (contingent or otherwise, known or unknown) of the Company or California Water are as set forth in the consolidated financial statements of the Company and California Water, respectively.



     Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote on the Merger.



     This opinion does not address the relative merits of the Merger and any other transactions or business strategies that may have been discussed by the Board of Directors of the Company as alternatives to the Merger or the decision of the Board of Directors of the Company to proceed with the Merger. PaineWebber Incorporated was not requested or authorized to solicit, and did not solicit, potential purchasers of the Company. No opinion is expressed herein as to the price at which California Water shares may trade at any time subsequent to the Merger. Our opinion is based on regulatory, general economic, market and monetary conditions existing on the date hereof.



     In the ordinary course of our business, we may trade in the securities of the Company and California Water for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.



     PaineWebber Incorporated is currently acting as financial advisor to the Company in connection with the Merger and will receive a fee in connection with the rendering of this opinion and upon consummation of the Merger. In the past, PaineWebber Incorporated and its affiliates have provided investment banking services to the Company and have received fees for rendering these services. In addition, a representative of PaineWebber Incorporated, is a member of the Board of Directors of the Company.



     On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Conversion Ratio is fair, from a financial point of view, to the shareholders of the Company.

Board of Directors


Dominguez Services Corporation


April [  ], 1998


Page 3



     This opinion has been prepared at the request and for the use of the Board of Directors of the Company in connection with the Merger and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of PaineWebber Incorporated; provided, however, that this letter may be reproduced in full in a Proxy Statement/Prospectus relating to the Merger.



                                          Very truly yours,


                                          PAINEWEBBER INCORPORATED

                                             /s/ PAINEWEBBER INCORPORATED

                                          --------------------------------------

                                   APPENDIX C


                     [PAINEWEBBER INCORPORATED LETTERHEAD]

November 13, 1998

Board of Directors
Dominguez Services Corporation
21718 South Alameda Street
Long Beach, CA 90810

Madame and Gentlemen:

     Dominguez Services Corporation (the "Company"), California Water Service Group ("California Water") and California Water Service Company (the "Subsidiary") propose to enter into an Agreement and Plan of Reorganization (the "Agreement") pursuant to which the Company will merge with and into Subsidiary (the "Merger"), in which each share of the Company's common stock, par value $1.00 (the "Shares") will be converted into the right to receive 1.18 (the "Exchange Ratio") shares of California Water common stock, no par value.

     You have asked us whether or not, in our opinion, the Exchange Ratio is fair, from a financial point of view to the shareholders of the Company.

     In arriving at the opinion set forth below, we have, among other things:

      (1) Reviewed, among other public information, the Company's Annual Reports, Forms 10-K and related financial information for the four fiscal years ended December 31, 1997 and a draft of the Company's Form 10-Q and the related unaudited financial information for the nine months ended September 30, 1998;

      (2) Reviewed, among other public information, California Water's Annual Reports, Forms 10-K and related financial information for the four fiscal years ended December 31, 1997 and California Water's Form 10-Q and the related unaudited financial information for the nine months ended September 30, 1998;

      (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company and California Water, furnished to us by the Company and California Water, respectively;

      (4) Conducted discussions with members of senior management of the Company and California Water concerning their respective businesses and prospects;

      (5) Compared the historical market prices and trading activity for the Shares and the California Water shares with those of certain publicly traded companies which we deemed to be relevant;

      (6) Compared the financial position and results of operations of the Company and California Water with those of certain publicly traded companies which we deemed to be relevant;

      (7) Compared the proposed financial terms of the Merger with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

      (8) Considered the potential pro forma effects of the Merger on California Water;

      (9) Reviewed a draft of the Agreement in the form presented to the Company's Board of Directors; and

     (10) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary including our assessment of regulatory, general economic, market and monetary conditions.

Board of Directors
Dominguez Services Corporation
November 13, 1998
Page 2

     In preparing our opinion, we have relied on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to us by or on behalf of the Company and California Water and we have not independently verified such information. With respect to the financial forecasts examined by us, we have assumed, with your consent, that they were reasonably prepared and reflect the best currently available estimates and good faith judgments of the managements of the Company and California Water as to the future performance of the Company and California Water, respectively. We have also relied upon assurances of the managements of the Company and California Water that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or California Water, nor have we been furnished with any such evaluations or appraisals. We have also assumed, with your consent, that: (i) the Merger will be accounted for under the pooling-of-interests method of accounting; (ii) the Merger will be a tax-free reorganization; and (iii) any material liabilities (contingent or otherwise, known or unknown) of the Company or California Water are as set forth in the consolidated financial statements of the Company and California Water, respectively.

     Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote on the Merger.

     This opinion does not address the relative merits of the Merger and any other transactions or business strategies that may have been discussed by the Board of Directors of the Company as alternatives to the Merger or the decision of the Board of Directors of the Company to proceed with the Merger. PaineWebber Incorporated was not requested or authorized to solicit, and did not solicit, potential purchasers of the Company. No opinion is expressed herein as to the price at which California Water shares may trade at any time subsequent to the Merger. Our opinion is based on regulatory, general economic, market and monetary conditions existing on the date hereof.

     In the ordinary course of our business, we may trade in the securities of the Company and California Water for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

     PaineWebber Incorporated is currently acting as financial advisor to the Company in connection with the Merger and will receive a fee in connection with the rendering of this opinion and upon consummation of the Merger. In the past, PaineWebber Incorporated and its affiliates have provided investment banking services to the Company and have received fees for rendering these services. In addition, a representative of PaineWebber Incorporated, is a member of the Board of Directors of the Company.

     On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the shareholders of the Company.

     This opinion has been prepared at the request and for the use of the Board of Directors of the Company in connection with the Merger and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of PaineWebber Incorporated; provided, however, that this letter may be reproduced in full in a Proxy Statement/Prospectus relating to the Merger.

                                          Very truly yours,

                                          PAINEWEBBER INCORPORATED

                                             /s/ PAINEWEBBER INCORPORATED

                                          --------------------------------------

                                   APPENDIX D


                          CALIFORNIA CORPORATIONS CODE
                                   CHAPTER 13
                               DISSENTERS' RIGHTS

SECTION 1300. Right to Require Purchase -- "Dissenting Shares" and "Dissenting Shareholder" Defined

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stocks or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this Section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph
     (I) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted the endorsement, in accordance with Section 1302.

          (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301. Demand for Purchase

     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's rights under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof ( I ) in the case of shares described in clause (i) or (ii) of paragraph (I) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302. Endorsement of Shares

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement. and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303. Agreed Price -- Time for Payment

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with he secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied. whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304. Dissenter's Action to Enforce Payment

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determined, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305. Appraisers' Report -- Payment -- Costs

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and the interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision
(a) of Section 1301).

SECTION 1306. Dissenting Shareholder's Status as Creditor

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307. Dividends Paid as Credit Against Payment

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308. Continuing Rights and Privileges of Dissenting Shareholders

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto

SECTION 1309. Termination of Dissenting Shareholder Status

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

          (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

          (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price for the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As authorized by Section 204 of the California Corporations Code, the Restated Articles of Incorporation of California Water Service Group ("Group") eliminates to the fullest extent permitted by California law the personal liability of its directors for monetary damages.

     Section 6.2 of the Restated Articles of Incorporation of Group provides as follows:

          Group shall indemnify any person who is or was a party or is threatened to be made a party to any proceeding (as defined in Section 317 of the California Corporations Code) by reason of the fact that such person is or was an agent (as defined in Section 317 of the California Corporations Code) of Group, to the fullest extent permitted by Section 317 of the California Corporations Code. Group is authorized to provide indemnification of agents for breach of duty to Group and its stockholders through by-law provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

          Insurance coverage exists for claims made against Directors and Officers for wrongful acts while acting in their individual or collective capacities as Directors and Officers of Group. Corporate reimbursement coverage applies for those expenses which are paid on behalf of Directors and Officers under the by-laws of Group. Insured persons include any person who was, is now, or shall be a Director, Officer, or Trustee of Group and any other employee of Group who may be acting in the capacity of a Director, Officer, or Trustee of Group with the express authorization of a Director, Officer, or Trustee of Group. The policy of insurance is a claims-made policy.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS


EXHIBIT
 INDEX                            DESCRIPTION
-------                           -----------
 2.1      Agreement And Plan Of Reorganization By And Among California
          Water Service Group ("Group"), California Water Service
          Company (the "Company") and Dominguez Services Corporation
          ("Dominguez"), dated as of November 13, 1998, as amended
          March 22, 1999.*
 3.1      Restated Articles of Incorporation of Group, which is
          incorporated herein by reference to Exhibit B to the Proxy
          Statement/Prospectus included in Part I of Group's
          Registration Statement on Form S-4 (File No. 333-22915)
          filed with the Securities and Exchange Commission on March
          6, 1997.**
 3.2      By-laws of Group, as amended, which is incorporated herein by reference to Exhibit C to the Proxy Statement/Prospectus included in Part I of Group's Registration Statement on Form
          S-4 (File No. 333-22915) filed with the Securities and
          Exchange Commission on March 6, 1997, and to Exhibit 10.18
          to Group's Registration Statement on Form 10-Q (File No.
          001-13883) filed with the Securities and Exchange Commission on November 5, 1998.**
 4.1      Specimen Certificates for shares of Common and Preferred
          Stock of Group.***
 4.2      Mortgage of Chattels and Trust Indenture dated April 1, 1928 pertaining to Company; Eighth Supplemental Indenture dated
          November 1, 1945, covering First Mortgage 3.25% Bonds,
          Series C; Twenty-First Supplemental Indenture dated October
          1, 1972, covering First Mortgage 7.875% Bonds, Series P;
          Twenty-Fourth Supplemental Indenture dated November 1, 1973, covering First Mortgage 8.50% Bonds, Series S (Exhibits
          2(b), 2(c), 2(d), Registration Statement No. 2-53678, of
          which certain exhibits are incorporated by reference to
          Registration Statement Nos. 2-2187, 2-5923, 2-5923, 2-9681,
          2-10517 and 2-11093).**

EXHIBIT
 INDEX                            DESCRIPTION
-------                           -----------
 4.3      Thirty-third Supplemental Indenture dated as of May 1, 1988, covering First Mortgage 9.48% Bonds, Series BB. (Exhibit 4 to Form 10-Q dated September 30, 1988, File No. 0-464).**
 4.4      Thirty-Fourth Supplemental Indenture dated as of November 1,
          1990, covering First Mortgage 9.86% Bonds, Series CC
          (Exhibit 4 to Form 10-K for fiscal year 1990, File No.
          0-464).**
 4.5      Thirty-Fifth Supplemental Indenture dated as of November 1,
          1992, covering First Mortgage 8.63% Bonds, Series DD
          (Exhibit 4 to Form 10-Q dated September 30, 1992, File No.
          0-464).**
 4.6      Thirty-Sixth Supplemental Indenture dated as of May 1, 1993, covering First Mortgage 7.90% Bonds Series EE (Exhibit 4 to
          Form 10-Q dated June 30, 1993, File No. 0-464).**
 4.7      Thirty-Seventh Supplemental Indenture dated as of September
          1, 1993, covering First Mortgage 6.95% Bonds, Series FF
          (Exhibit 4 to Form 10-Q dated September 30, 1993, File No.
          0-464).**
 4.8      Thirty-Eighth Supplemental Indenture dated as of October 15,
          1993, covering First Mortgage 6.98% Bonds, Series GG
          (Exhibit 4 to Form 10-K for fiscal year 1994, File No.
          0-464).**
 4.9      Note Agreement dated August 15, 1995, pertaining to issuance by Company of $20,000,000, 7.28% Series A unsecured Senior
          Notes, due November 1, 2025 (Exhibit 4 to Form 10-Q dated
          September 30, 1995 File No. 0-464).**
 4.10     Shareholder Rights Plan; an agreement between Group and
          BankBoston, N.A., rights agent, dated January 28, 1998
          (Exhibit 1 for Form 8-A and Exhibit 1 to Form 8-K dated
          February 13, 1998).**
 5.1      Opinion of Nossaman, Guthner, Knox & Elliott, LLP as to the
          legality of shares of Group Common Stock being
          registered.***
 8.1      Opinion of KPMG LLP as to tax consequences of the merger.***
10.1      Water Supply Contract between the Company and the County of
          Butte relating to the Company's Oroville District; Water
          Supply Contract between the Company and the Kern County
          Water Agency relating to the Company's Bakersfield District;
          Water Supply Contract between the Company and Stockton East
          Water District relating to the Company's Stockton District
          (Exhibits 5(g), 5(h), 5(i), 5(j), Registration Statement No.
          2-53678, which incorporates said exhibits by reference to
          Form 1O-K for fiscal year 1974, File No. 0-464).**
10.2      Settlement Agreement and Master Water Sales Contract between the City and County of San Francisco and Certain Suburban
          Purchasers dated August 8, 1984; Supplement to Settlement
          Agreement and Master Water Sales Contract, dated August 8,
          1984; Water Supply Contract between the Company and the City and County of San Francisco relating to the Company's Bear
          Gulch District dated August 8, 1984; Water Supply Contract between the Company and the City and County of San Francisco relating to the Company's San Carlos District dated August
          8, 1984; Water Supply Contract between the Company and the
          City and County of San Francisco relating to the Company's
          San Mateo District dated August 8, 1984; Water Supply
          Contract between the Company and the City and County of San
          Francisco relating to the Company's South San Francisco
          District dated August 8, 1984 (Exhibit 10.2 to Form 10-K for fiscal year 1984, File No. 0-464).**
10.3      Water Supply Contract dated January 27, 1981, between the
          Company and the Santa Clara Valley Water District relating to the Company's Los Altos District (Exhibit 10.3 to Form
          10-K for fiscal year 1992, File No. 0-464).**
10.4      Amendments No. 3, 6 and 7 and Amendment dated June 17, 1980, to Water Supply Contract between the Company and the County of Butte relating to the Company's Oroville District
          (Exhibit 10.5 to Form 10-K for fiscal year 1992, File No.
          0-464).**
10.5      Amendment dated May 31, 1977, to Water Supply Contract
          between the Company and Stockton-East Water District
          relating to the Company's Stockton District (Exhibit 10.6 to
          Form 10-K for fiscal year 1992, File No. 0-464).**

EXHIBIT
 INDEX                            DESCRIPTION
-------                           -----------
10.6      Second Amended Contract dated September 25, 1987 among the
          Stockton East Water District, the Company, the City of
          Stockton, the Lincoln Village Maintenance District, and the
          Colonial Heights Maintenance District Providing for the Sale
          of Treated Water (Exhibit 10.7 to Form 10-K for fiscal year
          1987, File No. 0-464).**
10.7      Water Supply Contract dated April 19, 1927, and Supplemental
          Agreement dated June 5, 1953, between the Company and
          Pacific Gas and Electric Company relating to the Company's
          Oroville District (Exhibit 10.9 to Form 10-K for fiscal year
          1992, File No. 0-464).**
10.8      Company Pension Plan (Exhibit 10.10 to Form 10-K for fiscal year 1992, File No. 0-464).**
10.9      Company Supplemental Executive Retirement Plan (Exhibit
          10.11 to Form 10-K for fiscal year 1992, File No. 0-464).**
10.10     Agreement dated February 27, 1996 between the City of
          Hawthorne and Company for the 15 year lease of the City's
          water system (Exhibit 10.17 to Form 10-Q dated March 31,
          1996).**
10.11     Water Supply Agreement dated September 25, 1996 between City of Bakersfield and Company (Exhibit 10.18 to Form 10-Q dated
          September 30, 1996).**
10.12     Agreement of Merger dated March 6, 1997 by and among
          Company, CWSG Merger Company and Group. (Filed as Exhibit A
          of the 1997 Company Proxy Statement/Prospectus which was
          incorporated by reference in the Form 10-K for 1997).**
10.13     Dividend Reinvestment and Stock Purchase Plan dated February
          17, 1998 (Filed on Form S-3, Registration Statement No.
          333-46447).**
10.14     Company Employees Savings Plan. (Exhibit 10.14 to Form 10-K
          for fiscal year 1997).**
10.15     Group Directors Deferred Compensation Plan (Exhibit 10.15 to
          Form 10-K for fiscal year 1997).**
10.16     Group Directors Retirement Plan (Exhibit 10.16 to Form 10-K
          for fiscal year 1997).**
10.17     $50,000,000 Business Loan Agreements between Group, Company and CWS Utility Services and Bank of America dated March 16,
          1998, expiring April 30, 1999 (Exhibit 10.17 to Form 10-K
          for the year 1997).**
13        Group's Form 10-Q (File No. 001-13883) filed with the
          Securities and Exchange Commission on November 5, 1998.**
21        List of Subsidiaries of Group.***
23.1      Consent of KPMG LLP, independent auditors.***
23.2      Consent of Arthur Andersen, LLP independent public
          accountants.***
23.3      Consent of Nossaman, Guthner, Knox & Elliott, LLP (included in the opinion filed as Exhibit 5.1).
23.4      Consents of PaineWebber, Incorporated (included in the
          opinions filed as Appendix "B" and Appendix "C" to this
          Registration Statement).
99.1      Form of Proxy.***


---------------
* Filed as Annex to the Proxy Statement/Prospectus constituting part of this Registration Statement and incorporated herein by reference.

**  Incorporated by reference to the filings indicated.


*** Filed herewith.

ITEM 22. UNDERTAKINGS

     (1) The undersigned Registrant hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act") each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned Registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (4) The Registrant undertakes that every prospectus (i) that is filed pursuant to Paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) In so far as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10b, 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (7) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on April 2, 1999.


                                          CALIFORNIA WATER SERVICE GROUP

                                          By: /s/    PETER C. NELSON
                                            ------------------------------------
                                                      Peter C. Nelson
                                             President, Chief Executive Officer
                                                         and Director
                                               (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                                                          President, Chief Executive
-----------------------------------------------------   Officer and Director (Principal
Peter C. Nelson                                               Executive Officer)

                                                        Vice President, Chief Financial
-----------------------------------------------------  Officer and Treasurer (Principal
Gerald F. Feeney                                              Financial Officer)

                                                       Controller (Principal Accounting
-----------------------------------------------------              Officer)
Calvin L. Breed

                                                           Chairman of the Board and
-----------------------------------------------------              Director
Robert W. Foy

                                                                   Director
-----------------------------------------------------
Edward D. Harris, Jr., M.D.

                                                                   Director
-----------------------------------------------------
Robert K. Jaedicke

                                                                   Director
-----------------------------------------------------
Richard P. Magnuson

                                                                   Director
-----------------------------------------------------
Linda R. Meier

                                                                   Director
-----------------------------------------------------
C.H. Stump

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                                                                   Director
-----------------------------------------------------
George A. Vera

                                                                   Director
-----------------------------------------------------
J. W. Weinhardt



By: /s/ PETER C. NELSON

    --------------------------------

    Peter C. Nelson
    Attorney-in-fact
    April 2, 1999

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION                             PAGE
-------                           -----------                             ----
4.1       Specimen Certificates for shares of common and preferred
          stock of California Water Service Group*....................
5.1       Opinion of Nossaman, Guthner, Knox & Elliott, LLP as to the
          legality of shares of California Water Service Group Stock being registered*...........................................
8.1       Opinion of KPMG LLP as to tax consequences of the merger*...
21        List of subsidiaries of California Water Service Group*.....
23.1      Consent of KPMG LLP, independent auditors*..................
23.2      Consent of Arthur Andersen, LLP independent public
          accountants*................................................
99.1      Form of proxy card for special meeting of shareholders of
          Dominguez Services Corporation*.............................


---------------

* Filed herewith.